As filed with the Securities and Exchange Commission on August 12, 2004

Registration No. 333-112371

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM SB-2/A

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

(Amendment No. 4)

Dwango North America Corp.

(Name of Small Business Issuer in Its Charter)

Nevada	4812	84-1407365
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

200 West Mercer Street

Suite 501

Seattle, Washington 98119

(206) 286-1440

(Address and telephone number of principal executive offices and principal place of business)

Rick J. Hennessey

Chief Executive Officer

Dwango North America Corp.

200 West Mercer Street

Suite 501

Seattle, Washington 98119

(206) 286-1440

(Name and telephone number of agent for service)

Copy to:

Gary T. Moomjian, Esq.

Moomjian & Waite, LLP

100 Jericho Quadrangle—Suite 225

Jericho, New York 11753

(516) 937-5900

Approximate Date of Commencement of Proposed Sale to the Public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information contained in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is declared effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED AUGUST 12, 2004

PRELIMINARY PROSPECTUS

DWANGO NORTH AMERICA CORP.

9,518,782 shares of common stock

This prospectus relates to the resale of up to 9,518,782 shares of our common stock by the selling securityholders named in this prospectus from time to time. The shares of common stock offered for resale hereby consist of 1,134,435 shares of our common stock currently issued and outstanding, 2,681,109 shares of our common stock underlying 8% senior convertible promissory notes due 2006 issued by us (including interest on such note), 1,802,043 shares of our common stock underlying a 9% senior convertible note due 2007 issued by us (including interest on such note), and 3,901,195 shares of our common stock issuable upon the exercise of warrants issued by us. The shares offered for resale hereby are 35% greater than the 7,063,951 shares of our common stock issued and outstanding as of August 9, 2004 and 1,342% greater than the 660,051 shares currently in the public float.

We will not receive any of the proceeds from the sale of the shares of common stock, other than the exercise price, if any, to be received upon exercise of the warrants. We have agreed to bear all of the expenses in connection with the registration and sale of the shares, except for any applicable underwriting discounts, brokerage fees or commissions and transfer taxes, as well as the fees and disbursements of the selling securityholders’ counsel and advisors.

Our common stock is traded on the Over-the-Counter Bulletin Board under the symbol DWGN. On August 4, 2004, the closing price of our common stock was $0.90 per share.

The securities offered in this prospectus involve a high degree of risk. Among other things, we only have sufficient cash resources to operate our business until approximately August 31, 2004 and we received an opinion from our independent auditors with respect to our financial statements as of and for the year ended December 31, 2003 which contained an explanatory paragraph discussing the existence of substantial doubt regarding our ability to continue as a going concern.

You should carefully read and consider the “Risk Factors” commencing on page 4 for information that should be considered in determining whether to purchase any of the securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2004

PROSPECTUS SUMMARY

You should read the following summary together with the more detailed information regarding our company and the common stock being sold in this offering, including the risk factors and the financial statements and related notes, included elsewhere in this prospectus.

On September 29, 2003, we acquired substantially all of the outstanding securities of Dwango North America, Inc., a Texas corporation incorporated on November 20, 2000, pursuant to an exchange offer completed with the securityholders of Dwango North America, Inc. We are a Nevada corporation incorporated on May 16, 1997. Following the acquisition, although we maintained our corporate and legal identity, we changed our name from Woodland Hatchery, Inc. to Dwango North America Corp. Pursuant to the acquisition, Dwango North America, Inc. became a substantial majority-owned subsidiary of ours. It has since become a wholly-owned subsidiary. In that the securityholders of Dwango North America, Inc. acquired a majority of the voting securities of our company, Dwango North America, Inc. was deemed to be the accounting acquiror. Unless the context otherwise requires, references in this prospectus to our company for periods prior to September 29, 2003 are to Dwango North America, Inc.

On February 4, 2004, we acquired Over-the-Air Wireless, Inc., a Washington corporation incorporated on May 24, 2002, by means of a merger of such company into OTA Acquisition Corp., a wholly-owned subsidiary of ours formed for such purpose. The acquisition has been treated as a purchase of assets for accounting purposes. Three of the four shareholders of Over-the-Air Wireless, Inc. worked for us at the time of such acquisition.

Certain of our operations are conducted through Dwango North America, Inc. Unless the context otherwise requires, reference to our company and its operations include the operations of Dwango North America, Inc.

We are a development stage company. We have had only minimal revenues to date, have achieved losses since inception, and rely upon the sale of our securities to fund our operations.

We currently have 7,063,951 shares of common stock outstanding, 660,051 of which are currently in the public float. In connection with the exchange offer, we effected a one-for-4.5 reverse stock split of our common stock. All common stock data set forth herein has been adjusted to reflect this reverse stock split.

Our Business

We develop and distribute wireless applications for users of next generation wireless devices. We currently distribute games and polyphonic musical ringtones that can be played on cell phones. We are an early entrant into this market in the United States, a market that we anticipate will grow rapidly. We currently distribute our content through agreements with wireless carriers and handset manufacturers. In addition to publishing our own content, we publish licensed content from third parties for distribution through our channels.

Our principal executive office is located at 200 West Mercer Street, Suite 501, Seattle, Washington 98119. Our telephone number at that location is (206) 286-1440. Our internet address is www.dwango.com. The information contained on our website is not incorporated by reference in this prospectus and shall not be considered a part of this prospectus.

The Offering

Shares offered:	9,518,782 shares of common stock to be offered by the selling securityholders as follows:

• 1,134,435 of which are currently issued and outstanding;

• 2,681,109 of which may be issued upon conversion of our 8% senior convertible promissory notes due 2006 and in payment of interest on such note;

• 1,802,043 of which may be issued upon conversion of our 9% senior convertible note due 2007 and in payment of interest on such note; and

• 3,901,195 of which may be issued upon exercise of our warrants.

Use of proceeds:	We will not receive any of the proceeds from the sale of the shares of common stock offered in this prospectus, other than the exercise price, if any, to be received upon exercise of the warrants.

Summary Financial Information

The following summary financial information has been derived from our financial statements as of and for the years ended December 31, 2003 and 2002, the three months ended March 31, 2004 and 2003 (unaudited) and from November 20, 2000 (inception) to March 31, 2004 (unaudited). Our financial statements appear later in this prospectus, which should be read in conjunction with the related notes.

	Three Months Ended		Year Ended December 31		November 20, 2000 (inception) to March 31, 2004
	March 31, 2004	March 31, 2003	2003	2002
	(unaudited)	(unaudited)			(unaudited)
Statement of operations data:
Revenue	$60,000	$1,000	$22,000	$—	$82,000

Expenses:
Research and development	359,000	—	181,000	—	540,000
Selling, general and administrative	889,000	511,000	3,927,000	1,213,000	6,226,000

Operating loss	(1,188,000)	(510,000)	(4,086,000)	(1,213,000)	(6,684,000)
Interest expense, net of interest income	419,000	3,000	564,000	57,000	1,050,000

Net loss	$(1,607,000)	$(513,000)	$(4,650,000)	$(1,270,000)	$(7,734,000)

Common share data:
Basic and diluted loss per share	$(0.25)	$(0.11)	$(0.92)	$(0.33)

Weighted average number of basic and diluted common shares outstanding	6,556,000	4,840,000	5,077,987	3,861,754

	As of March 31, 2004		As of December 31, 2003	As of December 31, 2002
	(unaudited)
Balance sheet data:
Current assets	$2,441,000		$29,000	$332,000
Working capital (deficit)	1,893,000		(1,498,000)	21,000
Total assets Convertible notes	4,111,000 3,144,000	(1)	699,000 925,000 (2)	412,000 —
Total liabilities	3,877,000		2,542,000	311,000
Total stockholders’ equity (deficit)	234,000		(1,843,000)	101,000

(1)	Net of debt discount of $3,356,000.

(2)	Net of debt discount of $1,575,000.

RISK FACTORS

You should carefully consider the risks and uncertainties described below, which summarize all material risks specific to our company, as well as the discussion of risks and other information contained or incorporated by reference in this prospectus before deciding whether to invest in our common stock.

If any of the following risks actually occur, our business, financial condition or operating results could be materially adversely affected. In such case, the trading price of our common stock could decline and you may lose part or all of your investment.

Risks Relating to Our Business

We have a limited operating history, have incurred losses to date, and cannot give any assurance that we can ever attain profitability.

We have a limited operating history in the wireless content market. We have generated only nominal revenues to date. We cannot give any assurance that we will be able to generate or sustain meaningful revenues in the future. For the three months ended March 31, 2004, we incurred a net loss of $1,607,000. For the years ended December 31, 2002 and 2003, we incurred net losses of $1,270,000 and $4,650,000, respectively. At March 31, 2004, we had an accumulated deficit of $7,734,000. We expect to continue to incur losses for at least the next twelve months. We cannot give you any assurance that we will soon make a profit or that we will ever make a profit. To achieve profitability, we must, among other things, develop, market and sell substantially more of our products, hire and retain qualified and experienced employees, and be able to manage our expected growth. We may not be successful in these efforts.

We have a need for substantial additional financing and will have to significantly curtail or cease operations if we are unable to secure such financing.

At March 31, 2004, we had a working capital position of $1,893,000 and a stockholders equity of $234,000. Since March 31, 2004, we have raised gross proceeds of $1,250,000 from private placements of our series A convertible preferred stock and warrants. At August 4, 2004, we had a cash position of $257,000. We require substantial additional financing to fund the cost of continued operating activities, to provide for cash commitments for prepaid royalties and to buy advertising for commitments resulting from our agreement with Rolling Stone and to finance the growth of our business, which financing we intend to seek. We have recently been substantially dependent upon funds provided by Alexandra Global Master Fund Ltd. to satisfy our cash requirements. Alexandra does not have any obligation to continue to provide funds to us, although it may elect to do so in its sole discretion. If further funding is not obtained by August 31, 2004, we may be required to significantly curtail or cease operations. We may not be able to obtain the needed funds on terms acceptable to us or at all. Further, if additional funds are raised by issuing equity securities, significant dilution to our current shareholders may occur and new investors may get rights that are preferential to current shareholders.

The market for wireless applications is a developing market that requires further development to support meaningful revenues to our company, without which we will not be able to achieve profitability.

The market for wireless applications is an emerging market that is relatively new. Further development of this market is necessary to support meaningful levels of revenues for our company. The success of the applications we offer will depend upon, among other things, a high level of market acceptance of the current generation of advanced wireless handsets. We cannot give you any assurance that the market will develop as we anticipate. In addition, in view of the battery drain caused by the use of certain advanced wireless applications, the success of these applications may also depend upon the development of technology and/or cost effective products or accessories that extend the battery life of current wireless devices, for which there can be no assurance.

We will incur operating expenses based largely on anticipated revenue trends that are difficult to predict. We plan to invest a significant amount of our resources to develop, market and support our products and services in advance of generating substantial revenues. We anticipate incurring substantial losses until such time, if ever, that substantial revenues are generated. Our success will depend on the market for our products developing sufficiently to support profitable operations, and our ability to commercialize our products and services in order to generate sufficient revenue from sales of these products and services to offset the expenses associated with developing, marketing and supporting them.

In the event that our projections regarding our customer base are inaccurate, our losses will be greater than projected, which will put additional pressure on our limited cash resources.

We anticipate that our financial results in the near term will be principally driven by our ability to properly allocate our limited cash resources. The allocation of these resources must be coordinated with and take into account the projected rate of growth of our customer base and the pricing assumptions in our business model. Our management has made significant estimates regarding the anticipated growth of our customer base, taking into account many variables, certain of which are outside our control. Our business model requires expanding and improving our technological and other capabilities necessary in order to properly service anticipated increased usage by a growing customer base. If our customer base does not grow at projected rates, or our pricing assumptions are incorrect, then our up front expenses will exceed our revenues by amounts greater than currently anticipated, exacerbating projected losses and putting additional pressure on cash resources.

A disruption or cessation of our relationship with Dwango Japan could cause us to lose a significant source of products and technology and therefore have an adverse effect on our revenues.

We anticipate that we will derive a portion of our revenues from the distribution of current and future applications developed utilizing the intellectual property of Dwango Co., Ltd., which we refer to as Dwango Japan, and will benefit from being associated with this company. To date, we have derived a significant portion of our revenues from the distribution of such applications. Dwango Japan is a developer of wireless entertainment and networking technology in Japan.

We have a license agreement with Dwango Japan that provides us with a license, expiring in 2010, to use, market, sell and make products and services using Dwango Japan’s current and future wireless technology in North America. In addition, a separate license agreement with Dwango Japan provides us with a license, expiring in 2027, to use, market, sell and make products and services using Dwango Japan’s trademarks in North America. If we discontinue operation of our service for a continuous period of more than six consecutive months and the service is not restarted within 60 days after written notice from Dwango Japan, the licenses may be terminated by Dwango Japan. Upon termination of the licenses, we must cease use of the intellectual property granted to us by Dwango Japan under the licenses. We cannot give you any assurance that we can meet the requirements contained in the licenses.

Although we have a license to use Dwango Japan’s technology in North America, Dwango Japan may develop and/or provide to third parties certain of Dwango Japan’s technology, but not content, so that such third parties can distribute such third parties’ content on a global basis using Dwango Japan’s technology, including distribution in North America. If a distribution is made by a third party in North America using Dwango Japan’s technology, we will have the right in certain circumstances to share with Dwango Japan in the revenue generated from that distribution in North America on terms to be agreed upon by Dwango Japan and our company. We cannot give you any assurance that we will be successful in negotiating satisfactory revenue sharing agreements with Dwango Japan. In addition, to the extent these third parties distribute their content in North America, whether or not using Dwango Japan technology, we will be competing with such third parties.

We are obligated to pay Dwango Japan a royalty for both the technology and trademark licenses. With respect to the trademark license, we must pay Dwango Japan 0.5% of our gross revenue (from wireless technology products) or $50,000 per year, whichever is greater. With respect to the technology license, we must pay Dwango Japan 2% of our gross revenue (from wireless technology products) or $50,000 per year, whichever is greater. If we are unable to meet our payment obligations, the licenses may be terminated by Dwango Japan.

Due to our important contractual ties with Dwango Japan, and the benefits received from being associated with Dwango Japan, we would be significantly and adversely affected should Dwango Japan be unable to continue operations or otherwise perform its obligations to us, or if the licenses are terminated by Dwango Japan.

If we are unable to enter into distribution arrangements with major wireless carriers and develop and maintain strategic relationships with such wireless carriers, we will be unable to distribute our products effectively or generate significant revenue.

Our strategy for pursuing a significant share of the emerging wireless content market in North America is dependent upon entering into distribution arrangements with major wireless carriers. We need to develop and maintain strategic relationships with these wireless carriers so that, among other things, we can obtain favorable treatment with respect to the timing and placement of our applications on the wireless handset download menus. In this respect, we have entered into agreements with AT&T Wireless, Verizon Wireless, T-Mobile USA, Cingular Wireless, Alltel Communications and Nextel Operations which provide for the terms and conditions under which our applications may be made available to end-users of such carriers. Distribution agreements are also being pursued with Sprint PCS and US Cellular. We are dependent upon the subsequent success of these wireless carriers in performing their responsibilities and sufficiently marketing our applications. We cannot give you any assurance that we will be able to negotiate, execute and maintain favorable agreements and relationships with wireless carriers, that the carriers with whom we have a contractual relationship will choose to utilize our applications or that such wireless carriers will be successful and/or will not pursue alternative technologies.

If we are unable to timely and cost efficiently transfer applications from the Japanese development platform to United States standards, our expenses will be greater than anticipated and we will have fewer products to market.

In order to distribute the applications we license from Dwango Japan, we must transfer the applications to United States software and hardware standards, including handsets, unless the handset on which the application will be distributed ships in North America with the Japanese development platform for which the content was developed. If we are unable to so transfer the applications in a timely and cost efficient manner, our revenues could decrease while our expenses could increase, thus negatively impacting our results of operations.

We may be unable to implement our acquisition growth strategy, and failure to manage our acquisition strategy properly may result in added expenses to our company without a commensurate increase in revenues and divert our management’s attention.

In order for us to grow our business, we anticipate making strategic acquisitions of other companies. We recently acquired Over-the-Air Wireless, Inc., a company engaged in the wireless ringtone business. Our continued growth may depend on our ability to identify and acquire, on acceptable terms, companies that complement or enhance our business. After our acquisition of any such companies, we will need to properly integrate them into our company. The competition for acquisition candidates is intense and we expect this competition to increase. We can not give you any assurance that we will identify and successfully compete for appropriate acquisition candidates or complete acquisitions at reasonable purchase prices, in a timely manner or at all. Further, we may not be able to properly integrate such companies into our company. In implementing our acquisition growth strategy, we may encounter:

•	costs associated with incomplete or poorly implemented acquisitions;

•	expenses, delays and difficulties of integrating acquired companies into our existing organization;

•	dilution of the interest of existing stockholders; and

•	diversion of management’s attention.

If we are not successful in implementing our acquisition growth strategy, it could have an adverse impact on our results of operations.

If our product development fails to keep up with that of our competitors, our revenues and potential profitability could be adversely affected.

The market for wireless applications is extremely competitive. We expect our competition to intensify as competitors incorporate new features and expand and accelerate the release of new products and service offerings, and new competitors enter the market. The evolution of technology in the wireless market is rapid and we must adapt to remain competitive. We are aware of other companies that provide mobile applications. Many of these companies have substantially greater financial resources than us which could allow them to identify emerging trends more quickly and develop technology at a faster pace. We may not be able to compete successfully against current or future competitors and such competitive pressures could have an adverse effect on our revenues and potential profitability. Some of our competitors have already made significant progress in the market.

If we do not develop wireless content and respond to changes in technology on a timely basis, we will be unable to grow our business and may never achieve profitability.

Our ability to design, develop, test and support, or obtain from third parties, new or enhanced content for wireless network technology on a timely basis to meet the changing needs of wireless phone users and respond to technological developments and evolving industry standards is critical to our future growth and our ability to achieve profitability. We cannot give you any assurance that we will be able to identify emerging technologies which will gain widespread acceptance. If we invest substantial resources in acquiring, developing or implementing wireless content that does not become widely accepted or which is delayed in introduction, we may be unable to recoup our investment. We cannot give you any assurance that others will not develop technologies that achieve a greater market acceptance than ours, that render our services obsolete or that otherwise adversely affect our competitive position.

If we are unable to maintain a prominent position on application download menus, our revenues could be adversely affected.

We will need to continually develop new products in order to maintain a prominent position on the application download menus maintained by wireless carriers. Consumers are more likely to download newer applications that are higher up in the download menu. New applications are generally introduced onto the application download menus on a weekly basis, and older applications are pushed toward the bottom of the menu. If we are unable to maintain a prominent position on the download menus, our revenues could be adversely affected.

The life cycle of our products may be short, which could limit the level of revenues achieved from the sale of new products.

The market for wireless content is an emerging market that is changing rapidly. The emergence of new wireless products and technologies, changes in consumer preferences and other factors may limit the life cycle of our technologies and any future products and services that we develop. This may limit the amount of revenue we are able to achieve from the products we develop. If we incur significant costs to develop a product and are unable to sell such product other than for a short period of time, our results of operations may be adversely affected. Our future performance will depend on our ability to identify emerging technological trends in the wireless content market, identify changing consumer needs, desires or tastes, develop and maintain competitive technology, including new product and service offerings, improve the performance, features and reliability of our products and services, particularly in response to technological changes and competitive offerings, and bring technology to the market quickly at cost-effective prices.

If we are unable to develop our brand with consumers, our revenues may be adversely affected.

In developing our brand, we will be dependent upon both the marketing performed by wireless carriers and our own marketing efforts. Currently, we have limited marketing capabilities. We will need to develop a marketing group with technical expertise to promote the development of our brand or retain an appropriate marketing firm. We cannot give you any assurance that we will have the financial resources needed to maintain a marketing group or retain a marketing firm, or that any of the marketing efforts undertaken by us will be successful.

If we fail to protect our intellectual property rights, we may lose any competitive edge that we have and our sales and profitability may be adversely affected.

Our business depends to a significant degree on licensed and internally developed content and technology. To protect our proprietary products we rely on a combination of patent, copyright, trademark and trade secret laws, as well as contractual provisions relating to confidentiality and related matters. If our proprietary rights in such content or technology, or any other of our proprietary rights, are divulged to the public, or our competitors obtain access to our confidential information, we may lose any competitive edge that we have. We cannot assure you that our means of protecting our proprietary rights will be adequate or that competitors will not independently develop similar or superior technology.

The loss of certain key management employees could cause us to be unable to implement our business plan.

Our success depends in large part upon the experience, abilities and continued services and contributions of a small number of key management employees. These employees provide us with needed experience in the wireless industry and relationships with carriers, content providers and other third parties necessary to our business. The loss of the services of one or more of our key employees could cause us to be unable to implement our business plan.

If we are unable to attract and retain qualified management and other personnel, our ability to implement our business plan may be adversely affected.

As of June 30, 2004, we had 37 full-time employees. Most of our present management has limited experience in managing a business as large as that currently contemplated by us. In order to meet our business objectives, we must hire appropriate management personnel, as well as additional technical personnel. We compete for such persons with other companies, some of which may have substantially greater capital resources and facilities than we do. We cannot give you any assurance that we will be successful in recruiting and retaining such personnel of the requisite caliber or in adequate numbers to enable us to conduct our business as proposed.

Risks Relating to Our Common Stock

A significant number of shares of our common stock will become eligible for sale upon the effectiveness of the registration statement of which this prospectus forms a part, which could have an adverse effect on the market price for our common stock and could adversely affect our ability to raise needed capital.

The shares offered for resale hereby are 35% greater than the 7,063,951 shares of our common stock issued and outstanding as of August 9, 2004 and 1,342% greater than the 660,051 shares currently in the public float. As there is currently a very limited amount of shares in the public float due to the restricted nature of a significant portion of the shares outstanding, and a significant number of shares will become saleable in the public market at the time the registration statement of which this prospectus forms a part becomes effective, the market price for our common stock could decrease significantly at such time and our ability to raise capital could be adversely affected. Regardless of the effectiveness of this registration statement, the 4,420,534 shares of our common stock which were issued on September 29, 2003 by virtue of the exchange offer with the shareholders of Dwango North America, Inc. will become sellable on September 29, 2004 pursuant to Rule 144 promulgated under the Securities Act of 1933, subject to the volume and other limitations of that Rule.

The conversion of our notes or preferred stock to common stock will result in a significant charge to our earnings, which may negatively impact our share price and our ability to raise capital.

If the holders of our notes or preferred stock convert into common stock, we will incur a significant charge to our earnings in the form of a write-off of deferred financing costs and deferred acquisition costs. This would result in decreased earnings for our company, which could have a negative impact on our share price and our ability to raise capital.

Robert E. Huntley, the founder and a former officer and director of our company, holds approximately 34% of the outstanding shares of our common stock and accordingly has significant influence over the outcome of all matters submitted to the shareholders for approval, which influence may be exercised to the detriment of other shareholders.

Robert E. Huntley, the founder and a former officer and director of our company, presently owns 2,378,480 shares of our common stock, representing approximately 34% of our outstanding shares of common stock. Mr. Huntley also holds options and warrants to purchase an additional 1,357,001 shares of our common stock. Accordingly, Mr. Huntley has significant influence over the outcome of all matters submitted to the shareholders for approval, including the election of directors.

Alexandra Global Master Fund Ltd. holds or has the right to acquire a significant number of shares of our common stock and accordingly may have significant influence over our company and upon the price of our common stock, which may be to the detriment of our stockholders.

Alexandra Global Master Fund Ltd. holds 338,861 shares of our common stock, notes convertible into 3,333,333 shares of our common stock, warrants to purchase 958,333 shares of our common stock exercisable at $1.20 per share and 1,250 shares of our series A convertible preferred stock, convertible into 1,041,667 shares our common stock. 3,010,376 of such shares are being registered for resale in this registration statement. As there is currently a very limited amount of shares in the public float due to the restricted nature of a significant portion of the shares outstanding, and the number of shares registered on behalf of Alexandra is significant, the market price for our common stock could be significantly adversely affected in the event of sales of our common stock by Alexandra. The notes, preferred stock and warrants provide that the number of shares of common stock that may be acquired at any one time by Alexandra shall not exceed a number that, when added to the total number of shares of common stock deemed beneficially owned by it, would result in beneficial ownership by it of more than 9.9% of our common stock. But for such provision, Alexandra could be deemed to beneficially own 53.3% of our common stock. On a fully diluted basis, Alexandra could be deemed to beneficially own 30.4% of our common stock. In connection with its acquisition of such common stock, notes, preferred stock and warrants, Alexandra was granted registration rights which require us to register the shares of common stock held by them and the shares of common stock underlying the notes, preferred stock and warrants. Alexandra has the right to nominate two directors to our board of directors. Alexandra may have significant influence over our company and the price of our common stock, which may be to the detriment of other shareholders.

The possible issuance of substantial amounts of additional shares without shareholder approval may dilute the percentage ownership of our shareholders.

There are 7,063,951 shares of our common stock outstanding and 18,209,050 shares of common stock issuable upon exercise or conversion of outstanding options, warrants, preferred stock and convertible notes. There are 50,000,000 shares of our common stock and 10,000,000 shares of our preferred stock authorized for issuance. All of our authorized shares in excess of those currently outstanding may be issued without any action or approval by our shareholders and may dilute the percentage ownership of our current shareholders.

Because the public market for shares of our common stock is limited, you may be unable to resell your shares of common stock.

There is currently only a limited public market for our common stock on the Over-the-Counter Bulletin Board, and you may be unable to resell your shares of common stock. The development of an active public trading market depends upon the existence of willing buyers and sellers that are able to sell their shares and market makers that are willing to make a market in the shares. Under these circumstances, the market bid and ask prices for the shares may be significantly influenced by the decisions of the market makers to buy or sell the shares for their own account, which may be critical for the establishment and maintenance of a liquid public market in our common stock. Market makers are not required to maintain a continuous two-sided market and are free to withdraw firm quotations at any time. We cannot give you any assurance that an active public trading market for the shares will develop or be sustained.

The price of our common stock is volatile, which may cause investment losses for our shareholders.

The market for our common stock is highly volatile. The trading price of our common stock is subject to wide fluctuations in response to, among other things, quarterly variations in operating and financial results, announcements of technological innovations or new products by us or our competitors, changes in our revenues and revenue growth rate and general market conditions. In addition, statements or changes in opinions, ratings, or earnings estimates made by brokerage firms or industry analysts relating to our market or relating to our company could result in an immediate and adverse effect on the market price of our common stock. The highly volatile nature of our stock price may cause investment losses for our shareholders.

Our common stock is considered to be a “penny stock,” which may make it more difficult for investors to sell their shares.

Our common stock is considered to be a “penny stock.” The Securities and Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in “penny stocks.” Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on Nasdaq, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). Prior to a transaction in a penny stock, a broker-dealer is required to:

•	deliver a standardized risk disclosure document prepared by the Securities and Exchange Commission that provides information about penny stocks and the nature and level of risks in the penny stock market;

•	provide the customer with current bid and offer quotations for the penny stock;

•	explain the compensation of the broker-dealer and its salesperson in the transaction;

•	provide monthly account statements showing the market value of each penny stock held in the customer’s account; and

•	make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction.

These requirements may have the effect of reducing the level of trading activity in the secondary market for our stock and investors may find it more difficult to sell their shares.

FORWARD-LOOKING STATEMENTS

Statements contained in this prospectus include “forward-looking statements.” Forward-looking statements involve known and unknown risks, uncertainties and other factors which could cause the actual results, performance and achievements, whether expressed or implied by such forward-looking statements, not to occur or be realized. Such forward-looking statements generally are based upon our best estimates of future results, performance or achievement, based upon current conditions and the most recent results of operations. Forward-looking statements may be identified by the use of forward-looking terminology such as “may,” “expect,” “believe,” “estimate,” “anticipate,” “continue,” or similar terms, variations of such terms or the negative of such terms. Potential risks and uncertainties include, among other things, such factors as:

•	the market acceptance and amount of sales of our products,

•	our expansion strategy,

•	the competitive environment within the wireless industry,

•	our ability to raise additional capital,

•	our ability to attract and retain qualified personnel, and

•	the other factors and information disclosed and discussed under “Risk Factors” above.

Investors should carefully consider such risks, uncertainties and other information, disclosures and discussions which contain cautionary statements identifying important factors that could cause actual results to differ materially from those provided in the forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

USE OF PROCEEDS

The proceeds from the sale of the shares of common stock by the selling securityholders will belong to the individual selling securityholders. We will not receive any of the proceeds from the sale of the shares other than with respect to the exercise price, if any, of the warrants.

PRICE RANGE OF COMMON STOCK

Our common stock has been quoted on the Over-the-Counter Bulletin Board under the symbol “DWGN” since September 30, 2003. Prior to that time, beginning May 28, 2002 when our company was first listed on the Over-the-Counter Bulletin Board, our trading symbol was “WLDH” and the shares traded represented an interest in the former business of Woodland Hatchery, Inc. The volume of trading in our common stock has been limited during the period presented and the quotations provided reflect inter-dealer prices, without retail mark-up, mark-down or commission, and may not represent actual transactions. The information provided below was obtained from Knobias.

The following table sets forth the high and low closing bid prices for our common stock for the periods indicated as adjusted for the 1 for 4.5 reverse stock split effected September 30, 2003:

Quarter Ended	High	Low
June 30, 2002 (commencing May 28, 2002)	1.58	.90
September 30, 2002	1.13	.90
December 31, 2002	.90	.90

March 31, 2003	2.30	.90
June 30, 2003	.90	.90
September 30, 2003	1.15	.90
December 31, 2003	1.77	1.10

March 31, 2004	1.60	.90
June 30, 2004	1.40	.86
July 1, 2004 through August 4, 2004	.95	.77

As of August 6, 2004, we have approximately 79 record holders of our common stock.

DIVIDEND POLICY

We have never paid cash dividends on our capital stock and do not anticipate paying cash dividends in the foreseeable future. We currently intend to retain any future earnings for reinvestment in our business. Any future determination to pay cash dividends will be at the discretion of our board of directors and will be dependent upon our financial condition, results of operations, capital requirements and other relevant factors.

SELECTED FINANCIAL DATA

The following selected financial data has been derived from the financial statements of Dwango North America, Inc. from its inception until our acquisition of such company on September 29, 2003 and from our consolidated financial statements for periods presented following such acquisition. Our financial statements appear later in this prospectus, which should be read in conjunction with the related notes.

	Three Months Ended		Year Ended December 31			November 20, 2000 (inception) to March 31, 2004
	March 31, 2004	March 31, 2003	2003	2002	2001
	(unaudited)	(unaudited)				(unaudited)
Statement of operations data:
Revenue	$60,000	$1,000	$22,000	$—	$—	$82,000
Expenses:
Research and development Selling, general and administrative	359,000 889,000	— 511,000	181,000 3,927,000	— 1,213,000	— 196,000	540,000 6,226,000

Operating loss	(1,188,000)	(510,000)	(4,086,000)	(1,213,000)	(196,000)	(6,684,000)
Interest expense, net of interest income	419,000	3,000	564,000	57,000	10,000	1,050,000

Net loss	$(1,607,000)	$(513,000)	$(4,650,000)	$(1,270,000)	$(206,000)	$(7,734,000)

Common share data: Basic and diluted loss per share	$(0.25)	$(0.11)	$(0.92)	$(0.33)	$(0.06)

Weighted average number of basic and diluted common shares outstanding	6,556,000	4,840,000	5,077,987	3,861,754	3,409,377

	As of March 31, 2004		As of December 31, 2003	As of December 31, 2002
	(unaudited)
Balance sheet data:
Current assets	$2,441,000		$29,000	$332,000
Working capital (deficit)	1,893,000		(1,498,000)	21,000
Total assets	4,111,000		699,000	412,000
Convertible notes	3,144,000	(1)	925,000 (2)	—
Total liabilities	3,877,000		2,542,000	311,000
Total stockholders’ equity (deficit)	234,000		(1,843,000)	101,000

(1)	Net of debt discount of $3,356,000.

(2)	Net of debt discount of $1,575,000.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Overview

We are a development stage company founded to provide content, network technology and application publishing through North American wireless carriers. Since inception, we have not had any significant revenues.

We earn revenue by distributing our content through major wireless carriers in North America. Our revenue model is driven by fees paid by consumers for wireless entertainment products and services. These fees may be collected by carriers, collected directly by our company, or some combination thereof. Currently, our revenue model is through collection by carriers. The revenue model does not rely on advertising or any other revenue source not directly related to the downloading of wireless entertainment content by consumers. A percentage of revenue is shared with the wireless carrier and the percentages vary for each carrier, depending upon the specific carrier agreement.

Currently, our content is sold for a download fee. The download fee model is based on a single fee per downloaded application or bundle of applications. Download fees are assessed on a per download basis for each game or bundle of games downloaded to a consumer’s wireless handset. Ringtones and other features operate on the same basis. Some of the download features will have expirations based on time.

Effective August 14, 2002, we entered into exclusive license agreements with Dwango Co., Ltd., which we refer to as Dwango Japan, which allow us to use Dwango Japan’s current and future wireless intellectual property and trademarks, subject to certain conditions and limitations (see page 23 for a detailed discussion of these conditions and limitations). Currently, the wireless intellectual property licensed from Dwango Japan consists primarily of games and other wireless device applications.

We have recently significantly expanded our business, including in connection with the acquisition of Over-the-Air Wireless, Inc., a company in the wireless ringtone business, and the hiring of additional employees. We have also recently released our ringtone services. During the next twelve months, subject to the receipt of sufficient financing, we intend to continue expanding our business. To date, we have released two games that we have developed internally and have released eight games based upon technology we license from Dwango Japan. In addition, we have released four games that have been developed by third parties hired to develop games for us. We have two games currently under internal development. We plan to continue to develop and promote our own applications as well as applications based on the licensed technology and content from Dwango Japan and other third parties. In addition, as part of our expansion strategy, we intend to acquire businesses engaged in developing and marketing wireless technology and applications, including games and ringtones.

Through our acquisition of Over-the-Air Wireless, Inc., we obtained: (i) software for the downloading of our games and ringtones and the billing of these downloads, (ii) the services of and employment agreements with three key individuals who currently hold the positions of chief executive officer, president, and vice president of development, respectively, in our company, and (iii) two-year non-compete agreements. The three individuals currently employed by us who were formerly employed by Over-the-Air Wireless, Inc. are proficient with the software acquired and have experience and contacts in the wireless industry. The consideration for the transaction was the issuance of 681,000 shares of our common stock. In addition, pursuant to the employment agreements with the three individuals referred to above, we issued options to purchase an aggregate of 964,913 shares of our common stock.

As of June 30, 2004 we had 37 full-time employees. In connection with the expansion of our business, and subject to the receipt of substantial additional financing, we anticipate that we will hire an additional 25 to 30 employees over the next twelve months.

We currently have agreements with AT&T Wireless, Verizon Wireless, T-Mobile USA, Alltel Communications, Cingular Wireless and Nextel Operations which provide the terms and conditions under which our applications may be made available to the subscribers of such carriers and which are material to the operation of our business. To date, we have released eight games on AT&T Wireless and three games on Verizon Wireless. We have also released certain of our games on certain wireless handsets pursuant to agreements we have with NEC America and Motorola to “pre-load” a game onto a phone. A game is “pre-loaded” onto a phone when it is already loaded onto the phone when the customer purchases the phone. We anticipate introducing additional applications in the near future.

Our company has achieved $82,000 in revenues from inception through March 31, 2004 and is not profitable. We anticipate that we will continue to incur net losses for the foreseeable future. The extent of these losses will depend, in part, on the amount of growth in our revenues from consumer acceptance and use of our games and ringtones and the number of wireless mobile carriers who agree to carry our games and ringtones. As of March 31, 2004, we had an accumulated deficit of $7,734,000. Our operating expenses are currently approximately $400,000 per month, approximately 50% of which is for payroll, 10% of which is for marketing, and 40% of which is for our general operations. Provided we raise the amount of financing we seek in a timely manner, we expect that our operating expenses will increase by approximately 10% per month over the next several months, especially in the areas of product development and marketing. We believe we can satisfy our cash requirements only through August 31, 2004. We will seek to raise up to $9,000,000 in additional financing during the next 12 months. The raising of $9,000,000 is expected to fund a significant expansion of our operations, including expanding our existing operational and development capacity. Additionally, we anticipate expanding our business development and product development teams. Additional investments in operational infrastructure would be made by us. These expanded teams would focus on increased product development activities for existing brands licensed by us, as well as on acquisition of new licenses for consumer brands appropriate for the mobile marketplace. Acquisitions are also planned. We plan to identify companies that offer complementary mobile entertainment infrastructure services, such as ring-back services or multi-player gaming networks. Additionally, acquisition of other game studios and/or media development studios are anticipated to boost production capabilities. To the extent that less than $9,000,000 is raised, we will reduce the scope of our intended activities. We will need to generate a significant amount of increased revenues to achieve profitability. We cannot give you any assurance that we can achieve or sustain profitability or that our operating losses will not increase in the future.

Relationships with Wireless Carriers and Handset Manufacturers

To date we have released various products through agreements with multiple wireless carriers: Verizon Wireless, AT&T Wireless, Nextel Operations, T-Mobile, and Cingular Wireless; and two handset manufacturers: NEC and Motorola. The handset manufacturers have pre-installed certain applications from our content library onto certain phone models, which we refer to as “pre-loading” of a game onto a phone. When a customer purchases a phone with our content on it, the customer gets a certain amount of free game play, often with more available for purchase. We are continually pursuing distribution agreements with the other major carriers and handset manufacturers. We also have an agreement with Alltel Communications, Inc. which sets forth the terms and conditions under which our games may be made available to end-users of this wireless carrier. Accordingly, our company now has six wireless carrier relationships.

Relationships with Content Providers and New Application Development

We have entered into relationships with several companies, as described below, with respect to their development of game content on our behalf.

As of April 2004, 1464251 Ontario Inc. has produced two titles for us, BurnRate and Blink.

Through our reciprocal publishing agreement with Enorbus Technologies, we have plans to publish four of their titles; they have plans to publish three of our titles in China.

With the Connect Corporation, an agreement was made to create an original game. As of June 2004, all work has been completed.

Two new original games are being produced through our Game Studio in San Francisco.

In addition to games, we have developed our ringtone and media service, which allows consumers to download ringtones and images to their phones. We have our own catalog of over 1,000 polyphonic ringtones, with ongoing production and licensing of new ringtones every month. We have an agreement with Rolling Stone and Real Networks to develop mobile content (games, ringtones and other media offerings and applications) using the Rolling Stone brand. Our first product launched under the agreement was a ringtone browser, which was launched in June 2004. Our primary target market for ringtones and media is broader than for games in North America. Ringtones and images for phones are attractive to older consumers as well as the targeted youth market. The resulting demographic includes youth, but expands beyond to encapsulate those between the ages of 14 to 35, although the heaviest users are still expected to be in the 14 to 24 age segment.

Our delivery platform incorporates a mobile ringtone catalog application that allows users to browse, search, sample and download the newest as well as the most popular ringtones, sorted by title, artist and category. Ringtone downloads are initiated through either a WAP browser or a downloadable BREW ringtone client, allowing for customers to purchase new ringtones directly from their phones.

Results of Operations

Revenue. During the three month period ended March 31, 2004, revenues were $60,000. During the comparable period in 2003 we earned revenue of $1,000.

Revenues resulted from up to six wireless applications developed by our company, available on Nextel (via Motorola), Verizon Wireless and AT&T Wireless and purchased by end users. During the quarter ended March 31, 2003 these applications were not operating on any carrier network. In the near future, subject to the receipt of adequate financing, we anticipate the number of applications to increase substantially.

During the year ended December 31, 2003, revenues were $22,000. During 2002 our company earned no revenues.

Revenues in 2003 resulted from the games released by our company, available on Verizon Wireless and AT&T Wireless, and purchased by end-users. For the year ended December 31, 2003, a total of two applications, Star Exceed™, and dwango Racing™, were published on Verizon Wireless and three applications, Star Exceed™, Star Diversion™ and dwango Racing™, were published on AT&T Wireless. All of our revenues for 2003 were derived from games licensed by us from Dwango Japan.

Research and Development Expense. During the three-month period ended March 31, 2004, we incurred research and development expenses totaling $359,000. These expenses consist principally of salaries and related expenses. During the comparable period in 2003, we incurred no research and development expenses. The increases in development expenses in the quarter relate to the development of games and the ring tone service launched during the second quarter 2004.

During the year ended December 31, 2003, we incurred research and development expenses of $181,000. These expenses consist principally of salaries and related expenses. During 2002 we incurred no research and development expenses.

The increase in research and development expenses relates to the development of games. R&D expenses are expected to continue to increase as we develop a greater number of in house games and other content as an addition to our strategy of sourcing production from third-party developers as well as games and content from Dwango Japan.

Selling, General and Administrative Expense. During the three-month period ended March 31, 2004, we incurred general and administrative expenses totaling $889,000. During the comparable period in 2003, we incurred general and administrative expenses totaling $511,000.

This increase in general and administrative expenses is due to our increased operations. We hired new employees in administration and incurred increased legal and accounting fees as a result of being a public company.

During the year ended December 31, 2003, we incurred general and administrative expenses of $3,927,000. For the year ended December 31, 2002, general and administrative expenses were $1,213,000.

This increase in general and administrative expenses is due to our increased operations. We hired new employees in development and administration and these payroll related costs account for $1,317,000 of the increase. Further, we incurred increased legal and professional fees of $648,000 as a result of increased contract negotiations with mobile phone carriers as well as costs associated with the acquisition of Dwango North America, Inc. and increased legal and auditing fees related to being a public company and in preparation for the filing of the registration statement of which this prospectus forms a part in January 2004. We anticipate that general and administrative expenses will continue to increase as we expand our business as contemplated.

Interest Expense. During the three-month period ended March 31, 2004, we incurred interest expense totaling $419,000. During the comparable period in 2003, we incurred $3,000 in interest expense.

This increase in interest expense is directly attributable to the interest on our senior convertible notes issued in 2003 and senior convertible notes issued in 2004, including the amortization of deferred financing cost and the beneficial conversion related to the debt, to finance operations.

During the year ended December 31, 2003, we incurred interest expense of $564,000. For the year ended December 31, 2002, interest expense was $57,000. This increase in interest expense is directly attributable to the issuance in 2003 of 8% senior convertible notes due 2006 to finance operations and the related amortization of debt discount.

Net Loss. Our net loss for the three-month period ended March 31, 2004 was $1,607,000. During the comparable period in 2003, our net loss was $513,000. The increase in loss reflects the increased expenses of our company while we develop additional game and ring tone products and services which launched during 2004 or which are expected to launch later in 2004. Additionally, we are bearing the costs of operating as a public company this year.

Our net loss for the year ended December 31, 2003 was $4,650,000. Our net loss for the year ended December 31, 2002 was $1,270,000. The increase in our net loss was due to our increased expenses, reflecting increased activities, without a commensurate increased in revenues.

Liquidity and Capital Resources

As of March 31, 2004, we had a cash position of $1,164,000 and working capital of $1,893,000. At August 4, 2004, we had a cash balance of $257,000. We anticipate that such funds will finance our operations through August 31, 2004. If further funding is not obtained by such date, we may be required to curtail or cease operations.

We have historically funded our operations primarily through the sale of our securities, including sales of common stock, convertible notes, preferred stock and warrants. In September 2003, we completed a $2,500,000 financing of 8% senior convertible notes due 2006 and warrants to purchase 2,086,037 shares of our common stock. The notes are convertible and the warrants are exercisable at $1.20 per share. The notes are due, and the warrants expire, on September 15, 2006.

From October through December, 2003, to fund operations, two individuals (the former chairman of our company and an outside director of our company) advanced our company $392,000 and $50,000, respectively. In January 2004, our chairman and the outside director that advanced funds to our company converted such advances into 326,927 and 41,667 shares of our common stock, respectively, and warrants to purchase 326,927 and 41,667 shares of our common stock, respectively, exercisable at $1.20 per share.

In December 2003, we completed a private placement pursuant to which we sold 250,000 shares of common stock and four-year warrants to purchase 250,000 shares of common stock with an exercise price of $1.20 per share to Alexandra Global Master Fund Ltd. for $300,000.

In January 2004 we completed a private placement pursuant to which we sold to Alexandra Global Master Fund Ltd. a 9% senior convertible note due 2007 in the principal amount of $1,700,000 and four-year warrants to purchase 708,333 shares of common stock for an aggregate purchase price of $1,700,000. The notes are convertible, and the warrants are exercisable, at $1.20 per share.

In March 2004, we completed a private placement with Alexandra Global Master Fund Ltd. pursuant to which we sold to such investor a 9% senior convertible note due 2007 in the principal amount of $2,300,000 and four-year warrants to purchase 958,333 shares of common stock for an aggregate purchase price of $2,300,000. The notes are convertible, and the warrants are exercisable, at $1.20 per share.

In March 2004, we entered into a License Agreement with Rolling Stone, LLC and RealNetworks, Inc. setting forth the terms and conditions under which we would develop and distribute mobile entertainment featuring the Rolling Stone brand. As per the agreement, we paid a $750,000 advance royalty fee and are committed to quarterly minimum royalty payments of $250,000 beginning September 30, 2004 for the five subsequent quarters thereafter. In addition, we agreed to advertise with Rolling Stone for a minimum of $125,000 per quarter for the duration of the agreement. Pursuant to our agreement with ESPN, we have guaranteed that ESPN will make $50,000 in net revenue over the course of the agreement and have agreed to provide minimum marketing support for the Bassmaster game, to be developed in accordance with the agreement, in the amount of $50,000.

In June 2004, we completed a private placement with Alexandra Global Master Fund Ltd. pursuant to which we sold to such investor 250 shares of our series A convertible preferred stock initially convertible into 208,333 shares of our common stock and four-year warrants to purchase 208,333 shares of common stock for an aggregate purchase price of $250,000. In July 2004, we sold to Alexandra an additional 500 shares of our series A convertible preferred stock initially convertible into 416,667 shares of our common stock and four year warrants to purchase 416,667 shares of our common stock for an aggregate purchase price of $500,000. In August 2004, we sold to Alexandra an additional 500 shares of our series A convertible preferred stock initially convertible into 416,667 shares of our common stock and four year warrants to purchase 416,667 shares of our common stock for an aggregate purchase price of $500,000. The preferred stock issued in each such transaction is convertible, and the warrants are exercisable, at $1.20 per share. Alexandra has not committed to provide any future funding to our company, although it may elect to do so in its sole discretion.

We anticipate that we will continue to issue equity and/or debt securities as the primary source of liquidity until we generate positive cash flow from operations. We cannot give you any assurance that the necessary capital will be raised or that, if funds are raised, that it will be on favorable terms. Any future sales of securities to finance our company will dilute existing shareholders’ ownership. Continuation as a going concern depends on our ability to obtain additional financing and ultimately to generate positive cash flow and attain profitability.

In January 2004, our board of directors decided to close our Houston office and perform executive and administrative functions from our Seattle office. If the office is sublet at a rate comparable to the lease rate, this decision will save our company approximately $69,000 per year.

During the year ended December 31, 2003, net cash used in operating activities totaled $2,883,000. During the year ended December 31, 2002, net cash used in operating activities totaled $1,009,000. This 186% increase is due in large part to the hiring of additional employees in development and administration. These payroll related costs account for $1,198,000 of the increase. Further, we incurred increased legal and professional fees of $501,000 as a result of increased contract negotiations with mobile phone carriers, the acquisitions of Dwango North America, Inc. and Over-the-Air Wireless, Inc., and legal and auditing fees related to being a public company and related to the filing of the registration statement of which this prospectus forms a part.

During the year ended December 31, 2003, cash used in investing activities totaled $188,000. During the year ended December 31, 2002, cash used in investing activities totaled $116,000. This 62% increase in investing activities is primarily related to purchases of computer workstations and servers.

During the year ended December 31, 2003, net cash provided by financing activities totaled $2,778,000. During year ended December 31, 2002, net cash provided by financing activities totaled $1,312,000. This 112% increase is due to additional financings consummated by us that were necessary to fund our ongoing operations.

The success and growth of our business is dependent in large part on our ability to partner and develop relationships within the wireless industry. In order for us to execute on our business plan, which anticipates a significant expansion of operations, we expect that this will require approximately $9,000,000 in additional funding within the next 12 months to complete the rollout of our operations in North America. If less than $9,000,000 is raised, we will reduce the scope of our intended activities.

The following table summarizes, as of March 31, 2004, our obligations and commitments to make future payments under debt and operating leases and pursuant to our agreement with Rolling Stone (for royalty and advertising):

	Payments Due By Period
	Total	Less Than 1 Year	1-3 Years	After 3-Years
Long-Term Debt	$6,500,000	$—	$6,500,000	$—
Operating Leases	277,000	134,000	143,000	—
Royalty Expense	1,500,000	750,000	750,000	—
Advertising Expense	875,000	500,000	375,000	—

Total	$9,152,000	$1,384,000	$7,768,000	$—

Our outstanding long-term debt as of March 31, 2004 consists of:

1.	$2,500,000 Senior Convertible Promissory Notes bearing interest at the rate of 8% per annum. The principal balance of these notes, together with all interest accrued thereon, is due and payable on September 15, 2006.

2.	$1,700,000 Senior Convertible Promissory Note bearing interest at the rate of 9% per annum. The principal balance of this note, together with all interest accrued thereon, is due and payable on January 8, 2007.

3.	$2,300,000 Senior Convertible Promissory Note bearing interest at the rate of 9% per annum. The principal balance of this note, together with all interest accrued thereon, is due and payable on March 19, 2007.

Our operating leases consist of leases for office space in Houston, Texas, Seattle, Washington and San Francisco, California. We are in the process of attempting to sublease our offices in Houston. We may or may not be able to sublease such premises for the full amount of our obligation to the landlord. In addition, we anticipate that we will remain primarily liable for amounts owing with respect to such premises.

Critical Accounting Policies

Software Development Costs

We account for software development costs in accordance with Statement of Financial Accounting Standards No. 86, Accounting for the Costs of Computer Software to Be Sold, Leased, or Otherwise Marketed. SFAS No. 86 specifies that costs incurred internally in creating a software product should be charged to expense when incurred as research and development costs until technological feasibility has been established for the product. Once technological feasibility is established, all development costs should be capitalized until the product is available for general release to customers. Judgment is required in determining when the technological feasibility of a product is established, in estimating the life of the product for which the capitalized costs will be amortized and in estimating if the carrying value of capitalized software costs is equal to or less than future operating profits from the associated products. To date, we have not capitalized any software development costs.

Revenue Recognition

Revenue from wireless applications is recognized in the month in which delivery and acceptance by the end-user as a purchase occurs. Our company identifies such delivery and acceptance and therefore revenue is accrued upon the occurrence of a download of an application. Both persuasive evidence of an arrangement occurs and delivery and acceptance occur when the carrier is notified of the end-user transaction and they place a charge on the end-user’s bill. The carrier reports to our company the product and dollar amount of revenue earned by our company which establishes that delivery and performance have occurred. The carriers report to our company provides evidence of collectibility and subsequent to the issuance of the carrier reports, the carrier remits the agreed upon price for each download.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of Dwango North America Corp. and its wholly owned subsidiary Dwango North America, Inc. All significant inter-company transactions and balances have been eliminated in consolidation.

BUSINESS

General

Our company was incorporated in Nevada on May 16, 1997 under the name of Kafco Corp. On April 11, 2001, we changed our name to Woodland Hatchery, Inc. On September 29, 2003, we acquired Dwango North America, Inc. (formerly Dwango USA, Inc.), which company was incorporated in Texas on November 20, 2000, by means of an exchange offer. Upon the closing of such exchange offer, Dwango North America, Inc. became a majority-owned subsidiary of our company. It has since become a wholly-owned subsidiary after the final shareholder of Dwango North America, Inc. elected to convert its securities into securities of our company. In that the security holders of Dwango North America, Inc. acquired a majority of the voting securities of our company, Dwango North America, Inc. was deemed to be the accounting acquiror. Unless the context otherwise requires, references herein to our company for periods prior to September 29, 2003 are to Dwango North America, Inc. On February 4, 2004, we acquired Over-the-Air Wireless, Inc., a Washington corporation incorporated on May 24, 2002, by means of a merger of such company into OTA Acquisition Corp., a wholly owned subsidiary of ours formed for such purpose.

Our principal executive office is located at 200 West Mercer Street, Suite 501, Seattle, Washington 98119. Our telephone number at such address is (206) 286-1440.

We develop and distribute wireless applications for users of next generation wireless devices. We currently distribute games and polyphonic musical ringtones (ringtones where multiple tones play simultaneously) that can be played on cell phones. We believe we are an early entrant into this market in the United States, a market that we anticipate will grow rapidly. We currently distribute our content through agreements with wireless carriers and handset manufacturers. In addition to publishing our own content, we publish licensed content from third parties for distribution through our channels.

We have signed exclusive licensing agreements with Dwango Co., Ltd., whom we sometimes refer to as Dwango Japan, a developer of wireless entertainment and networking technology in Japan. These agreements permit us to use and exploit Dwango Japan’s wireless intellectual property (including software, technology, content, and trademarks) in the United States, Canada and Mexico, which we refer to as North America. Dwango Japan completed its initial public offering in Japan in 2003 and is listed on the Tokyo Stock Exchange. We have the opportunity to adapt and implement both current and future Dwango Japan technology and content for use in North America. Dwango Japan has established itself as an entertainment content and network technology provider for NTT DoCoMo’s i-mode™ service, the largest wireless data service in the world. Dwango Japan currently owns 542,624 shares of our common stock, representing approximately 7.8% of our outstanding shares. We anticipate that we will benefit from our association with Dwango Japan.

We intend to utilize Dwango Japan’s position and proven wireless technology in the more mature Asian wireless market as an advantage in the emerging North American market. We intend to publish game titles licensed from Dwango Japan and also anticipate that we will implement current and future wireless technologies and content developed by Dwango Japan. Additionally, we intend to pursue opportunities to develop and implement our own wireless portal, manage mobile entertainment services for leading media companies, and create content for use in the North American wireless market, through internal development and strategic alliances. We also intend to publish game titles from other leading overseas wireless content developers.

All of the major U.S. wireless carriers have recently launched their next generation of data services, known as “2.5G” and “3G.” These new services allow for a significant expansion of options and features for wireless devices. We have entered into agreements with Qualcomm, AT&T Wireless, Verizon Wireless, T-Mobile USA, Cingular Wireless, Alltel Communications and Nextel Operations, which provide the terms and conditions under which our applications may be made available to end-users of carriers. Relationships are also being pursued with other major wireless carriers, such as Sprint PCS and US Cellular. Eight of our games, STAR EXCEED™, Star Diverson™, JumPuyon™, Bombt™, Slots by dwangoTM , Roulette by dwango, Black Jack by dwango and dwango Racing™ have launched with AT&T Wireless on various wireless handsets. Three of our games, STAR EXCEED™, dwango Racing™ and AquaX have launched with Verizon Wireless on various wireless handsets. In addition, we have an agreement with each of NEC America and Motorola, major international handset manufacturers, for distribution of our game content preloaded on certain of their next generation wireless handsets. In July 2003, the NEC 515 wireless handset was released with Star Diversion pre-loaded on the handset. Star Diversion was also pre-loaded on the NEC 525 handset. Motorola i730 handsets distributed through Bloomingdale’s were pre-loaded with Dwango Racing and Black Jack by Dwango. We anticipate introducing additional applications in the near future.

On February 4, 2004, we acquired Over-the-Air Wireless, Inc., a company engaged in the wireless ringtone business. The acquisition was in the form of a merger of Over-the-Air Wireless into OTA Acquisition Corp., a wholly-owned subsidiary of ours that we formed for this transaction. Rick J. Hennessey, Alexander U. Conrad and David Adams were shareholders of Over-the Air Wireless, Inc. Mr. Hennessey was the chief executive officer, Mr. Conrad was the director of marketing and finance and David Adams was the President and Chief Technology Officer for Over-the-Air Wireless, Inc. At the time of our acquisition of such company, Rick J. Hennessey was our executive vice president and Alexander U. Conrad and David Adams were employees of ours. Rick J. Hennessey has become our chief executive officer, Alexander U. Conrad has become our president, chief operating officer and secretary and David Adams has become our vice president of development. In connection with the acquisition, we issued an aggregate of 681,000 shares of common stock to the former shareholders of Over-the-Air Wireless, Inc. We granted such shareholders customary piggyback registration rights and agreed that we would include their shares of common stock in a registration statement filed within six months of our acquisition of Over-the-Air Wireless, Inc., which requirement has been waived by Messrs. Hennessey and Conrad and in part by Mr. Adams. In addition, we entered into employment agreements with the three former shareholders of Over-the-Air Wireless, Inc. who work for us and issued options to purchase an aggregate of 964,913 shares of common stock to such shareholders. Our acquisition of Over-the-Air Wireless, Inc. put our company in a position to release our ringtone services, which occurred in June 2004. In this respect, we released a library of approximately 1,000 of our own polyphonic ringtones. We will not be using ringtones from Dwango Japan but rather will pursue our own internal developed ringtones. Our decision is based upon the fact that we do not have the rights to the ringtones currently sold by Dwango Japan. The significant knowledge, experience and contacts in the ringtone business of Rick J. Hennessey and Alexander U. Conrad enable us to operate with substantial control over these activities.

In late 2003, we entered into a two-year non-exclusive license agreement with Enorbus Technologies, a wireless entertainment services provider in China. The agreement allows us to launch certain Enorbus wireless games in North America and allows Enorbus to launch certain of our wireless games in China. Neither party is obligated to release games developed by the other. In the event that either party chooses to distribute a wireless game developed by the other, the distributing party must pay all costs associated with transferring the game onto an appropriate platform for distribution and distributing the game. A royalty is payable to the developing party based upon the net revenue received by the distributing party from the distribution of the game. We currently do not anticipate this arrangement will serve as a material source of revenue for our company.

Products and Services

Games

In order to distribute the games licensed from Dwango Japan, we must “port” the applications to United States standards for use in the North American market. Porting is a two-step process. First, the games must be translated from Japanese to English and any cultural modifications deemed necessary must be made. Second, the games must be built from Japanese development platform, which in the case of NTT DoCoMo’s imode service is known as DOJA, and modified for the development platforms used in the United States. Two such platforms which we are pursuing are J2ME (MIDP) and BREW. Games will be developed for use with either or both of these platforms depending upon the carrier for which the games are being ported. Porting from DOJA to BREW or J2ME (MIDP) is not necessary in all cases. For example, the NEC 515 wireless handset, which launched with AT&T Wireless in July 2003, has our content pre-loaded and ships in the United States with the Japanese DOJA platform. NEC is an active manufacturer of handsets in Japan.

The games we distribute or will distribute fall into one of four categories: stand-alone games, turn-based network games, massively multiplayer games and browser-based network games. Stand-alone games are one-player games. Turn-based network games are games where the player competes against other players on the network and the game involves taking turns by the players. Massively multiplayer games are games where the player may compete with thousands of other players with an ongoing story line. Browser- based network games are multiplayer games where the players each play simultaneously, and game play is performed through the use of the phone’s browser, rather than an application running on the phone itself.

The following is a brief description of the games currently being distributed by us that are licensed from Dwango Japan:

STAR EXCEED™ is a standalone top down vertical scrolling shooting game. Players shoot enemy craft by using rapid-fire lasers or homing missiles. The game has a total of five stages, each getting progressively more difficult. A follow-up game to STAR EXCEED™, Star Diversion, is also a standalone top down vertical scrolling shooting game and is available for use on more robust handsets. The game play is similar to that of STAR EXCEED™.

Dwango Racing™ is a standalone top down vertical scrolling racing game. The player competes against one of eight rival cars to win the race and post the fastest lap time. The player can choose which car to use for the race, each of which has different handling, acceleration, top speed and grip. If the player wins the race, he or she is advanced to the next stage. There are a total of eight stages in the game.

JumPuyon is a stand-alone side scrolling platform game. Players help the alien, Puyon, jump on platforms while avoiding obstacles to reach the top. The goal is to get Puyon back to his ship before it takes off. There are a total of five levels, each progressively more difficult.

Bombt is a stand-alone puzzle game. Players must use color-coded bombs to eliminate like-colored blocks in order to clear the stage. A total of 40 levels get increasingly more complex.

Black Jack by dwango, Roulette by Dwango and Slots by dwango are stand-alone games. They are based on the classic casino games. Players can accumulate and lose credits just like in the real games.

The following is a brief description of the games currently being distributed by us that we have developed internally:

AquaX is a stand-alone game where players race through the water doing barrel rolls and double flips on a personal watercraft. Players earn points for speed, difficulty of tricks or a combination of both in eighteen challenges set in six different locations.

Bassmaster is a bass fishing simulation game where players can either fish in real-time or more-completely simulate the fishing experience by employing the “Cast ‘n Wait” system where, after the player casts his line, the application shuts itself down and will call the player back to continue play when a “bite” is received. The networked version of the game also features actual weather pulled from the National Weather Service, with accompanying art, and global high score tracking where players can simulate actual Bassmaster tournaments by posting their highest weight totals during the tournament period.

The following is a brief description of the games currently being distributed that have been developed by third parties we have hired to develop games for us:

Best Backgammon is an authentic replication of the classic game of backgammon. Game play allows for single or two player play.

Blink is an arcade-style game where the player uses a ball and paddle to destroy waves of advancing bricks.

Burnrate is a puzzle game where the player must connect the fire hoses within a 2 minute time limit to save each burning building.

Troika is a puzzle game in the mold of Tetris, where the player is challenged to properly line up the falling shapes to advance.

In addition to the games already released, we have four games in various stages of development. Of the games under development, two are being developed by us internally and two are being developed by third parties that we have hired to develop the games for us.

Ringtones

We have our own catalog of ringtones which we produce internally and consists of over 1,000 polyphonic ringtones, with ongoing production and licensing of over 200 new ringtones every month. We currently hold necessary non-exclusive licenses from Sony, EMI, Warner/Chappel Hill, ASCAP, Harry Fox, BMI, Universal and BMG for the distribution of ringtones. The non-exclusivity of these licenses does not have any impact on our business. We have also completed our ringtone applications that will allow for downloading of our ringtones. Ringtones can be downloaded to cell phones for use as an alternative ring for incoming calls to the ringtones that come with a cell phone. Different ringtones can be used to identify different callers. We released our ringtone service in June 2004 through AT&T Wireless, Cingular and Nextel, pursuant to an agreement with Real Networks and Rolling Stone Magazine. By virtue of our agreement with Rolling Stone, we released 1,000 ringtones under the Rolling Stone brand. Our Rolling Stone ringtone service also provides access to music reviews, searchable by artist and by rating.

We maintain our own production staff to supervise and manage our professional musician contractors who create our ringtones. We hire professional musicians who, by utilizing proprietary tools, create unique and high quality ringtones for distribution by us. These musicians continually add to the licensed ringtone library that spans virtually every major musical genre from Hip Hop to Hard Rock, Country to Classical, R&B to College Fight Songs. Distribution of ringtones occurs through a proprietary delivery platform designed by us.

Our delivery platform incorporates a mobile ringtone catalog application that allows users to browse, search, sample and download the newest as well as the most popular ringtones, sorted by title, artist and category. Ringtone downloads are initiated through either a WAP browser or a downloadable BREW ringtone client, allowing for customers to purchase new ringtones directly from their phones.

Images

We anticipate offering images for download in the near future. Images can be downloaded to cell phones as logos, which can be displayed on the main screen of a user’s cell phone, calling group icons, which are displayed when a call is received by selected calling parties, picture messages, which can be sent to friends along with text, or screensavers.

Branded Services

In January 2004, we executed an agreement pursuant to which we have launched a game under the Bassmaster mobile name on Nextel in June 2004. Additional products and services are expected to be added to build more robust Bassmaster mobile community. We expect to release this game on additional carriers in the near future. The first Bassmaster mobile game, Legendary Lunkers, features the Cast ‘n Wait system, which emulates real fishing by surprising the player with a call back when a fish is biting. Our agreement with ESPN is non-exclusive. In the event that ESPN licenses the Bassmaster brand to another provider of applications for wireless devices, the amount of revenues we may receive from applications developed by us containing the Bassmaster name may be negatively affected.

On March 30, 2004, we executed an agreement with Real Networks and RollingStone Magazine (Wenner Media) to provide a branded service for “RollingStone Ringtones,” “RollingStone Sound Clips” and “RollingStoneGames”. Our first product launched was a ringtone browser, which occurred in June 2004, and which is currently available through AT&T Wireless, Cingular and Nextel. These products and services using our library of ringtones are expected to be promoted through the magazine, web and wireless carriers. As per the agreement, we paid a $750,000 advance royalty fee and are committed to quarterly minimum royalty payments of $250,000 beginning September 30, 2004 for the five subsequent quarters thereafter. In addition, we agreed to advertise with Rolling Stone for a minimum of $125,000 per quarter for the duration of the agreement, as to which the first payment of $125,000 was made in July 2004. The agreement is exclusive, except that after one year, Rolling Stone may enter into agreements with other parties for the distribution of wireless games using the Rolling Stone brand and after six months, the exclusivity with respect to use of the Rolling Stone brand for ringtones only applies to ringtones and ringtone services distributed through wireless service providers or wireless carriers with which our company has completed and signed a binding contract that is still in effect for the distribution of Rolling Stone ringtones. In the event that a third party was to distribute wireless games or ringtones using the Rolling Stone brand, our business would be adversely affected.

Dwango Japan Licenses

We entered into a Technology License Agreement and a Trademark License Agreement with Dwango Japan effective August 14, 2002. The Technology License Agreement allows us to use exclusively all wireless technology of Dwango Japan (including all wireless technology developed by Dwango Japan during the term of the license) in North America for a period of eight years. To maintain the right to use such technology we must pay to Dwango Japan a royalty equal to the greater of $50,000 per year or 2% of our annual gross revenue arising from wireless technology directly licensed from Dwango Japan. Gross revenue not arising from wireless technology is not subject to this royalty.

The Trademark License Agreement allows us to use exclusively the Dwango Japan trademarks, including the name “dwango,” in North America for a period of 25 years. To maintain the right to use such trademarks, we must pay to Dwango Japan a royalty equal to the greater of $50,000 per year or ½ of 1% of our annual gross revenue arising from wireless technology. Gross revenue not arising from wireless technology is not subject to this royalty.

The parties have recognized that Dwango Japan has previously entered into and may in the future enter into certain global transactions with independent third parties for the development of wireless technology. To account for this business reality (the possible use of Dwango Japan wireless technology, not content, in North America when distributed as part of a global distribution agreement) and recognizing that we have a license to the Dwango Japan wireless technology within North America, the parties have agreed that we will have the right in certain circumstances to share with Dwango Japan in the revenues generated from these global transactions to the extent that they result in revenue arising from and/or business opportunities within North America, on terms to be agreed between us and Dwango Japan.

On August 14, 2002, Dwango Japan purchased 333,768 shares of common stock of Dwango North America, Inc. for $400,000. Prior to that, in July 2002, Dwango Japan invested $100,000 in Dwango North America, Inc. in consideration for a one-year convertible note, bearing interest at 4% per annum. Such note was converted into 83,443 shares of our common stock on July 7, 2003.

Distribution

In the later part of 2002, we entered into an agreement with AT&T Wireless which provides the terms and conditions under which our applications may be made available to AT&T Wireless subscribers. We are currently selling eight games through AT&T Wireless’ m-Mode channel: STAR EXCEED™, Star Diversion™, JumPuyon™, Bombt™, Slots by dwango, Roulette by dwango, Black Jack by dwango and dwango Racing™. Star Diversion is preloaded on the NEC 515 and 525 wireless handsets sold by AT&T Wireless pursuant to an agreement we have with NEC America. This allows AT&T Wireless subscribers who purchase the NEC 515 or 525 wireless handset access to one free level of game play. The full version of the game is available for purchase with a one-time download fee. This type of channel distribution with upgrade billing from within the application represents a first-of-a-kind innovation in the North American wireless market. We also introduced dwango Arcade through AT&T Wireless, where customers are given access to a group of games for a fee.

In May of 2002, we executed an agreement to become a certified BREW developer with Qualcomm. This agreement enables us to create and publish content on the BREW platform. BREW is the platform being used by Verizon Wireless for its data applications, including entertainment offerings. In October of 2002, we executed a BREW application license agreement with Verizon Wireless. The agreement gives us access to post for distribution BREW software applications to the online BREW catalog maintained by Qualcomm. These combined agreements give us a channel to publish content on Verizon Wireless’ network. We successfully launched our first BREW application, STAR EXCEED™, on Verizon’s Get-It-Now deck in May 2003 for the LG VX4400 handset and subsequently launched dwango Racing™ on such handset in August 2003. Both games have also launched on the LG VX6000 handset as well. Additionally, JumPuyon and AquaX are both featured on Verizon’s network, with JumPuyon on the VX6000 and T720 handsets and AquaX on the VX6000 and A530 handsets. Get-It-Now is Verizon’s entertainment service and is available on BREW handsets.

In addition to these agreements,, we have entered into carrier agreements with T-Mobile USA, Inc., Alltel Communications, Inc., Cingular Wireless LLC and Nextel Operations, Inc. In total, we have agreements with six major wireless carriers.

Our carrier agreements provide the specification and requirements under which our applications may be made available to the subscribers of such respective wireless carriers. These agreements set forth the compensation methodology and processes to be utilized in connection with the release of games. The wireless carriers are not required to make available to their subscribers any minimum number of games.

We are also seeking to enter into agreements similar to those described above to make our content available to subscribers of other major carriers such as Sprint PCS and US Cellular.

Our content is initially being sold for a download fee. Under this model, a download fee is charged for each download of an application or bundle of applications.

The fees for downloading content may be collected by the carriers and then forwarded to us in what is known as a billing-on-behalf-of system, which is the current system employed by us. A billing-on-behalf-of- system allows the fees for our applications to appear on a customer’s regular monthly cell phone bill. When games are sold through a carrier, the carrier is entitled to retain a fee. The development and implementation of billing-on-behalf-of systems enables wireless carriers to collect revenues for subsequent remittance to content providers. This model is critical to attract users who are comfortable paying for content as part of their regular wireless phone bill but who may be hesitant paying for content in an over-the-air credit card transaction.

Markets

The United States wireless market is evolving to the next generation that allows carriers to provide data services in addition to voice services and generate revenue from those data services. We believe this will result in a market similar to the one that has developed in Japan, where NTT DoCoMo’s i-mode™ data service has grown from the time of launch to over 31 million subscribers in three years, reaching over 40 million at the end of 2003.

We believe that in the United States, a number of changes in the wireless market are driving the evolution to the next generation. These changes include the development of new handsets with higher resolution color screens, longer battery life and the ability to download and execute applications on the handset, the upgrade of wireless networks, the ability of wireless carriers to bill on behalf of application developers such as our company, and the development by companies such as our company of new wireless applications.

Our target market is youth, which is typically defined as consumers between the ages of 14 and 24 years old, and sometimes includes consumers through their late 20’s. Wireless carriers, particularly in North America, are increasingly focusing on this segment, as it is the most rapidly adopting segment with respect to the wireless content and new account sales in the marketplace.

Marketing and Sales

Our success in marketing and selling our applications will rely on product innovation (including freshness), placement in the upper tiers of the handset menus (making the applications easy to find), and distribution (the number of carriers that offer our products). In addition to marketing our products to wireless carriers, we also engage in marketing efforts toward end-user consumers. Marketing of the applications to consumers is performed through a combination of marketing by the wireless carriers of wireless content to their subscribers, direct consumer marketing efforts by our company, and the public relations efforts of our company. We also seek to gain exposure through industry trade shows, industry conference attendance, our website, and general industry exposure.

Competition

The market for wireless content is highly competitive. We are an early entrant into the wireless content market, and we expect that the competition will increase as the market grows. We believe that our primary competitors in our two main product categories are as follows: Games: Jamdat, THQ, Mforma and Sorrent. Media: Zingy, Moviso and Fatih. Many of these competitors have released significantly more content to date than us. Many of our competitors have substantially greater financial resources than us, which may allow them to identify emerging trends more quickly and develop technology at a faster pace. We believe that the principal competitive factors are exclusive brand relationships, ability to provide a complete mobile channel solution (games and media), quality of the content, including its freshness and innovative differentiation, relationships with wireless carriers, the ability to have the content placed in the upper tiers of the handset menus, and the number of carriers who offer the content. We believe that we compete, or will compete, favorably in these categories. We believe we have a unique competitive advantage in our ability to leverage the exclusive license for the Dwango Japan content and technology.

Government Regulation

We are not currently subject to direct federal, state, or local government regulation, other than regulations applicable to businesses generally. The telecommunications industry is subject to regulation by federal and state agencies, including the Federal Communications Commission, and various state public utility and service commissions. While such regulation does not necessarily affect us directly, the effects of these regulations on the wireless carriers that provide ours applications to their subscribers may, in turn, adversely affect our business, by, for example, increasing our costs or reducing our ability to continue selling our products.

Intellectual Property and Proprietary Rights

We regard our patents, copyrights, trademarks, trade secrets, proprietary technology and similar intellectual property, including that licensed from Dwango Japan, as critical to our success. We rely on a combination of patent, trademark and copyright law and contractual restrictions to establish and protect our intellectual property rights. We require our employees, developers and licensees to enter into agreements requiring them to keep confidential all trade secrets and other confidential information. Our employees enter into agreements which recognize that all inventions, trade secrets, works of authorship, developments and other processes made by them in the course of their work for us are our property. These agreements establish that we have the exclusive right to those works and transfer any residual ownership in those works to us. There can be no assurance that the steps we have taken to protect our proprietary rights will be adequate to prevent third parties from infringing or misappropriating our proprietary rights.

Dwango Japan License Agreements

Through our subsidiary, Dwango North America, Inc., we have an exclusive eight year license to Dwango Japan’s wireless technology for use within North America, which we refer to as the Technology License, and an exclusive 25 year license to Dwango Japan’s trademarks for use within North America, which we refer to as the Trademark License. These licenses commenced on August 14, 2002.

Pursuant to the terms of the Trademark License, we have both a license to the registered trademark Dwango® and the right to register any unregistered marks associated with Dwango Japan’s technology. Upon termination of the Trademark License, we must: cease use of the Dwango trademark; convey to Dwango Japan all right to any Dwango Japan technology trademarks, which we may have registered; and, convey to Dwango Japan all our right to the domain name www.dwango.com.

Patent Protection

We currently have on file one U.S. patent application in relation to a method and apparatus for a one click upgrade for mobile applications. We perform periodic reviews of our ongoing technology developments and intend to pursue additional patents as appropriate. We may not be able to successfully defend or claim any legal rights in the invention for which an application has been made but for which the Patent and Trademark Office has not issued a patent.

Trademarks

We have a license to the Dwango® trademark. We have a pending U.S. Trademark Application for Star Diversion™, the title of a wireless game we licensed from Dwango Japan. In addition, we are in the process of applying for three other trademarks relating to our company and our services. We may not be able to successfully defend or claim any legal rights in those trademarks for which applications have been made but for which the Patent and Trademark Office has not issued a registered certificate.

Properties

We currently maintain our executive office at 200 West Mercer Street, Suite 501, Seattle, Washington 98119 pursuant to a lease that expires in April 2005. The monthly rental for such space is $4,500.We also have a game studio located at 582 Market Street, Suite 1101, San Francisco, California 94104, the monthly rental for which is $2,040 and which lease expires in September 2004. In addition, we have office space at 5847 San Felipe Street, Houston, Texas, which space was our executive offices until January 2004. Our lease for such space expires in September 2006. The monthly rental for such space is $5,750. We are in the process of attempting to sublet our Houston offices.

Employees

As of June 30, 2004, we had a total of 37 employees, all of whom work full-time. Nine are located at our San Francisco office and 28 are located at our Seattle, Washington office. None of our employees are represented by unions and we are not aware of any activities seeking such organization. We consider our relations with our employees to be good.

Legal Proceedings

We are not currently a party to any material legal proceedings.

MANAGEMENT

Executive officers and directors

The following sets forth certain information regarding the directors and executive officers of our company. Each director holds office until the next annual meeting of the stockholders and until his successor has been duly elected and qualified. Each executive officer serves at the discretion of the board of directors of our company.

Name	Age	Position
Rick J. Hennessey	36	Director and Chief Executive Officer
Alexander U. Conrad	34	Director, President, Chief Operating Officer and Secretary
J. Paul Quinn	44	Chief Financial Officer, Treasurer
L. Derrick Ashcroft	75	Director
Vishal Bhutani	29	Director
Paul Eibeler	48	Director
James Scibelli	54	Director

Rick J. Hennessey joined our company in April 2003 as Vice President of Business Development of our dwango wireless division. We no longer identify ourselves by divisions. Mr. Hennessey served as Vice President of Business Development of our wireless division from April 2003 until July 2003, at which time he became Executive Vice President of our company. In February 2004, Mr. Hennessey was elected a director of our company and was promoted to Chief Executive Officer and President of our company. Mr. Hennessey relinquished his title as President in March 2004. Mr. Hennessey co-founded Over-the-Air Wireless, Inc. in June 2001 and served as its Chief Executive Officer until our acquisition of such company in February 2004. Prior to that, from January 1996 to December 2002, Mr. Hennessey was Chief Executive Officer of Eversio Technologies, a mobile enterprise solutions provider. From January 1996 to the present, Mr. Hennessey has served as Chairman of Eversio Technologies. Pursuant to his employment agreement with us, Mr. Hennessey is entitled to work up to three hours per week for Eversio Technologies.

Alexander U. Conrad has been employed by our company since May 2003. In March 2004, Mr. Conrad was elected a director of our company. He was also elected as President, Chief Operating Officer and Secretary of our company in March 2004. Mr. Conrad was the Vice President of Business Development of Over-the-Air Wireless, Inc. from June 2002 until our acquisition of such company in February 2004. Prior to such time, from January 2001 through June 2002, Mr. Conrad was Senior Product Manager, New Initiatives, for eFunds Corporation, a company that provides transaction processing, risk management and outsourcing services. From April 2000 through January 2001, Mr. Conrad was Director of Product Management for DocuTouch Corporation, a provider of document management, authentication, secure repository and digital signature services. From August 1999 through April 2000, Mr. Conrad was Marketing and Services Manager of Segueonline, Inc., a digital marketing and development agency. Mr. Conrad received his MBA from Seattle University, Albers School of Business and Economics in March 2000.

J.Paul Quinn joined our company in March 2004 as our Chief Financial Officer. From November 2000 through October 2003, Mr. Quinn was the Chief Financial Officer of N2H2, Inc., a software development company. From August 1999 through October 2000, Mr. Quinn was the Senior Vice President of Finance and Administration for The Closeout Company, a discount retailer. From December 1993 through August 1999, he was Vice President and Controller of Fleming Retail Group, a retailer and wholesaler.

L. Derrick Ashcroft has been a director of our company since November 2000. Mr. Ashcroft is currently an owner of the Flying X Ranch, a company engaged in the breeding of cattle. From 1990 through the present, Mr. Ashcroft has been a director of Tata Technologies, Inc., a company engaged in providing consulting services to manufacturing and distribution companies on the strategic use of information technology and a member of the Tata group of companies. Mr. Ashcroft previously served on the board of directors of the following public and private companies in the United States and abroad: Leasing Edge Corporation, Access West, Inc., Publistix, Inc., Boreham Services, Ltd. (UK), Premier Laser Systems, and Westergaard.com, Inc. Mr. Ashcroft has served as President of AARK Enterprise, Inc., Senior Vice President of the Carteret Financial Group, Chairman of Ashcroft Rubin, Inc. and Chairman of Cardiopet, Inc.

Vishal Bhutani has been a director of our company since January 2004. From August 2002 through the present, Mr. Bhutani has been the Head of Research for Alexandra Investment Management, LLC, the investment advisor for Alexandra Global Master Fund Ltd, an investor in our company. From March 2002 to August 2002, Mr. Bhutani was Vice President of Magten Asset Management, a company engaged in asset management. From August 2000 through March 2002, Mr. Bhutani was a Corporate Finance Specialist for McKinsey & Company, a management consulting firm. In 2000, Mr. Bhutani received his MBA in Finance from the NYU Stern School of Business.

Paul Eibeler has been a director of our company since August 2003. Since April 2004, Mr. Eibeler has been the President and a director of Take-Two Interactive Software, Inc., an SEC reporting company that develops, publishes and distributes interactive game software. Mr. Eibeler was also President of Take-Two Interactive Software, Inc. from July 2000 through July 2003 and a director of Take-Two Interactive from January 2001 through April 2003. From June 1997 through March 2000, Mr. Eibeler was Executive Vice President and General Manager of Acclaim North America, part of Acclaim Entertainment, Inc., an SEC reporting company engaged in the development, publication, marketing and distribution of interactive entertainment software. Mr. Eibeler also was a consultant to Microsoft in connection with the development and launch of Microsoft’s Xbox.

James Scibelli has been a director of our company since March 2004. Since March 1996, Mr. Scibelli has served as President of Roberts & Green, Inc., a New York financial consulting firm offering a variety of financial and investment consulting services. He is also a member of RG Securities, LLC, an investment banking company that has acted as co-placement agent for various private placements completed by our company. Mr. Scibelli is also a director of Acclaim Entertainment, Inc., an SEC reporting company that develops, markets and distributes interactive entertainment software, a position he has held since 1993.

In connection with their investment in our company, Alexandra Global Master Fund Ltd. is entitled to nominate two directors for election to the board of directors of our company. We have the right to approve their nominee, which approval may not unreasonably be withheld. Alexandra has currently nominated Vishal Bhutani to our board of directors.

Paul Eibeler and L. Derrick Ashcroft serve on the Audit Committee of the Board of Directors of our company. Mr. Ashcroft is the Chairman of such committee. The Audit Committee is responsible for overseeing management’s conduct in the financial reporting process, including reviews of our company’s annual, quarterly and other financial reports and its systems of internal accounting, bookkeeping, and financial controls. The Audit Committee is responsible for reviewing any non-audit services and special engagements to be performed by the independent auditors and considering the effect of such performance on the auditors’ independence. The Audit Committee is also responsible for engaging and dismissing our company’s independent certified public accountants. In discharging its oversight role, the Audit Committee is empowered to meet and discuss with our company’s management and independent auditors the quality and accuracy of our accounting principles, the completeness and clarity of our financial disclosures and other significant decisions made by management in the preparation of financial reports. Our Audit Committee does not have an “audit committee financial expert”. As a small company we do not have the resources to actively recruit a director to sit on our audit committee who qualifies as an audit committee financial expert. We believe, however, that certain members of our board of directors have financial backgrounds that are beneficial to us in dealing with financial matters.

Paul Eibeler, L. Derrick Ashcroft and Vishal Bhutani serve on the Compensation Committee of the Board of Directors of our company. Mr. Eibeler is the Chairman of such committee. The Compensation Committee of the Board of Directors is responsible for review and approval of our company’s executive compensation and administering our stock option plan.

Executive Compensation

The following table provides information concerning the annual and long-term compensation earned or paid to our then serving chief executive officer (the “named executive officer”) for the periods presented. No executive officer of our company had compensation that exceeded $100,000 during 2003. For the period prior to September 29, 2003, the date of the acquisition by us of Dwango North America, Inc., the following table includes compensation earned at Dwango North America, Inc.

	Annual Compensation			Long-Term Compensation
				Restricted Stock Award	Number of Securities Underlying Options	All Other Compensation
Name and Principal Position	Year	Salary	Bonus
Robert E. Huntley	2003	$86,000	—	—	1,030,074	—
Chief Executive Officer (1)	2002	$78,000	—	—	—	—
	2001	—	—	—	—	—

(1)	Mr. Huntley ceased being Chief Executive Officer in February 2004.

Director Compensation

As compensation for services on our board of directors, Messrs. Joseph Allen, L. Derrick Ashcroft and Jay Higgins, two of whom are former directors of our company, were each granted a non-qualified stock option to purchase 62,707 shares of common stock at an exercise price of $0.80 per share. Each option was for a term of ten years commencing as of April 4, 2002.

On November 19, 2003, Paul Eibeler was granted a non-qualified stock option to purchase 250,000 shares of common stock at an exercise price of $1.50 per share. The option is for a term of ten years and is immediately exercisable. The option was issued in consideration of his services to our company as a director and, in addition to his services as a director, the provision by Mr. Eibeler of business and consulting services to our company, consisting primarily of advice regarding the strategic direction of the company, management and general financial matters.

Each director is reimbursed for his expenses incurred in connection with the performance of his duties as a director. In addition, each director is entitled to $500 per meeting attended of the board of directors and for any committee thereof in which he is a member.

Option Grants in Last Fiscal Year

The following table provides information concerning individual grants of stock options made during 2003 to our named executive officer.

Name	Number of Securities Underlying Options	Percent of Total Options Granted to Employees In 2003	Exercise Price (in $ per share)		Expiration Date
Robert E. Huntley	318,083 378,658 333,333	20% 24% 22%	$ $ $	1.20 1.32 1.50	5/27/13 5/27/08 11/18/13

Aggregated Options Exercises in 2003 and Year End Values

The following table provides information concerning the exercise of stock options during 2003, and the value of unexercised options owned, by our named executive officer.

Name	Shares Acquired On Exercise	Value Realized	Number of Securities Underlying Unexercised Options (1)		Value of Unexercised In-the-Money Options (2)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Robert E. Huntley	—	—	472,682	557,392	$79,985	$186,605

(1)	Includes ownership of options as of December 31, 2003.

(2)	Based on closing price of our common stock as reported on the Over-the-Counter Bulletin Board on December 31, 2003.

Employment Agreements

In connection with our acquisition of Over-the-Air Wireless, Inc. in February 2004, of which Rick J. Hennessey was a co-founder and the Chief Executive Officer, and of which Alexander U. Conrad was the director of marketing and finance, we entered into employment agreements with Mr. Hennessey and Mr. Conrad. The employment agreements provide for an annual salary of $85,000 and $80,000, respectively, subject to increase upon agreement between the parties. The salary for Mr. Hennessey has been increased to $125,000 in connection with his appointment as Chief Executive Officer and the salary of Mr. Conrad has been increased to $100,000 in connection with his appointment as President and Chief Operating Officer of our company. In addition, Mr. Hennessey and Mr. Conrad received options to purchase 410,088 and 144,737 shares of our common stock, respectively, pursuant to such agreements. The period of employment is terminable by the employee or our company, with or without cause, after thirty days written notice to the other party. The employment agreements contain restrictions on solicitation of our employees and provisions protecting our proprietary rights and confidential information. Mr. Hennessey is entitled to work up to three hours per week for Eversio, Inc., a mobile enterprise solutions provider of which he is chairman.

Provisions of our Charter and Bylaws

Our articles of incorporation provide that our company will indemnify any person who is or was a director, officer, employee, agent or fiduciary of our company to the fullest extent permitted by applicable law. Nevada law permits a Nevada corporation to indemnify its directors, officers, employees and agents against liabilities and expenses they may incur in such capacities in connection with any proceeding in which they may be involved, if (i) such director or officer is not liable to the corporation or its stockholders due to the fact that his or her acts or omissions constituted a breach of his or her fiduciary duties as a director or officer and the breach of those duties involved intentional misconduct, fraud or a knowing violation of law, or (ii) he or she acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the company, or that with respect to any criminal action or proceeding, he or she had no reasonable cause to believe that his or her conduct was unlawful.

In addition, our company’s bylaws include provisions to indemnify our officers and directors and other persons against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with the action, suit or proceeding against such persons by reason of serving or having served as officers, directors, or in other capacities, if such person either is not liable pursuant to Nevada Revised Statutes 78.138 or acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of our company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent will not, of itself, create a presumption that the person is liable pursuant to Nevada Revised Statutes 78.138 or did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of our company and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable.

BENEFICIAL OWNERSHIP OF SECURITIES

The following table shows the common stock owned by our directors and “named executive officer”, by persons known by us to beneficially own, individually, or as a group, more than 5% of our outstanding common stock as of August 9, 2004 and all of our current directors and executive officers as a group.

Name and Address of Beneficial Owner (1)	Beneficial Ownership of Capital Stock (2)		Percent of Common Stock
Robert E. Huntley (3)	3,317,436	(4)	41.5%
Huntley Family Trust (5)	696,741	(6)	9.9%
Rick J. Hennessey	592,308	(7)	8.0%
Alexander U. Conrad	136,115	(8)	1.9%
J. Paul Quinn	1,000		*
L. Derrick Ashcroft	69,942	(9)	1.0%
Vishal Bhutani (10)	0	(11)	0
Paul Eibeler (12)	416,776	(13)	5.6%
James Scibelli (14)	776,621	(15)	10.0%
David Adams	574,308	(16)	7.8%
James Scoroposki (17)	458,930	(18)	6.2%
Silverman Partners(19)	500,650	(20)	6.6%
Alexandra Global Master Fund Ltd. (21)	735,017	(22)	9.9%
Dwango Co., Ltd. (23)	542,624		7.7%
HCFP/Brenner Securities, LLC (24)	526,296	(25)	6.9%
RG Securities, LLC (26)	526,296	(27)	6.9%
All directors and executive officers as a group (7 persons)	1,992,762	(28)	23.1%

*	Less than 1%

(1)	The address of each person, except as otherwise noted, is c/o Dwango North America Corp., 200 West Mercer Street, Suite 501, Seattle, Washington 98119.

(2)	Except as otherwise noted, each individual or entity has sole voting and investment power over the securities listed. Pursuant to the rules and regulations of the Securities and Exchange Commission, shares of common stock that an individual or group has a right to acquire within 60 days pursuant to the exercise of options or warrants are deemed to be outstanding for the purposes of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table.

(3)	The address of Mr. Huntley is 222 Vanderpool Lane, Houston, Texas, 77024.

(4)	Includes 612,029 shares of common stock issuable upon exercise of options and 326,927 shares of common stock issuable upon the exercise of warrants held by Mr. Huntley. Does not include 696,741 shares of common stock beneficially owned by Huntley Family Trust, or 139,348 shares of common stock beneficially owned by Huntley Trust No. 2.

(5)	The address of Huntley Family Trust is c/o Gary S. Gunn, Trustee, Gunn, Mullins & Farrell, LLP, 1415 North Loop West, Suite 270, Houston, TX 77008.

(6)	Gary S. Gunn, as trustee, has sole voting and dispositive power over these securities.

(7)	Includes 299,392 shares of common stock issuable upon exercise of options held by Mr. Hennessey.

(8)	Includes 122,491 shares of common stock issuable upon exercise of options held by Mr. Conrad.

(9)	Includes 62,707 shares of common stock issuable upon exercise of options held by Mr. Ashcroft.

(10)	The address of Mr. Bhutani is c/o Alexandra Investment Management, LLC, 767 Third Avenue, 39th Floor, New York, New York 10017.

(11)	Mr. Bhutani is the Head of Research for Alexandra Investment Management, LLC, the investment advisor for Alexandra Global Master Fund Ltd., one of the investors in our company. No shares owned by Alexandra are attributed to Mr. Bhutani.

(12)	The address of Mr. Eibeler is c/o Take-Two Interactive Software, Inc., 622 Broadway, New York, New York 10012.

(13)	Includes 41,721 shares of common stock issuable upon conversion of senior convertible promissory notes, 83,388 shares of common stock issuable upon exercise of warrants, and 250,000 shares of common stock issuable upon exercise of options held by Mr. Eibeler.

(14)	The address of Mr. Scibelli is c/o RG Securities, LLC, 165 EAB Plaza, 6th Floor, Uniondale, NY 11556-0165.

(15)	Includes 83,442 shares of common stock issuable upon conversion of senior convertible notes and 83,442 shares of common stock issuable upon exercise of warrants held by Mr. Scibelli, and 526,296 shares of common stock issuable upon exercise of warrants held by RG Securities, LLC, of which Mr. Scibelli may be deemed to be the beneficial owner.

(16)	Includes 281,392 shares of common stock issuable upon exercise of options held by Mr. Adams.

(17)	The address of Mr. Scoroposki is c/o Acclaim Entertainment, Inc., One Acclaim Plaza, Glen Cove, NY 11542-2788.

(18)	Includes 166,883 shares of common stock issuable upon conversion of senior convertible promissory notes and 166,883 shares of common stock issuable upon exercise of warrants held by Mr. Scoroposki.

(19)	The address of Silverman Partners is c/o Harvey Silverman, Spear, Leeds & Kellogg, 120 Broadway, 6th Floor, New York, NY 10271. Harvey Silverman has sole voting and investment power over these securities.

(20)	Consists of 250,325 shares of common stock issuable upon conversion of senior convertible promissory notes and 250,325 shares of common stock issuable upon exercise of warrants held by Silverman Partners.

(21)	The address of Alexandra Global Master Fund Ltd. is c/o Alexandra Investment Management, LLC, 767 Third Avenue, 39th Floor, New York, NY 10017. Alexandra Investment Management, LLC, a Delaware limited liability company (“AIM”), serves as investment adviser to Alexandra Global Master Fund Ltd., a British Virgin Islands company (“Alexandra”). By reason of such relationship, AIM may be deemed to share dispositive power over the shares of common stock stated as beneficially owned by Alexandra. AIM disclaims beneficial ownership of such shares of common stock. Messrs. Mikhail A. Filimonov (“Filimonov”) and Dimitri Sogoloff (“Sogoloff”) are managing members of AIM. By reason of such relationships, Filimonov and Sogoloff may be deemed to share dispositive power over the shares of common stock stated as beneficially owned by Alexandra. Mr. Vishal Bhutani (“Bhutani”) is a director of our company and employed by AIM.

(22)	The shares of common stock reported as beneficially owned by Alexandra includes 338,861 shares of outstanding common stock. Certain of the shares of common stock reported as beneficially owned are shares that Alexandra has the right to acquire upon conversion of notes and preferred stock and exercise of common stock purchase warrants. The notes, preferred stock and common stock purchase warrants held by Alexandra contain limitations on the conversion or exercise thereof which make such notes and shares of preferred stock inconvertible and such common stock purchase warrants unexercisable to the extent the holder would, upon conversion or exercise, beneficially own more than 9.9% of the common stock. The amount reported as beneficially owned is based on such limitations. In the absence of such limitations, Alexandra’s notes, preferred stock and common stock purchase warrants would be convertible into or exercisable for an aggregate of 7,333,333 shares of our common stock.

(23)	The address of Dwango Co., Ltd. is Hamacho Center Bldg., 2-31-1, Nihonbashi-Hamacho, Chuo-Ku, Tokyo, Japan 103-0007. Dwango Co., Ltd. is a public company in Japan, whose securities are traded on the Tokyo Stock Exchange.

(24)	The address of HCFP/Brenner Securities, LLC is 888 7th Avenue, 17th Floor, New York, New York 10106. Steven Shaffer has sole voting and investment power over these securities.

(25)	Consists of shares of common stock issuable upon exercise of warrants held by HCFP/Brenner Securities, LLC.

(26)	The address of RG Securities, LLC is 165 EAB Plaza, 6th Floor, Uniondale, NY 11556-0165. James Scibelli and Robert Scibelli have shared voting and investment power over these securities.

(27)	Consists of shares of common stock issuable upon exercise of warrants held by RG Securities, LLC.

(28)	Includes 1,553,879 shares of common stock issuable upon conversion of senior convertible notes and exercise of options and warrants held by the directors and executive officers.

CERTAIN TRANSACTIONS

In connection with the founding of our company, Robert E. Huntley received 2,887,642 shares of our common stock. Mr. Huntley provided services to our company in consideration for the receipt of such stock in our company. He subsequently transferred 696,741 shares of such common stock to Huntley Family Trust and 139,348 shares of such common stock to Huntley Trust No.2. In connection with his serving as an officer and director of our company, Mr. Huntley has also received options to purchase 1,030,074 shares of our common stock.

In April 2001, Marilyn Miller, the wife of Robert E. Huntley, loaned our company $50,000 as evidenced by a promissory note dated April 27, 2001 bearing interest at a rate of 10% per annum. Such note was modified, renewed, and extended by agreement between our company and Marilyn Miller dated April 23, 2002. Such note was contributed to the capital of our company on August 30, 2002. In addition, on April 23, 2002, Ms. Miller loaned to our company another $50,000, as evidenced by a promissory note dated April 23, 2002, bearing interest at a rate of 10% per annum. This note was repaid in full as of August 30, 2002.

In October 2002, Mr. James Scibelli, a principal of RG Securities, LLC, purchased 59,880 shares of common stock of our company for $100,000 pursuant to an offering in which RG Securities, LLC and HCFP/Brenner Securities, LLC acted as co-placement agents. RG Securities and HCFP/Brenner Securities and their designees received an aggregate cash fee of approximately $130,000 and warrants to purchase an aggregate of 83,444 shares of our common stock for acting as co-placement agents for such offering. Mr. Scibelli is currently the beneficial owner of 10.0% of our common stock and in March 2004 became a director of our company. RG Securities, LLC and HCFP/Brenner Securities, LLC are each currently the beneficial owner of 6.9% of our common stock. All of the cash fees paid and warrants issued to RG Securities, LLC and HCFP/Brenner Securities, LLC describe in this section, “Certain Transactions,” were divided by these two firms.

In May 2003, Mr. James Scibelli purchased $100,000 of our senior convertible promissory notes, convertible into 83,442 shares of common stock, and warrants to purchase 83,442 shares of common stock pursuant to an offering, completed in September 2003, in which RG Securities and HCFP/Brenner Securities acted as co-placement agents. RG Securities and HCFP/Brenner Securities received an aggregate cash fee of $272,500 and warrants to purchase an aggregate 417,208 shares of our common stock for acting as co-placement agents for such offering.

On November 19, 2003, Paul Eibeler was granted a non-qualified stock option to purchase 250,000 shares of common stock at an exercise price of $1.50 per share. The option is for a term of ten years and is immediately exercisable. The option was issued in consideration of his services to our company as a director and, in addition to his services as a director, the provision by Mr. Eibeler of business and consulting services to our company, consisting primarily of advice regarding the strategic direction of the company, management and general financial matters.

RG Securities, LLC and HCFP/Brenner Securities, LLC received placement compensation in connection with our sale of 250,000 shares of common stock and warrants to purchase 250,000 shares of common stock to Alexandra Global Master Fund Ltd. for an aggregate purchase price of $300,000 in December 2003. RG Securities and HCFP/Brenner Securities received an aggregate cash fee of $24,000 and warrants to purchase an aggregate of 50,000 shares of our common stock.

RG Securities, LLC, and HCFP/Brenner Securities, LLC received placement compensation in connection with our sale of $1,700,000 aggregate principal amount of 9% senior convertible notes due 2007, convertible into 1,416,667 shares of common stock, and 708,333 common stock purchase warrants to Alexandra Global Master Fund Ltd. in January 2004. RG Securities and HCFP/Brenner Securities received an aggregate cash fee of $136,000 and warrants to purchase an aggregate of 212,500 shares of our common stock.

In January 2004, we issued to HCFP/Brenner Securities, LLC and RG Securities, LLC warrants to purchase an aggregate of 10,284 shares of our common stock, valued at $13,000, in consideration of their deferment of cash fees owing to them.

From October through December 2003, Robert E. Huntley, a former officer and director of our company, and Paul Eibeler, one of our outside directors, advanced an aggregate of $392,000 and $50,000, respectively to our company. In January 2004, such individuals elected to apply such amounts toward the purchase of an aggregate of 326,667 and 41,667 shares of our common stock ($1.20 per share), respectively, and warrants to purchase 326,667 and 41,667 shares of our common stock at an exercise price of $1.20 per share, respectively, in full satisfaction of the amounts previously advanced.

On February 4, 2004, we acquired Over-the-Air Wireless, Inc., a company engaged in the wireless ringtone business. Rick J. Hennessey, Alexander U. Conrad, David Adams and Mark Sanders were the sole shareholders of Over-the Air Wireless, Inc. Mr. Hennessey was the chief executive officer, Mr. Conrad was the director of marketing and finance and David Adams was the President and Chief Technology Officer for Over-the-Air Wireless, Inc. At the time of our acquisition of such company, Rick J. Hennessey was our executive vice president and Alexander U. Conrad and David Adams were employees of ours. Rick J.Hennessey has become our chief executive officer and Alexander U. Conrad has become our president, chief operating officer and secretary. David Adams is our vice president of development. In connection with the acquisition, we issued (i) to Rick J. Hennessey and David Adams, 292,916 shares of our common stock each, (ii) to Alexander U. Conrad, 13,624 shares of our common stock, and (iii) to Mark Sanders, 81,744 shares of our common stock. We granted the former Over-the-Air Wireless, Inc. shareholders customary piggyback registration rights and agreed that we would include their shares of common stock in a registration statement filed within six months of our acquisition of Over-the-Air Wireless, which rights were waived by Messrs. Hennessey and Conrad and in part by Mr. Adams. 10,000 of the shares of common stock held by David Adams and 81,744 of the shares held by Mark Sanders are registered for resale in this prospectus. In addition, we entered into employment agreements with each of Messrs. Hennessey, Conrad and Adams, and issued options to purchase 410,088 shares of common stock to each of Mr. Hennessey and Mr. Adams and options to purchase 144,737 shares of common stock to Mr. Conrad. The value of the shares of common stock issued to the former shareholders of Over-the-Air Wireless, Inc. was $1,000,000 and the value of the options issued was $1,217,000 (of which $517,000 is attributable to Mr. Hennessey’s options and $183,000 is attributable to Mr. Conrad’s options) based upon the Black-Scholes option pricing model, with the following assumptions: 94% volatility, 6 year expected life, risk free interest rate of 3.41% and a dividend yield of 0%.

RG Securities, LLC and HCFP/Brenner Securities, LLC received placement compensation in connection with our sale of $2,300,000 aggregate principal amount of 9% senior convertible notes due 2007, convertible into 1,916,667 shares of common stock, and 958,333 common stock purchase warrants to Alexandra Global Master Fund Ltd. in March 2004. RG Securities and HCFP/Brenner Securities received an aggregate cash fee of $184,000 and warrants to purchase an aggregate of 287,500 shares of our common stock.

RG Securities, LLC and HCFP/Brenner Securities, LLC may receive placement compensation in connection with our sale of an aggregate of 1,250 shares of series A convertible preferred stock and 1,041,667 common stock purchase warrants to Alexandra Global Master Fund Ltd. in June, July and August 2004. The amount of such compensation has not yet been determined, although we anticipate that the amount will not exceed $100,000 in the aggregate and warrants to purchase an aggregate of 208,333 shares of our common stock.

In connection with their investments in our company, Alexandra Global Master Fund Ltd. is entitled to nominate two directors for election to the board of directors of our company. We have the right to approve their nominees, which approval may not be unreasonably withheld. Alexandra has currently nominated Vishal Bhutani to our board of directors.

SELLING SECURITYHOLDERS

The securities covered by this prospectus are shares of our common stock that have been issued and shares of our common stock that may be issued upon the conversion of convertible notes or upon the exercise of warrants to purchase shares of our common stock. The number of shares of common stock that may be actually sold by the selling securityholders will be determined by such selling securityholder. We are registering for the selling securityholders named herein an aggregate of 9,518,782 shares of common stock. The shares of common stock to which this prospectus relates consist of the following:

•	1,134,435 shares of common stock previously issued by our company.

•	41,722 shares of common stock issuable upon the exercise of warrants acquired by the selling securityholder in August 2002.

•	83,444 shares of common stock issuable upon the exercise of warrants issued to HCFP/Brenner Securities, LLC and RG Securities, LLC and their designees for acting as placement agents for a private placement completed by our company in October 2002.

•	2,681,109 shares of common stock issuable upon conversion of our 8% senior convertible promissory notes due 2006 acquired by the selling securityholders in a private placement completed by the registrant in September 2003. 595,072 of such shares have been registered in connection with possible interest payments.

•	2,086,037 shares of common stock issuable upon the exercise of warrants acquired by the selling securityholders in the September 2003 private placement.

•	417,208 shares of common stock issuable upon the exercise of warrants issued to HCFP/Brenner Securities, LLC and RG Securities, LLC for acting as the placement agents in connection with the September 2003 private placement.

•	250,000 shares of common stock issuable upon the exercise of warrants acquired by a selling securityholder in a private placement completed by the registrant in December 2003.

•	50,000 shares of common stock issuable upon the exercise of warrants issued to HCFP/Brenner Securities, LLC and RG Securities, LLC for acting as placement agents in connection with the December 2003 private placement.

•	1,802,043 shares of common stock issuable upon conversion of our 9% senior convertible note due 2007 acquired by a selling securityholder in a private placement completed by the registrant in January 2004. 385,376 of such shares have been registered in connection with possible interest payments.

•	708,333 shares of common stock issuable upon the exercise of warrants acquired by a selling securityholder in the January 2004 private placement.

•	212,500 shares of common stock issuable upon the exercise of warrants issued to HCFP/Brenner Securities, LLC and RG Securities, LLC for acting as placement agents in connection with the January 2004 private placement.

•	10,284 shares of common stock issuable upon exercise of warrants issued to HCFP/Brenner Securities, LLC and RG Securities, LLC in January 2004.

•	41,667 shares of common stock issuable upon exercise of warrants issued to an outside director in connection with the conversion of advances to our company by such individuals to common stock and warrants.

Except as noted below or in the “Beneficial Ownership of Securities” and “Management” sections of this prospectus, none of the selling securityholders has, or within the past three years has had, any relationship, position or office with us or our predecessors or affiliates. Except as noted below and based upon information received by us from the selling securityholders, none of the selling securityholders is a broker-dealer or affiliate of a broker-dealer.

The following table sets forth, as of August 9, 2004: (1) the name of each selling securityholder, (2) the number of shares of our common stock beneficially owned by each selling securityholder, including the number of shares purchasable upon exercise within 60 days of options or warrants or conversion within 60 days of notes, (3) the percentage of our outstanding common stock beneficially owned by such selling securityholder prior to the sale of the shares registered pursuant to this prospectus, (4) the number of shares of common stock registered for sale pursuant to this prospectus, (5) the number of shares of common stock that the selling securityholders would own if they sold all their shares registered by this prospectus, and (6) the percentage of our outstanding common stock that would be beneficially owned by such selling securityholder if they sold all their shares registered by this prospectus.

Except as otherwise noted below, the number of shares of our common stock registered for sale hereunder for a selling securityholder consists of shares of our common stock either beneficially owned or issuable upon exercise of the warrants or conversion of the notes described above.

Selling Securityholder	Number of Shares of Common Stock Beneficially Owned Prior to Offering		Percentage Of Our Outstanding Common Stock Before Offering		Number of Shares of Common Stock Being Registered For Sale in this Prospectus	Number of shares of Common Stock to be Beneficially Owned After Offering		Percentage Of Our Outstanding Common Stock After Offering
David Adams (1)	532,134		7.5%		10,000	522,134		7.3%
Michael Ades	125,162		1.8%		142,625	0		0
Alexandra Global Master Fund Ltd. (2)	735,017	(3)	9.9	%(24)	3,010,376	934,456	(22)(23)	9.9	%(23)
Satoshi Aoshima	166,884		2.4%		191,163	0		0
Carol Bartumioli	83,442		1.2%		94,946	0		0
Dominic Bassani	20,862		*		20,862	0		0
Joseph Catalano	41,720		*		47,426	0		0
Rod Cousens	41,722		*		41,722	0		0
Crestwood Holdings, LLC (4)	125,164		1.8%		136,494	0		0
Deerwood Trust (5)	41,720		*		47,518	0		0
D802-3 Holdings, LLC (6)	83,442		1.2%		94,784	0		0
Mark Defazio	2,087		*		2,087	0		0
Paul Eibeler	416,776		5.7%		178,511	250,000		3.5%
Farkas Family Trust (7)	83,442		1.2%		95,281	0		0
Bruce Feirstein	41,720		*		47,541	0		0
Israel Feit	200,260		2.8%		228,257	0		0
Walter and Renee Friedman	20,862		*		20,862	0		0
Growth Ventures, Inc. Pension Plan & Trust (8)	169,496		1.8%		143,493	44,334		*
Len Grunstein	62,582		*		68,247	0		0
Edward S. Gutman	250,326		3.5%		286,537	0		0
Robert Gutman	41,720		*		47,801	0		0
Gutman A/C The HRG Trust (9)	41,720		*		47,755	0		0
The Gutman Family Foundation (10)	41,720		*		47,755	0		0
Hanan Haskell	83,442		1.2%		95,107	0		0
HCFP/ Brenner Securities, LLC (11)	382,546		7.1%		382,546	0		0
Cory D. Heith	41,720		*		47,535	0		0
HF DNAI Company (12)	16,690		*		16,690	0		0
Alan Hoffman	20,862		*		20,862	0		0
Robert W. Holmes	41,722		*		41,722	0		0
JR Squared LLC (13)	125,162		1.8%		142,625	0		0
Kass & Jaffe Investment Group (14)	41,720		*		47,541	0		0

Selling Securityholder	Number of Shares of Common Stock Beneficially Owned Prior to Offering	Percentage Of Our Outstanding Common Stock Before Offering	Number of Shares of Common Stock Being Registered For Sale in this Prospectus	Number of shares of Common Stock to be Beneficially Owned After Offering	Percentage Of Our Outstanding Common Stock After Offering
Stephen L. Kass	41,720	*	47,541	0	0
Edward B. Katz	50,066	*	57,093	0	0
David E. Kent, M.D.	125,162	1.8%	142,799	0	0
Theodore Kesten	104,304	1.5%	116,848	0	0
Harold Kenneth King and Patricia Lake, JT TEN	20,862	*	20,862	0	0
Katten Muchin Zavis Rosenman	4,172	*	4,172	0	0
Burton I. Koffman	104,304	1.5%	116,282	0	0
Elizabeth Koffman	41,720	*	47,940	0	0
William D. Kornreich	62,582	*	68,409	0	0
Travis D. Lake	20,862	*	20,862	0	0
Eric Lerner	4,172	*	4,172	0	0
Allan R. Lyons	83,442	1.2%	95,894	0	0
Alan and Melissa Matarasso, JTROS	41,720	*	47,478	0	0
Medi-Computer Billing Inc. (15)	83,442	1.2%	95,605	0	0
Satoshi Nakajima	127,449	1.8%	41,722	85,727	1.2%
Mel Paikoff	41,720	*	47,518	0	0
Terry Phillips	333,769	4.6%	357,354	0	0
Andrea Pines	20,862	*	20,862	0	0
RG Securities, LLC (11)	382,546	7.1%	382,546	0	0
Stewart Richer	168,971	2.4%	193,759	0	0
Mark Sanders	81,744	1.2%	81,744	0	0
James Scibelli (11)	254,326	10.2%	190,562	87,442	1.3%
James Scoroposki	458,930	6.2%	506,193	0	0
Seneca Ventures (16)	20,860	*	20,860	0	0
Steven Shapiro	83,442	1.2%	94,784	0	0
Silverman Partners (17)	500,650	6.7%	573,071	0	0
Martin Smolowitz, Esq. Self-Directed Defined Benefit Pension Plan (18)	20,881	*	20,881	0	0
Sunset Realty Corp. (19)	41,720	*	47,946	0	0
Marshall Trabout	41,720	*	47,790	0	0
Marshall & Ilsley Trust Company N.A., Trustee of the Thrift and Profit Sharing Plan of Latham & Watkins fbo Peter Benzian	20,862	*	20,862	0	0
Vulcan Properties Inc. (20)	41,720	*	47,986	0	0
Stig and Britt Marie Wennerstrom, JT TEN	62,582	*	68,854	0	0
Woodland Venture Fund (21)	20,860	*	20,860	0	0

*	less than 1%

(1)	David Adams is an employee of our company.

(2)	Alexandra Investment Management, LLC, a Delaware limited liability company (“AIM”), serves as investment adviser to Alexandra Global Master Fund Ltd., a British Virgin Islands company (“Alexandra”). By reason of such relationship, AIM may be deemed to share dispositive power over the shares of common stock stated as beneficially owned by Alexandra. AIM disclaims beneficial ownership of such shares of common stock. Messrs. Mikhail A. Filimonov (“Filimonov”) and Dimitri Sogoloff (“Sogoloff”) are managing members of AIM. By reason of such relationships, Filimonov and Sogoloff may be deemed to share dispositive power over the shares of common stock stated as beneficially owned by Alexandra. Mr. Vishal Bhutani (“Bhutani”) is a director of our company and employed by AIM.

(3)	The shares of common stock reported as beneficially owned by Alexandra includes 338,861 shares of outstanding common stock. Certain of the shares of common stock reported as beneficially owned are shares that Alexandra has the right to acquire upon conversion of notes and preferred stock and exercise of common stock purchase warrants. The notes, preferred stock and common stock purchase warrants held by Alexandra contain limitations on the conversion or exercise thereof which make such notes inconvertible and such common stock purchase warrants unexercisable to the extent the holder would, upon conversion or exercise, beneficially own more than 9.9% of the common stock at any one time. The amount reported as beneficially owned is based on such limitations. In the absence of such limitations the number of shares of common stock which Alexandra would have the right to acquire upon conversion of the notes would be 3,333,333 shares, the number of shares of common stock which Alexandra would have the right to acquire upon conversion of the preferred stock would be 1,041,667, and the number of shares of common stock which Alexandra would have the right to acquire upon exercise of the common stock purchase warrants would be 2,958,333 shares. Accordingly, the number of shares of common stock being offered hereby over time may exceed the number of shares of common stock that Alexandra could beneficially own at any one point in time through its ownership of notes, preferred stock and common stock purchase warrants.

(4)	Ran Nizan has sole voting and investment power over these securities.

(5)	Andrea Silvershein, as trustee, has sole voting and investment power over these securities.

(6)	Joseph Spiegel, as managing member, has sole voting and investment power over these securities.

(7)	Steve Revenig, as trustee, has sole voting and investment power over these securities.

(8)	Gary J. McAdam, as trustee, has sole voting and investment power over these securities.

(9)	Edward S. Gutman, as trustee, has sole voting and investment power over these securities.

(10)	Edward S. Gutman, as president, has sole voting and investment power over these securities.

(11)	HCFP/Brenner Securities, LLC and RG Securities, LLC have acted as co-placement agents for our company in connection with various financings consummated by our company. Steven Shaffer has voting and investment power the securities held by HCFP/Brenner Securities, LLC. James Scibelli is a principal of RG Securities, LLC and a director of our company. Mr. Scibelli and Robert Scibelli, as managing members of RG Securities, LLC, share voting and investment power over the securities held by RG Securities, LLC. HCFP/Brenner Securities, LLC and RG Securities, LLC are broker-dealers and James Scibelli is an affiliate of a broker-dealer. We have been advised by James Scibelli, RG Securities, LLC and HCFP/Brenner Securities, LLC that they purchased their securities in the ordinary course of business and that, at the time of the purchase of the securities to be resold, they had no agreements or understandings, directly or indirectly, with any person to distribute the securities.

(12)	Carl F. Schwartz has sole voting and investment power over these securities.

(13)	Jeffrey Markowitz, Richard Friedman and Richard Feldman, as members, have shared voting and investment power over these securities.

(14)	Stephen L. Kass and Edward Jaffe, as partners, have shared voting and investment power over these securities.

(15)	Martin Fabrikant has sole voting and investment power over these securities.

(16)	Barry Rubenstein, as general partner and as sole shareholder, director and president of a general partner, has sole voting and investment power over these securities.

(17)	Harvey Silverman, as general partner, has sole voting and investment power over these securities.

(18)	Martin Smolowitz has sole voting and investment power over these securities.

(19)	Mary Ann Van Clief, as president, has sole voting and investment power over these securities.

(20)	Stanley Garber has sole voting and investment power over these securities.

(21)	Barry Rubenstein, as general partner, has sole voting and investment power over these securities.

(22)	Amount shown assumes the sale by Alexandra of all shares of common stock (including shares issuable upon conversion of notes and exercise of common stock purchase warrants) that are included in this prospectus.

(23)	Amount and percentage shown as beneficially owned after the offering represents shares of common stock that Alexandra has the right to acquire upon conversion of notes and preferred stock and exercise of common stock purchase warrants that are not included in this prospectus. The notes, preferred stock and common stock purchase warrants held by Alexandra contain limitations on the conversion or exercise thereof which make such notes and preferred stock inconvertible and such common stock purchase warrants unexercisable to the extent the holder would, upon conversion or exercise, beneficially own more than 9.9% of the common stock at any one time. The amount and percentage reported as beneficially owned after the offering is based on such limitations. In the absence of such limitations and assuming the sale by Alexandra of all shares of common stock that are included in this prospectus, the number of shares of common stock which Alexandra would have the right to acquire after the offering upon conversion of notes would be 1,916,666, the number of shares of common stock which Alexandra would have the right to acquire upon conversion of the preferred stock would be 1,041,667 and the number of shares of common stock which Alexandra would have the right to acquire after the offering upon exercise of common stock purchase warrants would be 2,000,000 shares.

(24)	Percentage shown as beneficially owned before the offering includes shares of common stock that Alexandra has the right to acquire upon conversion of notes and preferred stock and exercise of common stock purchase warrants. The notes, preferred stock and common stock purchase warrants held by Alexandra contain limitations on the conversion or exercise thereof which make such notes and preferred stock inconvertible and such common stock purchase warrants unexercisable to the extent the holder would, upon conversion or exercise, beneficially own more than 9.9% of the common stock at any one time. The percentage reported as beneficially owned before the offering is based on such limitations. In the absence of such limitations Alexandra could be deemed to beneficially own 53.3% of our shares of common stock.

DESCRIPTION OF SECURITIES

Authorized capital stock

We are authorized to issue up to 50,000,000 shares of common stock with a par value of $.001 per share, and 10,000,000 shares of preferred stock with a par value of $.001 per share.

Common stock

As of July 7, 2004 there were 7,063,951 shares of our common stock issued and outstanding. Our common stock is traded on the Over-the-Counter Bulletin Board under the symbol “DWGN”. The holders of common stock are entitled to one vote per share on each matter submitted to a vote of stockholders. In the event of liquidation, holders of common stock are entitled to share ratably in the distribution of assets remaining after payment of liabilities and required payments to preferred stockholders, if any. Holders of common stock have no cumulative voting rights, and, accordingly, the holders of a majority of the outstanding shares have the ability to elect all of the directors. Holders of common stock have no preemptive or other rights to subscribe for shares. Holders of common stock are entitled to such dividends as may be declared by the board of directors out of funds legally available therefor.

The transfer agent for the shares of common stock of our company is Interwest Transfer Company, Inc. Their address is 1981 East Murray Holladay Road, Suite 100, P.O. Box 17136, Salt Lake City, Utah 84117. Their phone number is (801) 272-9294.

Preferred Stock

Our board of directors is empowered, without approval of the stockholders, to cause shares of preferred stock to be issued in one or more series; with the numbers of shares of each series to be determined by it. The board of directors is also authorized to fix and determine variations in the designations, preferences, and special rights (including, without limitation, special voting rights, preferential rights to receive dividends or assets upon liquidation, rights of conversion into common stock or other securities, redemption provisions and sinking fund provisions) between the preferred stock or any series thereof and the common stock. The shares of preferred stock or any series thereof may have full or limited voting powers or be without voting powers.

Series A convertible preferred stock

We have designated 5,000 shares of preferred stock as “series A convertible preferred stock.” As of August 9, 2004, there were 1,250 shares of series A convertible preferred stock issued and outstanding. The material terms of the series A convertible preferred stock are as follows:

Dividends. Holders of series A convertible preferred stock are entitled to cumulative dividends at the rate of $120 per annum per share. Such dividends may be paid in cash or, at our company’s option and subject to certain limitations, accrued without interest until the shares of series A convertible preferred stock to which such dividends relate are redeemed or converted into shares of common stock.

Liquidation preference. Upon any liquidation, dissolution or winding up of our company, the holders of series A preferred stock shall be entitled to payment of $1,000 per share plus an amount equal to any accrued and unpaid dividends, before any distribution is made to the holders of our common stock. If the assets to be distributed are insufficient to permit such payment, then the entire assets to be so distributed shall be distributed ratably among the holders of Series A Preferred Stock.

Optional conversion. A holder of shares of series A preferred stock may convert any or all of such shares and all accrued and unpaid dividends thereon, at the holder’s option at any time, into shares of our common stock at $1.20 per share. To exercise such conversion rights, a holder must give us acceptable notice and we are then obligated to issue the number of shares of common stock into which the series A convertible preferred stock is being converted within five trading days after the conversion notice is given.

Mandatory Redemption. We are required to redeem the outstanding series A convertible preferred stock on June 14, 2007. We must give a redemption notice to each holder not less than 30 or more than 35 business days prior to June 14, 2007. On such redemption date, or such later date as a holder shall surrender the certificate for the series A convertible preferred stock being redeemed, we must pay to each holder $1,000 per share plus the amount of any accrued but unpaid dividends.

Optional Redemption. Upon the occurrence of the following events, the holders of series A convertible preferred stock have the right, at their option, to require our company to redeem all or part of their shares of series A convertible preferred stock.

•	the consummation of a financing or financings pursuant to which we receive aggregate gross proceeds equal to or greater than $3,000,000;

•	our common stock ceases to be listed for trading on certain markets or exchanges;

•	certain defaults by our company;

•	any fundamental change, defined as: (i) a consolidation or merger with another entity in which the stockholders of our company do not collectively own 51% of the voting securities of the surviving corporation, or the sale of all or substantially all of our assets, (ii) a transaction in which all or substantially all of our common stock shall be exchanged for, converted into, or acquired for consideration which is not common stock which is listed on a national securities exchange or Nasdaq, or (iii) the acquisition by a person or entity of ownership of securities representing 50% or more of the combined voting power of the outstanding voting securities of our company;

•	certain material misrepresentations by our company;

•	certain bankruptcy events;

•	the entry of one or more final judgments against our company in an aggregate amount in excess of $500,000; and

•	the adoption of certain amendments to our company’s Articles of Incorporation that adversely affect the rights of any holder of shares of series A convertible preferred stock.

Redemption Limitation. If we are restricted from redeeming the series A convertible preferred stock by reason of a restriction contained in the Nevada General Corporation Law, the redemption date for such shares shall be extended to the date that is 30 days after the date on which we are no longer so restricted from redeeming the shares.

Anti-Dilution protection. The series A convertible preferred stock is protected against dilution upon the occurrence of certain events, including but not limited to, sales of shares of common stock for less than fair market value or the then conversion price per share.

Voting Rights. Except as otherwise provided by law, the holders of series A convertible preferred stock are not entitled to vote on any matter.

Capital raising transactions

All issuances of our securities prior to our September 2003 acquisition of Dwango North America, Inc. described below were issued by Dwango North America, Inc., and have been converted to equivalent securities of our company pursuant to the terms of the acquisition.

In April 2002, we issued to one accredited investor a convertible promissory note in the principal amount of $100,000 and warrants to purchase preferred stock. In August 2002 such note (and accrued interest) and warrants converted into 85,727 shares of common stock and warrants to purchase 41,722 shares of common stock at an exercise price of $1.20 per share. The warrants expire upon the earlier of (a) April 26, 2007, (b) the sale of our business, and (c) the closing of an initial public offering of our common stock pursuant to a registration statement. The shares of common stock underlying the warrants are registered for resale in this prospectus.

In October 2002, we sold 834,465 shares of common stock pursuant to a private placement offering to 24 accredited investors for an aggregate of approximately $1,000,000. In connection with the offering, we issued to the placement agents and their designees five-year warrants to purchase an aggregate of 83,444 shares of common stock at an exercise price of $1.20 per share. The shares of common stock issued to the investors and the shares of common stock underlying the warrants issued to the placement agents and their designees are registered for resale in this prospectus.

In April 2003, Dwango North America, Inc. concluded a private placement pursuant to which it issued to three accredited investors $400,000 in principal amount of promissory notes and warrants to purchase 100,000 shares of common stock. Such notes and warrants were converted at the election of the holders thereof into senior convertible notes and warrants in connection with the September 2003 offering by Dwango North America, Inc. described in the next paragraph below.

In September 2003, we concluded a private placement pursuant to which we issued to 42 accredited investors $2,500,000 in principal amount of 8% senior convertible promissory notes convertible into 2,086,037 shares of common stock and warrants to purchase 2,086,037 shares of common stock at an exercise price of $1.20 per share. Such warrants are exercisable through September 15, 2006. In connection with such offering, we issued to the placement agents five-year warrants to purchase an aggregate of 417,208 shares of common stock at an exercise price of $1.20 per share. The shares of common stock underlying the notes and warrants are registered for resale in this prospectus.

In December 2003, we concluded a private placement pursuant to which we issued to one accredited investor 250,000 shares of common stock for a purchase price of $300,000. In connection with such issuance, we also issued (i) four-year warrants to purchase 250,000 shares of common stock at an exercise price of $1.20 per share to such accredited investor, and (ii) five-year warrants to purchase 50,000 shares of common stock at an exercise price of $1.20 per share to the placement agents for such offering. The shares of common stock and the shares of common stock underlying the warrants are registered for resale in this prospectus.

In January 2004, we concluded a private placement pursuant to which we issued to one accredited investor a $1,700,000 principal amount 9% senior convertible note due 2007 convertible into 1,416,667 shares of common stock and four-year warrants to purchase 708,333 shares of common stock at an exercise price of $1.20 per share. In connection with such issuance, we issued to the placement agents five-year warrants to purchase an aggregate of 212,500 shares of common stock at an exercise price of $1.20 per share. The shares of common stock underlying the notes and warrants are registered for resale in this prospectus.

In January 2004, our founder and former chief executive officer and chairman and an outside director of our company converted advances they had made to our company from October through December 2003 into an aggregate of 368,594 shares of common stock and warrants to purchase an aggregate of 368,594 shares of common stock, exercisable at $1.20 per share. The 41,667 shares of common stock and the 41,667 shares of common stock underlying the warrants issued to the outside director are registered for resale in this prospectus.

In March 2004, we concluded a private placement pursuant to which we issued to one accredited investor a $2,300,000 principal amount 9% senior convertible note due 2007, convertible into 1,916,667 shares of common stock, and four-year warrants to purchase 958,333 shares of common stock at an exercise price of $1.20 per share. In connection with such issuance, we issued to the placement agents five-year warrants to purchase 287,500 shares of common stock at an exercise price of $1.20 per share.

In June 2004, we completed a private placement with one accredited investor pursuant to which we issued to such investor 250 shares of our series A convertible preferred stock and four-year warrants to purchase 208,333 shares of common stock for an aggregate purchase price of $250,000. The preferred stock is convertible, and the warrants are exercisable, at $1.20 per share.

In July 2004, we completed a private placement with one accredited investor pursuant to which we issued to such investor 500 shares of our series A convertible preferred stock and four year warrants to purchase 416,667 shares of common stock for an aggregate purchase price of $500,000. The preferred stock is convertible and the warrants are exercisable, at $1.20 per share.

In August 2004, we completed a private placement with one accredited investor pursuant to which we issued to such investor 500 shares of our series A convertible preferred stock and four year warrants to purchase 416,667 shares of common stock for an aggregate purchase price of $500,000. The preferred stock is convertible and the warrants are exercisable, at $1.20 per share.

Equity Incentive Plan

We adopted our 2003 Equity Incentive Plan in September 2003. The plan provides for the grant of options intended to qualify as “incentive stock options,” options that are not intended to so qualify, restricted stock and stock bonuses. The total number of shares of common stock currently reserved for issuance under the plan and approved by our board of directors is 6,000,000, subject to adjustment in the event of a stock split, stock dividend, recapitalization or similar capital change. Our shareholders have approved the issuance pursuant to the plan of up to 3,000,000 shares of common stock. To date, we have granted options to purchase 4,807,996 shares of common stock pursuant to such plan which are currently outstanding. The exercise of incentive stock options granted in excess of 3,000,000 shares is subject to shareholder approval, which approval we intend to seek. If shareholder approval is not obtained, such options will become non-qualified stock options.

The plan is presently administered by our compensation committee of our board of directors, which selects the eligible persons to whom options or other awards shall be granted and the terms and conditions thereof.

Penny Stock

Our common stock is considered to be a “penny stock.” The Securities and Exchange Commission has adopted rules that regulate broker- dealer practices in connection with transactions in “penny stocks.” Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on Nasdaq, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). Prior to transaction in a penny stock, broker-dealer is required to:

•	deliver a standardized risk disclosure document prepared by the Securities and Exchange Commission that provides information about penny stocks and the nature and level of risks in the penny stock market;

•	provide the customer with current bid and offer quotations for the penny stock;

•	explain the compensation of the broker-dealer and its salesperson in the transaction;

•	provide monthly account statements showing the market value of each penny stock held in the customer’s account; and

•	make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction.

•	These requirements may have an effect of reducing the level of trading activity in the secondary market for our stock and investors may find it more difficult to sell their shares.

PLAN OF DISTRIBUTION

Plan of Distribution

The selling securityholders (and their respective pledgees, transferees, donees or other successors in interest) may offer and sell the shares of common stock owned by them or derived from the conversion of our convertible notes and the exercise of warrants covered by this prospectus from time to time as follows:

•	in the open market;

•	on the Over-the-Counter Bulletin Board or such other market or exchange on which the shares of common stock are traded;

•	in privately negotiated transactions;

•	in an underwritten offering; or

•	a combination of such methods or any other legally available means.

Such sales may be made at varying prices determined by reference to, among other things:

•	market value prevailing at the time of the sale;

•	prices related to the then-prevailing market price; or

•	negotiated prices.

Negotiated transactions may include:

•	purchases by a broker-dealer as principal and resale by such broker-dealer for its account pursuant to this prospectus;

•	ordinary brokerage transactions and transactions in which a broker solicits purchasers; or

•	block trades in which a broker-dealer so engaged will attempt to sell the shares as agent but may take a position and resell a portion of the block as principal to facilitate the transaction.

In connection with distributions of our common stock, any selling securityholder may:

•	enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of our common stock in the course of hedging the positions they assume with the selling securityholders;

•	sell our common stock short and deliver the common stock to close out such short positions;

•	enter into option or other transactions with broker-dealers that involve the delivery of our common stock to the broker-dealers, which may then resell or otherwise transfer such common stock; and

•	loan or pledge our common stock to a broker-dealer which may then sell our common stock so loaned, and upon a default, the common stock may be sold or otherwise transferred.

During such time as the selling securityholders may be engaged in a distribution of the securities we are registering by this Registration Statement, they are required to comply with the applicable provisions of the Securities Exchange Act and the rules and regulations thereunder, including Regulation M. Regulation M may limit the timing of purchases and sales of our securities. These restrictions may affect the marketability of our common stock and the ability of any person to engage in market-making activities with respect to our common stock. The selling securityholders may, however, engage in short sales in accordance with Rule 104 of Regulation M. Short sales, if engaged in by the selling securityholders, may effect the market price of our common stock. Regulation M specifically prohibits short sales that are the result of fraudulent, manipulative or deceptive practices. Selling securityholders are required to consult with their own legal counsel to ensure compliance with Regulation M.

Broker dealers may receive commissions or discounts from the selling securityholders in amounts to be negotiated immediately prior to the sale. The selling securityholders and any broker executing selling orders on behalf of the selling securityholders may be deemed to be an “underwriter” within the meaning of the Securities Act. Commissions received by any such broker may be deemed to be underwriting commissions under the Securities Act. To the extent required under the Securities Act, in the event that any selling securityholder enters into an agreement with a broker-dealer after the effectiveness of the registration statement of which this prospectus forms a part of which we become aware, we will file a post-effective amendment or supplement reflecting this change.

LEGAL MATTERS

The validity of the common stock that we are offering will be passed upon for us by Moomjian & Waite, LLP, Jericho, New York. Gary T. Moomjian, a partner of Moomjian & Waite, LLP, currently owns 74,273 shares of our common stock and options to purchase 54,903 shares of our common stock.

EXPERTS

The financial statements of Dwango North America Corp. as of December 31, 2003 and for the years ended December 31, 2003, 2002, and for the period from November 20, 2000 (inception) to December 31, 2003, included in this prospectus, have been audited by Eisner LLP, independent registered public accounting firm, as stated in their report appearing herein, and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing. Such report included an explanatory paragraph regarding the existence of substantial doubt about our ability to continue as a going concern.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the Securities and Exchange Commission a registration statement on Form SB-2, including exhibits, schedules and amendments filed with the registration statement, under the Securities Act with respect to the common stock to be sold in this offering. This prospectus does not contain all of the information set forth in this registration statement. For further information about us and the shares of common stock to be sold in the offering, please refer to the registration statement. For additional information, please refer to the exhibits that have been filed with our registration statement on Form SB-2.

We are subject to the information and reporting requirements of the Securities Exchange Act of 1934, and, in accordance with these requirements, we file periodic reports, proxy statements and other information with the SEC.

You may read and copy all or any portion of the registration statement or any other information that we file at the SEC’s public reference room at 450 Fifth Street, N.W., Washington, D.C., 20549. You can request copies of these documents upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information about the public reference rooms. Our filings, including the registration statement, are also available on the SEC website (http://www.sec.gov).

INDEX TO FINANCIAL STATEMENTS

Page

Condensed Consolidated Balance Sheet as of March 31, 2004 (unaudited)	F-2

Condensed Consolidated Statement of Operations for the three months ended March 31, 2004 (unaudited) and March 31, 2003 (unaudited) and for the period from November 20, 2000 (Inception) to March 31, 2004 (unaudited)

F-3

Condensed Consolidated Statements of Stockholders Deficit for the period from November 20, 2000 (Inception) to March 31, 2004 (unaudited)	F-4

Condensed Consolidated Statements of Cash Flows for the three months ended March 31, 2004 (unaudited) and March 31, 2003 (unaudited) and for the period from November 20, 2000 (Inception) to March 31, 2004

F-6

Notes to Condensed Consolidated Financial Statements	F-7

Report of Independent Registered Public Accounting Firm	F-10

Consolidated Balance Sheet as of December 31, 2003	F-11

Consolidated Statements of Operations for the Fiscal Years Ended December 31, 2003, 2002, and for the period from November 20, 2000 (inception) to December 31, 2003	F-12

Consolidated Statements of Changes in Shareholders Equity (Deficit) for the Fiscal Years Ended December 31, 2003, 2002, and for the period from November 20, 2000 (inception) to December 31, 2003	F-13

Consolidated Statements of Cash Flows for the Fiscal Years Ended December 31, 2003, 2002, and for the period from November 20, 2000 (inception) to December 31, 2003	F-14

Notes to Consolidated Financial Statements	F-15

Dwango North America Corp. and Subsidiaries

(a development stage company)

Balance Sheet

March 31, 2004
(unaudited)
ASSETS
Current Assets:
Cash	$1,164,000
Prepaid Royalties	1,190,000
Other current assets	40,000
Accounts Receivable	47,000

Total current assets	2,441,000
Fixed assets, net	171,000
Deferred financing costs	998,000
Intangibles – net	501,000

$4,111,000

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable and accrued expenses	$548,000
Long-Term Liabilities
Senior convertible notes payable, net of debt discount of $3,356,000	3,144,000
Accrued Interest - senior convertible notes	185,000

Total liabilities	3,877,000

Stockholders’ deficit:
Preferred stock, $.001 par value; 10,000,000 shares authorized; no shares issued and outstanding	—
Common stock, $.001 par value; 50,000,000 shares authorized; issued and outstanding 6,925,000 shares	6,000
Additional paid-in capital	7,962,000
Deficit accumulated during development stage	(7,734,000)

Total stockholders’ equity	234,000

$4,111,000

See notes to the condensed consolidated financial statements.

Dwango North America Corp. and Subsidiaries

(a development stage company)

Statement of Operations

(Unaudited)

	Three-Month Period Ended March, 31		Period From November 20, 2000 (Inception) to March 31, 2004
	2004	2003
Revenue	$60,000	$1,000	$82,000
Expenses:
Research and Development	359,000		540,000
General and administrative	889,000	511,000	6,226,000

Operating loss	(1,188,000)	(510,000)	(6,684,000)
Interest expense, including amortization of debt issuance and deferred financing costs and net of interest income	419,000	3,000	1,050,000

Net loss	$(1,607,000)	$(513,000)	$(7,734,000)

Common share data:
Basic and diluted loss per share	$(0.25)	$(0.11)

Weighted average number of basic and diluted common shares outstanding	6,556,000	4,840,000

See notes to the condensed consolidated financial statements.

Dwango North America Corp. and Subsidiaries

(a development stage company)

Statements of Stockholders Deficit

	Common Stock $.001 Par Value		Additional Paid-in Capital	Deficit Accumulated During Development Stage	Total
	Number of Shares	Amount
Shares issued in connection with the formation of the Company, November 20, 2000, adjusted to reflect the recapitalization	3,408,000	$4,000			$4,000
Net loss for the year ended December 31, 2000				$(1,000)	(1,000)

Balance at December 31, 2000	3,408,000	4,000		(1,000)	3,000
Capital contribution by majority stockholder in 2001			$61,000		61,000
Sale of stock, December 27, 2001	125,000		100,000		100,000
Net loss for the year ended December 31, 2001				(206,000)	(206,000)

Balance at December 31, 2001	3,533,000	4,000	161,000	(207,000)	(42,000)
Common stock issued in payment for rent, June 1, 2002	45,000		54,000		54,000
Conversion of note payable, August 14, 2002	85,000		103,000		103,000
Warrant issued in connection with note payable			46,000		46,000
Sale of stock, August 14, 2002	335,000		370,000		370,000
Capital contribution by majority stockholder, August 14, 2002			57,000		57,000
Exercise of stock options, September 20, 2002	8,000		6,000		6,000
Common stock issued in October 2002, in connection with private financing, net	835,000	1,000	776,000		777,000
Net loss for the year ended December 31, 2002				(1,270,000)	(1,270,000)

Balance at December 31, 2002	4,841,000	5,000	1,573,000	(1,477,000)	101,000
Warrants issued in connection with notes payable, and debt discount			2,059,000		2,059,000
Conversion of note payable to stockholder, July 7, 2003	83,000		100,000		100,000
Stock issued in connection with employment agreements	39,000		48,000		48,000
Options granted to consultant/director			198,000		198,000
Options granted to employee			25,000		25,000
Reverse merger stock issuance, September 29, 2003	660,000
Common Stock and warrants issued, December 15, 2003	250,000		276,000		276,000
Net loss for the year ended December 31, 2003			—	(4,650,000)	(4,650,000)

Dwango North America Corp. and Subsidiaries

(a development stage company)

Statements of Stockholders Deficit (Con’t)

	Common Stock $.001 Par Value		Additional Paid-in Capital	Deficit Accumulated During Development Stage	Total
	Number of Shares	Amount
Balance at December 31, 2003	5,873,000	$5,000	$4,279,000	$(6,127,000)	$(1,843,000)
Conversion of cash advance from related parties	369,000		442,000		442,000
Common stock issued in connection with purchase of software and employment agreements	681,000	1,000	529,000		530,000
Stock issued in connection with employment agreements	2,000		3,000		3,000
Warrants issued in connection with notes payable, and debt discount			2,269,000		2,269,000
Warrants issued in connection with brand licensing agreement			440,000		440,000
Net Loss for the three month period ended March 31, 2004				(1,607,000)	(1,607,000)

Balance at March 31, 2004 (unaudited)	6,925,000	$6,000	$7,962,000	$(7,734,000)	$234,000

See notes to the condensed consolidated financial statements.

Dwango North America Corp. and Subsidiaries

(a development stage company)

Statement of Cash Flows

(Unaudited)

	Three-Month Period Ended March 31,		Period From November 20, 2000 (Inception) to March 31, 2004
	2004	2003
Cash flows from operating activities:
Net loss	$(1,607,000)	$(513,000)	$(7,734,000)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation expense	22,000	11,000	112,000
Common stock issued for rent		13,000	54,000
Common stock issued as compensation	3,000		51,000
Option issued to consultant/director			198,000
Options granted to employee			25,000
Amortization of debt discount	247,000		638,000
Amortization of intangible assets	29,000		29,000
Deferred financing cost	75,000		200,000
Lease Obligation
Changes in:
Accounts Receivable	(38,000)		(47,000)
Prepaid expenses	(750,000)	2,000	(750,000)
Other assets	(20,000)	3,000	(40,000)
Accounts payable and accrued expenses	(536,000)	37,000	557,000
Accrued Interest	95,000	3,000	185,000

Net cash used in operating activities	(2,480,000)	(444,000)	(6,522,000)

Cash flows from investing activities:
Deferred acquisition cost	39,000	—	—
Purchase of fixed assets	(18,000)	(23,000)	(283,000)

Net cash used in investing activities	21,000	(23,000)	(283,000)

Cash flows from financing activities:
Cash Overdraft	(2,000)		—
Proceeds from line of credit			150,000
Repayment of line of credit			(150,000)
Proceeds from loan			54,000
Warrant issued in connection with note payable			46,000
Proceeds from related party loan		300,000	200,000
Repayment of related party loan			(50,000)
Proceeds from issuance of notes payable and warrants	4,000,000		6,500,000
Financing costs related in connection with convertible notes	(375,000)	(62,000)	(817,000)
Proceeds from issuance of stocks and warrants			276,000
Proceeds from related part advance			442,000
Proceeds from issuance of common stock, net of expenses			1,318,000

Net cash provided by financing activities	3,623,000	238,000	7,969,000

Net increase (decrease) in cash
Net (decrease) increase in cash	1,164,000	(229,000)	1,164,000
Cash at beginning of period	$—	$293,000	$—

Cash at end of period	$1,164,000	$64,000	$1,164,000

Supplementary disclosure of cash flow information:
Interest paid	$2,000	$3,000	$7,000
Noncash transactions:
Conversion of debt to common stock	$442,000		$645,000
Warrants issued as financing cost	$241,000		$531,000
Warrants issued in connection with brand licensing agreement	$440,000		$440,000
Common Stock issued for purchase of software	$440,000		$440,000
Common Stock issued for covenant not to compete	$90,000		$90,000
Debt discount recorded for warrants issued with convertible notes	$2,028,000	$57,000	$3,948,000
Notes and accrued interest contributed as capital			$57,000

See notes to the condensed consolidated financial statements.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Summary of Significant Accounting Policies

Note A – The Basis of Reporting

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and with the instructions to Form 10-QSB. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements. In the opinion of management, such statements include all adjustments (consisting only of normal recurring items) which are considered necessary for a fair presentation of the financial position of Dwango North America Corp. formerly Woodland Hatchery, Inc., ( the “Company”) as of March 31, 2004, the results of its operations for the three-months ended March 31, 2004 and 2003, respectively and the period from November 20, 2000 (inception) to March 31, 2004 and cash flows for the three-month period ended March 31, 2004 and 2003, respectively and the period from November 20, 2000 (inception) to March 31, 2004. The results of operations for the three-month period ended March 31, 2004 and 2003 are not necessarily indicative of the operating results for the full year.

The condensed consolidated financial statements have been prepared assuming the Company will continue as a going concern, contemplating continuity of operations, and realization of assets and satisfaction of liabilities in the ordinary course of business. The accompanying financial statements do not include any adjustments relating to the recoverability of assets and the classification of the carrying amount of recorded assets or the amount and classification of liabilities that might result from the Company’s inability to continue as a going concern. These financial statements should be read in conjunction with the financial statements and related disclosures for the year ended December 31, 2003 included in the Company’s annual report on Form 10-KSB filed with the Securities and Exchange Commission.

Note B – Loss per Share

The Company’s basic and diluted net loss per share is computed by dividing net loss by the weighted average number of outstanding common shares. Potentially dilutive securities, which were excluded from the computation of diluted loss per share because to do so would have been anti-dilutive, are as follows:

	March 31,
	2004	2003
	(unaudited)	(unaudited)
Options	5,160,000	730,000
Warrants	5,611,000	125,000
Convertible notes	5,417,000	83,000

Total dilutive shares	16,188,000	938,000

Note C – Stock Options

The Company accounts for stock-based employee and directors compensation under Accounting Principles Board (“APB”) Opinion No. 25, “Accounting for Stock Issued to Employees,” and related interpretations. The Company has adopted the disclosure-only provisions of SFAS No. 123, “Accounting for Stock-Based Compensation,” and SFAS No. 148, “Accounting for Stock-Based Compensation - Transition and Disclosure”. The following table illustrates the effect on net loss and net loss per share if the fair value based method had been applied to all awards.

Had compensation cost for the Company’s stock option grants been determined based on the fair value at the grant dates consistent with the methodology of SFAS No. 123, the Company’s net loss and net loss per share for the periods indicated would have been increased to the pro forma amounts indicated as follows:

	March 31,		Period From November 20, 2000 (Inception) to March 31, 2004
	2004	2003
Net loss	$(1,607,000)	$(513,000)	$(7,734,000)
Stock-based employee compensation included in the net loss, net of related tax effect	—	—	25,000
Stock-based employee compensation determined under the fair value based method	(324,000)	—	(1,094,000)

Pro forma net loss	$(1,931,000)	$(513,000)	$(8,803,000)

Net loss per share (basic and diluted):
As reported	$(0.25)	$(0.11)

Pro forma	$(0.30)	$(0.11)

Note D – Other Related Party Transactions

On April 27, 2001, the Company borrowed, in the form of a note, from the wife of the Company’s then president, $50,000 with interest at 10% per year which was due on September 27, 2001 and was extended to April 26, 2003. On August 20, 2002, this note and the interest due totaling $57,000 was contributed to the capital of the Company and, accordingly, recorded as an additional capital contribution as shown in the statements of stockholders’ equity (deficit). Interest expense on this note for the year ended December 31, 2002 was $3,000.

On April 23, 2002, in consideration of an additional $50,000 loan, the Company issued an additional note to the wife of the Company’s then president for $50,000 with interest at 10% per year which was due on October 20, 2002. Principal and interest were repaid on August 20, 2002. Interest expense on this note for the year ended December 31, 2002 was $2,000.

From October through December 2003, Robert E. Huntley, our chairman, and at that time, president and chief executive officer, and Paul Eibeler, an outside director, advanced an aggregate of $392,000 and $50,000, respectively to the Company. In January, 2004, they elected to apply previously advanced funds of approximately $442,000, to the Company toward the purchase of an aggregate of 368,594 shares of our common stock ($1.20 per share) and warrants to purchase 368,594 shares of our common stock at an exercise price of $1.20 per share, in full satisfaction of the amounts previously advanced. The warrants have a term of four years and entitle the holders to purchase 368,594 shares of common stock at an exercise price of $1.20 per share.

Note E – Prepaid Royalties

During the three-month period ending March 31, 2004, the Company prepaid royalties of $1.19 million in connection with its licensing agreement with Rolling Stone, LLC and RealNetworks, Inc. The prepaid royalties are comprised of (i) seven year warrants, issued to Rolling Stone, LLC and RealNetworks, to purchase 201,398 and 222,998 shares of common stock, respectively, at an exercise price of $1.20 per share, the fair value of which warrants was $209,000 and $231,000, respectively, utilizing the Black Scholes option-pricing model with the following assumptions: 100% volatility, five-year expected life, risk-free interest rate of 2.86% and a dividend yield ratio of 0%, and (ii) an advance minimum royalty payment of $750,000. The warrants will be amortized over the remaining life of the agreement and the cash minimum royalty advances will be amortized at a minimum of $281,000 per quarter through June 2006.

Note F – Intangibles

In February 2004, the Company entered into a transaction with Over-the-Air Wireless, Inc. whereby the Company purchased intangibles valued at $530,000 comprised of software and covenants not to compete. The price of the software was valued at $440,000 and the covenants not to compete were valued at $90,000. The software will be amortized over 3 years and the covenants not to compete will be amortized over 2 years. Amortization during the three-month period ended March 31, 2004 was $29,000.

Note G – Issuance of Senior Convertible Promissory Notes

During the three-month period ended March 31, 2004, the Company issued Senior Convertible Promissory Notes totaling $1,700,000 and $2,300,000, respectively.

The Note of $1,700,000 was issued to Alexandra Global Master Fund Ltd on January 8, 2004. In connection with the issuance of the notes, the Company also issued warrants to the note holder to purchase 708,333 shares of common stock, exercisable at $1.20 per share until January 8, 2008. The fair value of the warrants was approximately $656,000 utilizing the Black Scholes option-pricing model with the following assumption: 88% volatility, three-year expected life, risk-free interest rate of 2.37% and a dividend yield ratio of 0%. In accordance with EITF00-27, “Application of Issue No. 98-5 to Certain Convertible Instruments,” the Company allocated the net proceeds between the convertible notes and the warrants based on the relative fair values. The proceeds allocated to the warrants of $ 474,000 were recorded as debt discount. Additionally, the difference between the proceeds allocated to, and the relative fair value of the discount of $ 474,000 in being amortized over the life of the convertible notes. Upon the conversion of the notes into common stock, the unamortized debt discount balance will be recognized as additional interest expense. The notes bear interest at 9% and are convertible, at the option of the holder, at any time into shares of common stock at $1.20 per share, subject to certain anti-dilution provisions. The full principal amount of the promissory notes and the related accrued interest are due on January 8, 2007. The notes may be prepaid commencing two years after a registration statement registering the shares underlying the notes becomes effective if certain conditions are met, including, but not limited to: (i) during a period of 20 consecutive trading days ending not more than three trading days prior to the date the Company gives notice of prepayment, on each of the 20 days, the market price of the stock is at least 200 percent of the then-current conversion price, (ii) the average daily trading volume is at least 100,000 shares, (iii) the Company is not in default, and (iv) a registration statement registering the shares of common stock underlying the notes is effective. In connection with the sale of these notes, the Company incurred an aggregate of $379,000 in costs consisting of: placement agent fees of approximately $136,000 and warrants to the placement agent to purchase 212,500 shares of common stock at $1.20 per share that expire on January 7, 2009, valued at $197,000, legal expenses of approximately $45,000; and other costs of approximately $1,000. The warrants were valued by utilizing the Black Scholes option-pricing model with the following assumptions: 88% volatility, three-year expected life, risk-free interest rate of 2.37% and a dividend yield of 0%. Of the aggregate costs, $328,000 has been allocated as deferred financing costs, to be amortized over 36 months, or earlier if converted into common stock, and the remaining $51,000 of costs has been attributable to additional paid-in capital.

The $2,300,000 Note was issued to Alexandra Global Master Fund Ltd on March 19, 2004. In connection with the issuance of the notes, the Company also issued warrants to the note holder to purchase 958,333 shares of common stock, exercisable at $1.20 per share until March 19, 2008. The fair value of the warrants was $706,000, utilizing the Black Scholes option-pricing model with the following assumption: 91% volatility, three-year expected life, risk-free interest rate of 1.97% and a dividend yield ratio of 0%. In accordance with EITF00-27, “Application of Issue No. 98-5 to Certain Convertible Instruments,” the Company allocated the net proceeds between the convertible notes and the warrants based on the relative fair value based method. The proceeds allocated to the warrants of $ 540,000 were recorded as debt discount. Additionally, the difference between the proceeds allocated to, and the relative fair value of the discount of $ 540,000 is being amortized over the life of the convertible notes. Upon the conversion of the notes into common stock, the unamortized debt discount balance will be recognized as additional interest expense. The notes bear interest at 9% and are convertible, at the option of the holder, at any time into shares of common stock at $1.20 per share, subject to certain anti-dilution provisions. The full principal amount of the promissory notes and the related accrued interest are due on March 19, 2007. The notes may be prepaid commencing two years after a registration statement registering the shares underlying the notes becomes effective if certain conditions are met, including, but not limited to: (i) during a period of 20 consecutive trading days ending not more than three trading days prior to the date the Company gives notice of prepayment, on each of the 20 days, the market price of the stock is at least 200 percent of the then-current conversion price, (ii) the average daily trading volume is at least 100,000 shares, (iii) the Company is not in default, and (iv) a registration statement registering the shares of common stock underlying the notes is effective. In connection with the sale of these notes, the Company incurred an aggregate of $339,000 in costs consisting of: placement agent fees of approximately $184,000, and warrants issued to the placement agent to purchase 191,666 shares of common stock at $1.20 per share that expire on March 19, 2009, valued at $141,000, legal expenses of approximately $13,000, and other costs of approximately $1,000. Of the aggregate costs, $292,000 has been allocated as deferred financing costs, to be amortized over 36 months, or earlier if converted into common stock, and the remaining $47,000 of costs has been attributable to additional paid-in capital.

Note H – Subsequent Events

In June, July and August 2004, the Company sold an aggregate of 1,250 shares of series A convertible preferred stock, convertible into 1,041,667 shares of common stock, and 1,041,667 common stock purchase warrants to Alexandra Global Master Fund Ltd. for an aggregate purchase price of $1,250,000. The preferred stock is convertible, and the warrants are exercisable, at $1.20 per share.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders

Dwango North America Corp.

We have audited the accompanying balance sheet of Dwango North America Corp. and subsidiary (the “Company”), a development stage company, as of December 31, 2003, and the related statements of operations, stockholders’ deficit and cash flows for the years ended December 31, 2003 and 2002 and for the period from November 20, 2000 (inception) to December 31, 2003. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements enumerated above present fairly, in all material respects, the financial position of Dwango North America Corp. and subsidiary as of December 31, 2003, and the results of their operations and their cash flows for the years ended December 31, 2003 and 2002 and for the period from November 20, 2000 (inception) to December 31, 2003, in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note A to the financial statements, the Company has not generated any significant revenues, has incurred losses since inception and has been dependent upon funds generated from the sale of common stock and loans. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans regarding these matters also are described in Note A. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/    Eisner LLP

New York, NY

April 9, 2004

Dwango North America Corp. and Subsidiary

(a development stage company)

Balance Sheet as of December 31, 2003

ASSETS
Current assets:
Accounts Receivable	$9,000
Other current assets	20,000

Total current assets	29,000
Fixed assets	175,000
Deferred acquisition costs	39,000
Deferred financing costs, net	456,000

$699,000

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Cash overdraft	$2,000
Accounts payable and accrued expenses	1,083,000
Related party advance	442,000

Total current liabilities	1,527,000
Long-Term Liabilities
Senior convertible notes payable, net of debt discount of $1,575,000	925,000
Accrued interest – senior convertible notes	90,000

2,542,000

Stockholders’ deficit:
Preferred stock, $.001 par value; 10,000,000 shares authorized; no shares issued and outstanding
Common stock, $.001 par value; 50,000,000 shares authorized; issued and outstanding, 5,873,000	5,000
Additional paid-in capital	4,279,000
Deficit accumulated during development stage	(6,127,000)

Total Stockholders’ deficit	(1,843,000)

$699,000

See notes to consolidated financial statements

Dwango North America Corp. and Subsidiary

(a development stage company)

Statements of Operations

	Year Ended December 31,		Period From November 20, 2000 (Inception) to December 31, 2003
	2003	2002
Revenue	$22,000		$22,000

Expenses:
Research and development	181,000		181,000
Selling, general and administrative	3,927,000	$1,213,000	5,337,000

Operating loss	(4,086,000)	(1,213,000)	(5,496,000)
Interest expense, net of interest income	564,000	57,000	631,000

Net loss	$(4,650,000)	$(1,270,000)	$(6,127,000)

Common share data:
Basic and diluted loss per share	$(0.92)	$(0.33)

Weighted average number of basic and diluted common shares outstanding	5,077,987	3,861,754

See notes to consolidated financial statements.

Dwango North America Corp. and Subsidiary

(a development stage company)

Statements of Stockholders’ Equity (Deficit)

	Common Stock		Additional Paid-in Capital	Deficit Accumulated During The Development Stage	Total
	Number of Shares	Amount
Shares issued in connection with the formation of the Company, November 20, 2000, adjusted to reflect the recapitalization	3,408,000	$4,000			$4,000
Net loss for the year ended December 31, 2000				$(1,000)	(1,000)

Balance at December 31, 2000	3,408,000	4,000		(1,000)	3,000
Capital contribution by majority stockholder in 2001			$61,000		61,000
Sale of stock, December 27, 2001	125,000		100,000		100,000
Net loss for the year ended December 31, 2001				(206,000)	(206,000)

Balance at December 31, 2001	3,533,000	4,000	161,000	(207,000)	(42,000)
Common stock issued in payment for rent, June 1, 2002	45,000		54,000		54,000
Conversion of note payable, August 14, 2002	85,000		103,000		103,000
Warrant issued in connection with note payable			46,000		46,000
Sale of stock, August 14, 2002	335,000		370,000		370,000
Capital contribution by majority stockholder, August 14, 2002			57,000		57,000
Exercise of stock options, September 20, 2002	8,000		6,000		6,000
Common stock issued in October 2002, in connection with private financing, net	835,000	1,000	776,000		777,000
Net loss for the year ended December 31, 2002				(1,270,000)	(1,270,000)

Balance at December 31, 2002	4,841,000	5,000	1,573,000	(1,477,000)	101,000
Warrants issued in connection with notes Payable, and debt discount			2,059,000		2,059,000
Conversion of note payable to common stock, July 7, 2003	83,000		100,000		100,000
Stock issued in connection with employment Agreements	39,000		48,000		48,000
Options granted to consultant/director			198,000		198,000
Options granted to employee			25,000		25,000
Reverse merger stock issuance, September 29, 2003	660,000
Common stock and warrants issued, December 15, 2003	250,000		276,000		276,000
Net loss for the year ended December 31, 2003				(4,650,000)	(4,650,000)

Balance at December 31, 2003	5,873,000	$5,000	$4,279,000	$(6,127,000)	$(1,843,000)

See notes to consolidated financial statements

Dwango North America Corp. and Subsidiaries

(a development stage company)

Statements of Cash Flows

	Year Ended December 31,		Period From November 20, 2000 (Inception) to December 31, 2003
	2003	2002
Cash flows from operating activities:
Net loss	$(4,650,000)	$(1,270,000)	$(6,127,000)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation expense	54,000	36,000	90,000
Common stock issued for rent	17,000	37,000	54,000
Common stock issued as compensation	48,000		48,000
Options issued to consultant/director	198,000		198,000
Options granted to employee	25,000		25,000
Amortization of debt discount	345,000	46,000	391,000
Amortization of deferred financing cost	125,000		125,000
Changes in:
Accounts Receivable	(9,000)		(9,000)
Prepaid expenses	14,000	(14,000)	—
Other assets	(12,000)	(8,000)	(20,000)
Accounts payable and accrued expenses	872,000	164,000	1,093,000
Accrued Interest	90,000		90,000

Net cash used in operating activities	(2,883,000)	(1,009,000)	(4,042,000)

Cash flows from investing activities:
Deferred acquisition costs	(39,000)		(39,000)
Purchase of fixed assets	(149,000)	(116,000)	(265,000)

Net cash used in Investing activities	(188,000)	(116,000)	(304,000)

Cash flows from financing activities:
Cash Overdraft	2,000		2,000
Proceeds from line of credit	50,000	45,000	150,000
Repayment of line of credit	(50,000)	(88,000)	(150,000)
Proceeds from Loan	—	54,000	54,000
Warrant issued in connection with note payable	—	46,000	46,000
Proceeds from related party loan	—	150,000	200,000
Repayment of related party loan	—	(50,000)	(50,000)
Proceeds from issuance of notes payable and warrants	2,500,000		2,500,000
Financing costs in connection with convertible notes	(442,000)		(442,000)
Proceeds from issuance of stock and warrants	276,000		276,000
Proceeds from related party advance	442,000		442,000
Proceeds from issuance of common stock, net of expenses	—	1,155,000	1,318,000

Net cash provided by financing activities	2,778,000	1,312,000	4,346,000

Net (decrease) increase in cash	(293,000)	187,000	—
Cash at beginning of period	293,000	106,000

Cash at end of period	$—	$293,000	$—

Supplementary disclosure of cash flow information:
Interest paid	$2,000	$3,000	$5,000
Noncash transactions:
Conversion of debt to common stock	$100,000	$103,000	$203,000
Warrants issued as financing costs	$290,000		$290,000
Debt discount recorded for warrants Issued with convertible notes	$1,920,000		$1,920,000
Notes and accrued interest contributed as capital		$57,000	$57,000

See notes to consolidated financial statements

Dwango North America Corp. and Subsidiaries

(a development stage company)

Notes to the Consolidated Financial Statements December 31, 2003 and 2002

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

[1]	Description of business:

Dwango North America Corp. (“Corp.” or the “Company”), is a development stage company, which was founded in November 2000 for the purpose of providing wireless content and application publishing channels through North American wireless carriers, developing and publishing content and applications for wireless devices, and developing and providing wireless network technology for both content and applications developed internally and for partner content developers. The Company has an eight-year exclusive North America license with Dwango Company, Ltd. (“Dwango Japan”) for all current and future wireless intellectual property, which at the current time principally consists of games, a library of ringtones and other wireless devices applications.

The accompanying consolidated financial statements include the accounts of Dwango North America, Corp. and its wholly owned subsidiary Dwango North America, Inc. All significant inter-company transactions and balances have been eliminated in consolidation.

[2]	Recapitalization:

On September 29, 2003, Woodland Hatchery, Inc. (“Woodland”) acquired a majority of the outstanding common stock of Dwango North America, Inc. (“DNA, Inc.”), pursuant to an exchange offer. The stockholders of DNA, Inc. that elected to participate in the exchange received stock based on an exchange ratio of 1.3934814 shares of common stock for each share of common stock of DNA, Inc. surrendered for exchange. Shares of common stock underlying DNA, Inc.’s outstanding stock options, warrants and convertible notes are similarly effected and will be exercisable into the number of shares based on the exchange ratio. Following the recapitalization, Woodland changed its name to Dwango North America Corp. Pursuant to the recapitalization, DNA, Inc. became a wholly owned subsidiary of Corp. The stockholders of DNA, Inc. acquired a majority of the voting stock of Corp. pursuant to the exchange, and DNA, Inc. was deemed to be the accounting acquirer. Such exchange is treated for accounting purposes as a capital transaction with an inactive shell company. Accordingly, purchase accounting treatment was not applicable and no goodwill resulted from this transaction. Therefore, all historical financial information and financial statements for the periods presented are those of DNA, Inc. and give retroactive effect as if the recapitalization occurred at the beginning of the periods presented.

Prior to the exchange, in connection with the recapitalization, Woodland effected a one-for-4.5 reverse stock split of its common stock, leaving 2,548,889 shares of common stock before the cancellation of shares stated below. In addition, in exchange for the surrender and cancellation of 1,888,889 shares of common stock of Woodland (on a post-reverse stock split basis) owned by Cody T. Winterton, the former President and principal stockholder of Woodland, and the assumption by Mr. Winterton of all of the pre-closing liabilities of Woodland, all of the pre-closing assets of Woodland were transferred to Mr. Winterton and he was paid $50,000 which is included in the accompanying financial statements as selling, general and administrative expense. Accordingly, Mr. Winterton assumed all assets and liabilities of Woodland existing immediately prior to the closing. Immediately after closing, on a consolidated basis, the only assets and liabilities of the Company were those of DNA, Inc.

[3]	Revenue recognition:

Our content is sold for a download fee. The download fee model is based on a single fee per downloaded application or bundle of applications. Download fees are assessed on a per download basis for each game or bundle of games downloaded to a consumer’s wireless handset. Ringtones and other features operate on the same basis. Some of the download features will have expirations based on time. In some cases, the Company is able to pre-load its content on manufacturer’s handset. In that case, revenue is only earned when that content is activated and a fee is paid to the wireless carrier which supports the handset. Revenue from content/wireless applications is recognized in the month in which delivery and acceptance by the end-user occurs. Our company identifies such delivery and acceptance and therefore revenue is accrued upon the occurrence of a download of an application. Both persuasive evidence of an arrangement occurs and delivery and acceptance occur when the carrier is notified of the end-user transaction and they place a charge on the end-user’s bill. The carrier reports to our company the product and dollar amount of revenue earned by our company which establishes that delivery and performance have occurred. The carriers report to our company provides evidence of collectibility and subsequent to the issuance of the carrier reports, the carrier remits the agreed upon price for each download.

Dwango North America Corp. and Subsidiaries

(a development stage company)

Notes to the Consolidated Financial Statements December 31, 2003 and 2002

[4]	Software development costs:

The Company accounts for software development costs in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 86, Accounting for the Costs of Computer Software to Be Sold, Leased, or Otherwise Marketed. SFAS No. 86 specifies that costs incurred internally in creating a software product should be charged to expense when incurred as research and development costs until technological feasibility has been established for the product. Once technological feasibility is established, all development costs should be capitalized until the product is available for general release to customers. Judgment is required in determining when the technological feasibility of a product is established, in estimating the life of the product for which the capitalized costs will be amortized and in estimating if the carrying value of capitalized software costs is equal to or less than future operating profits from the associated products. To date, the Company has not capitalized any software development costs.

[5]	Basis of presentation:

At December 31, 2003, the Company has incurred losses since inception and has been dependent upon funds generated from the sale of common stock and loans. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Management intends to seek additional funding through equity and debt financing. There can be no assurance that additional funds will be available to the Company, or available on terms acceptable to the Company.

[6]	Use of estimates:

The accounting and financial reporting policies of the Company conform to accounting principles generally accepted in the United States of America. The preparation of financial statements in conformity with such accounting principles requires management to make assumptions and estimates that impact the amounts reported in those statements. Such assumptions and estimates are subject to change in the future as additional information becomes available or as circumstances are modified. Actual results could differ from these estimates.

[7]	Fixed assets:

Property and equipment are recorded at cost. Depreciation of furniture and fixtures and computer and office equipment is computed using the straight-line method over the estimated useful lives of the assets (three to seven years). Leasehold improvements are amortized over the shorter of the term of the lease or useful life of the improvements.

[8]	Income taxes:

The Company accounts for income taxes following the asset and liability method in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 109, “Accounting for Income Taxes.” Under such method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years that the asset is expected to be recovered or the liability settled. The effect on deferred tax assets and liabilities of a change in tax law or rates is recognized in income in the period that includes the enactment date of change. A valuation allowance is recorded if it is more likely than not that some portion or all of the deferred tax asset will not be realized.

Dwango North America Corp. and Subsidiary

(a development stage company)

Notes to the Consolidated Financial Statements December 31, 2003 and 2002

[9]	Stock Based Compensation

The Company accounts for stock-based employee and directors compensation under Accounting Principles Board (“APB”) Opinion No. 25, “Accounting for Stock Issued to Employees,” and related interpretations. The Company has adopted the disclosure-only provisions of SFAS No. 123, “Accounting for Stock-Based Compensation,” and SFAS No. 148, “Accounting for Stock-Based Compensation - Transition and Disclosure,” which was released in December 2002 as an amendment of SFAS No. 123.

Had compensation cost for the Company’s stock option grants been determined based on the fair value at the grant dates consistent with the methodology of SFAS No. 123, the Company’s net loss and net loss per share for the periods indicated would have been increased to the pro forma amounts indicated as follows:

	Year Ended December 31, 2003	Year Ended December 31, 2002
Net loss	$(4,650,000)	$(1,270,000)
Stock-based employee compensation expense included in reported net loss	25,000
Stock-based employee compensation determined under the fair value based method, net of related tax effect	(610,000)	(160,000)

Pro forma net loss	$(5,235,000)	$(1,430,000)

Net loss per share (basic and diluted):
As reported	$(0.92)	$(0.33)

Pro forma	$(1.03)	$(0.37)

The per share weighted average fair value of stock options granted during 2003 and 2002 were $1.10 and $0.96, respectively, estimated on the date of grant using the Black-Scholes option-pricing model with the following assumptions: risk-free interest rates of 3.2% - 4.9%, volatility of 44%-90%, dividend yield of 0% and expected lives of three to six years.

[10]	Loss per share:

The Company’s basic and diluted net loss per share is computed by dividing the net loss by the weighted average number of outstanding common shares. Potentially dilutive securities, which were excluded from the computation of diluted loss per share because their inclusion would have been anti-dilutive, are as follows:

	Year Ended December 31, 2003	Year Ended December 31, 2002
Options	2,282,000	730,000
Warrants	2,753,000	124,000
Convertible notes	2,083,000	84,000

Total dilutive shares	7,118,000	938,000

[11]	Concentration of credit risk:

The Company maintains a portion of its cash balances in accounts which at times exceed the federally insured limits.

Dwango North America Corp. and Subsidiary

(a development stage company)

Notes to the Consolidated Financial Statements December 31, 2003 and 2002

[12]	Valuation of long-lived assets:

Long-lived assets such as property, equipment and intangible assets are reviewed for impairment when events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable. An impairment loss is recognized when estimated future undiscounted cash flows expected to result from the use of the assets and their eventual disposition are less than their carrying amount.

[13]	Fair value of financial instruments:

The fair values of the Company’s financial instruments, including short-term notes payable, approximate their carrying values because their interest rates approximate rates of interest which correspond to instruments with similar maturities. The carrying amount of the long-term debt approximates fair value at December 31, 2003 based on the interest rates available to the Company and debt instruments with similar terms.

[14]	Advertising costs:

Advertising costs, which are expensed as incurred, were not significant for 2002. For the year ended December 31, 2003, advertising expense was approximately $54,000.

[15]	Stock splits:

All share and per share amounts give retroactive effect to a 3:1 stock split on April 1, 2002.

[16]	Royalties:

On August 14, 2002, the Company entered into two licensing agreements with Dwango Japan, a stockholder of the Company, to use its trademark (25-year term) and intellectual property (eight-year term) in North America. The agreements provide for royalties of 2% (intellectual property) and 0.5% (trademark) of the total gross revenue, subject to an annual minimum royalty (commencing October 1, 2002) of $50,000 per each agreement. These two agreements replaced a license agreement entered into by these parties on January 31, 2002. For the year ended December 31, 2003, 2002 and from November 20, 2000 (inception) to December 31, 2003 royalty expense was $100,000, $25,000 and $125,000 respectively, based upon the minimum.

On October 29, 2003 the Company entered into a licensing agreement with Enorbus Technologies whereby each party agrees to license wireless games from the other. The license agreement is for a two year term.

[17]	Research & Development

Research and development expenses include payroll and employee benefits associated with product development. Technological feasibility for our products is reached shortly before the products are released. Costs incurred after technological feasibility is established, are not material, and accordingly, we expense all research and development costs when incurred.

NOTE B - FIXED ASSETS

Fixed assets consist of the following:

	Estimated Useful Lives	Year Ended December 31, 2003
Furniture and fixtures	7 years	$38,000
Computer and office equipment	3 years	227,000

		265,000
Less: accumulated depreciation and amortization		90,000

		$175,000

Dwango North America Corp. and Subsidiary

(a development stage company)

Notes to the Consolidated Financial Statements December 31, 2003 and 2002

NOTE C - DEBT

[1]	Line of credit:

During March 2002, the Company entered into a credit facility with a financial institution that permits borrowing of up to $50,000, which expires on April 11, 2004. Borrowings under the facility bear interest at the prime rate plus one percent. As of December 31, 2003, no balance was outstanding. This credit facility is guaranteed by the former president of the Company.

[2]	Loans and notes payable:

On July 10, 2002, the Company issued a convertible promissory note to Dwango Japan for $100,000, with interest at 4% per year, which was due on July 31, 2003. The note could be converted, at the option of the holder, into 83,444 shares of common stock based on the fair value of the stock at the time of borrowing. On July 7, 2003, Dwango Japan converted its $100,000 convertible promissory note into 83,444 shares of common stock. For the year ended December 31, 2003, and 2002 the interest expense on the note was approximately $1,000 and $2,000 respectively.

During the year ended December 31, 2003, Dwango issued Senior Subordinated Convertible Promissory Notes totaling $2,500,000. In connection with the issuance of the notes, the Company also issued warrants to the note holders to purchase 2,083,333 shares of common stock, exercisable at $1.20 per share until September 15, 2006. The fair value of the warrants was 920,000, utilizing the Black Scholes option-pricing model with the following assumption: 90% volatility, three-year expected life, risk-free interest rate of 4% and a dividend yield ratio of 0%. In accordance with EITF 00-27, “Application of Issue No. 98-5 to Certain Convertible Instruments,” the Company allocated the net proceeds between the convertible notes and the warrants based on the relative fair value based method. The proceeds allocated to the warrants of $920,000 was recorded as debt discount. Additionally, the difference between the proceeds allocated to, and the relative fair value of the discount of $920,000 is being amortized over the life of the convertible notes. Upon the conversion of the notes into common stock, the unamortized debt discount balance will be recognized as additional interest expense. The notes bear interest at 8% and are convertible, at the option of the holder, at any time into shares of common stock at $1.20 per share, subject to certain anti-dilution provisions. The full principal amount of the promissory notes and the related accrued interest are due on September 15, 2006. The notes may be prepaid, and the warrants may be redeemed for $.01 per share of common stock underlying the warrants, on 30 days prior written notice to the holder thereof if the closing sales price (or closing bid price) of the Company’s common stock on its principal trading market is at least twice the then current conversion or exercise price, as applicable, for a period of ten consecutive trading days ending within 20 days prior to the date of the notice of prepayment or redemption, as applicable. In connection with the sale of these notes, the Company incurred an aggregate of $689,000 in costs consisting of: placement agent fees of approximately $291,000 and warrants to the placement agent to purchase 417,208 shares of common stock at $1.20 per share that expire in September 2006, valued at $291,000. The warrants were valued by utilizing the Black Scholes option-pricing model with the following assumptions: 90% volatility, five-year expected life, risk-free interest rate of 4% and a dividend yield of 0%,; legal expenses of approximately $82,000; and other costs of approximately $26,000. These warrants remain unexercised as of December 31, 2003. Of the aggregate costs, $550,000 has been allocated as deferred financing costs, to be amortized over 40 months, or earlier if converted into common stock, and the remaining $139,000 of costs has been attributable to additional paid-in capital. For the year ended December 31, 2003, interest expense and amortizing of deferred financing costs on these notes were approximately $90,000 and $75,000, respectively.

NOTE D - OTHER RELATED PARTY TRANSACTIONS

On April 27, 2001, the Company borrowed, in the form of a note, from the wife of the Company’s then president, $50,000 with interest at 10% per year which was due on September 27, 2001 and was extended to April 26, 2003. On August 20, 2002, this note and the interest due totaling $57,000 was contributed to the capital of the Company and, accordingly, recorded as an additional capital contribution as shown in the statements of stockholders’ equity (deficit). Interest expense on this note for the year ended December 31, 2002 was $3,000.

Dwango North America Corp. and Subsidiary

(a development stage company)

Notes to the Consolidated Financial Statements December 31, 2003 and 2002

On April 23, 2002, in consideration of an additional $50,000 loan, the Company issued an additional note to the wife of the Company’s then president for $50,000 with interest at 10% per year which was due on October 20, 2002. Principal and interest were repaid on August 20, 2002. Interest expense on this note for the year ended December 31, 2002 was $2,000.

From October through December 2003, Robert E. Huntley, our chairman, and at that time, president and chief executive officer, and Paul Eibeler, an outside director, advanced an aggregate of $392,000 and $50,000, respectively to the Company. In January, 2004, they elected to apply previously advanced funds of approximately $442,000, to the Company toward the purchase of an aggregate of 368,594 shares of our common stock ($1.20 per share) and warrants to purchase 368,594 shares of our common stock at an exercise price of $1.20 per share, in full satisfaction of the amounts previously advanced. The warrants have a term of four years and entitle the holders to purchase 368,594 shares of common stock at an exercise price of $1.20 per share.

NOTE E - COMMITMENTS AND CONTINGENCIES

Operating leases:

The Company leases office space in Seattle, Washington, through April 30, 2005. In December 2002, the Company entered into a lease for office space in Houston, Texas, which expires on January 31, 2006. In October 2003, the Company amended the Texas lease, which effectively cancelled the old lease. The new lease expires in September 2006. In August 2003, the Company entered into a lease for temporary residence for the Chairman, which expired on March 31, 2004. In June 2003, the Company entered into a lease for a game studio in San Francisco, California. The lease was due to expire on May 31, 2004. In April 2004, this lease was extended until September of 2004.

Total future minimum lease payments under these lease agreements are as follows:

Year Ending December 31,	Amount
2004	$134,000
2005	111,000
2006	69,000

$314,000

NOTE F - STOCKHOLDERS’ EQUITY (DEFICIT)

[1]	Stock issuances:

On December 27, 2001, the Company sold 125,413 shares of common stock to Dwango Japan for $100,000.

On April 25, 2002, the Company issued a convertible note to a stockholder for $100,000, due on April 25, 2004, with a warrant to purchase 41,722 shares of common stock at $1.20 per share that expires on April 26, 2007. The value ascribed to the warrant was $46,000 utilizing the Black Scholes option-pricing model with the following assumptions: 90% volatility, three-year expected life, risk-free interest rate of 4.0% and a dividend yield of 0%, and was to be amortized over two years as additional interest expense. On August 14, 2002, the principal and interest totaling $103,000 were converted into 85,727 shares of common stock as provided in the convertible note agreement. Upon the conversion of the note into common stock, the unamortized balance of the warrant value was recognized as additional interest expense.

On May 31, 2002, the Company issued 44,819 shares of its common stock, valued at $1.20 per share, for the first year’s rent of $54,000 of its Seattle office.

Dwango North America Corp. and Subsidiary

(a development stage company)

Notes to the Consolidated Financial Statements December 31, 2003 and 2002

On August 14, 2002, the Company sold 333,768 shares of common stock at $1.20 per share to Dwango Japan for proceeds of $400,000. In connection with this offering, the private placement agents received aggregate fees of approximately $30,000.

On September 16, 2002, stock options were exercised to purchase 8,000 common shares at $0.80 each for proceeds of $6,000.

On December 12, 2003, the Company issued 250,000 shares of common stock, valued at $1.20 per share and issued 125,000 warrants with an exercise price of $1.20 per share, which expire on December 12, 2007, to Alexandra Global Master Fund, Ltd, for gross proceeds of $300,000 net of financing costs paid to placement agent of $24,000. The Company issued 50,000 warrants with an exercise price of $1.20 per share, which expires on December 11, 2008, to RG Securities and HCFP Brenner Securities, LLC, placement agent.

On January 8, 2004, the Company issued to Alexandra Global Master Fund Ltd. warrants to purchase 125,000 shares of common stock pursuant to the Bridge Agreement between the Company and Alexandra dated December 12, 2003.

[2]	Private placement:

In October 2002, the Company received net proceeds of $779,000 from the sale of 834,465 shares of common stock. In connection with this private placement, the placement agents received aggregate fees of approximately $126,000 and additionally warrants to purchase an aggregate of 83,444 shares of common stock at $1.20 per share that expire in October 2007. These warrants remain unexercised as of December 31, 2003. Other costs of the private placement approximated $95,000.

[3]	Stock option plan:

On April 1, 2002, the Company established an Equity Incentive Plan (the “Original Plan”) under which stock options may be granted. The Orginal Plan was replaced by an Equity Incentive Plan on September 29, 2003 (the “Plan”) in connection with the reverse acquisition of Woodland. Options under the Original Plan were replaced with comparable options under the Plan. A stock option grant allows the holder of the option to purchase a share of the Company’s common stock in the future at a stated price. The Plan is administered by the Board of Directors, which determines the individuals to whom the options shall be granted, as well as the terms and conditions of each option grant, the option price and the duration of each option.

The Original Plan was approved and became effective on April 1, 2002. Vesting of options granted under the Plan is determined by the Company, and the options expire over varying terms, but not later than ten years from the date of grant. Stock option activity for the period April 1, 2002 (inception of Plan) to December 31, 2003 is as follows:

	Period Ended December 31, 2003		Period Ended December 31, 2002
	Shares	Weighted Average Exercise Price	Shares	Weighted Average Exercise Price
Options outstanding at beginning of period	730,000	$0.91	0
Granted	1,552,000	$1.34	738,000	$0.92
Exercised	—		8,000	$0.80

Outstanding at end of period	2,282,000	$1.21	730,000	$0.91

Dwango North America Corp. and Subsidiary

(a development stage company)

Notes to the Consolidated Financial Statements December 31, 2003 and 2002

The following summarizes information about stock options at December 31, 2003:

	Options Outstanding			Options Exercisable
Number Outstanding	Range of Exercise Prices	Weighted Average Exercise Price	Weighted Average Remaining Life in Years	Number Exercisable	Weighted Average Exercise Price
514,000	$0.80	$0.80	8.26	393,000	$0.80
806,000	$1.20	$1.20	9.21	166,000	$1.20
379,000	$1.32	$1.32	4.66	45,000	$1.32
583,000	$1.50	$1.50	9.89	67,000	$1.50

2,282,000				671,000	$0.92

NOTE G - INCOME TAXES

As of December 31, 2003, the Company had net operating loss carryforwards for federal income tax purposes of approximately $5,768,000, which may be available to offset future federal taxable income, if any, through 2023. The ability of the company to utilize its operating loss carryforwards in future years may be subject to annual limitations in accordance with provisions of section 382 of the Internal Revenue Code. Management does not expect the Company to be taxable in the near future and established a 100% valuation allowance against the deferred tax asset created by the net operating loss carryforwards at December 31, 2003 and 2002. The valuation allowance increased $1,575,000 and $407,000, respectively for the years ended December 31, 2003, and December 31, 2002, respectively.

NOTE H - SUBSEQUENT EVENTS

On January 8, 2004, Dwango issued a Senior Subordinated Convertible Promissory Note of $1,700,000 to Alexandra Global Master Fund Ltd. In connection with the issuance of the notes, the Company also issued warrants to the note holders and the placement agents to purchase 708,333 and 212,500 shares of common stock, respectively, exercisable at $1.20 per share until January 8, 2008 and January 7, 2009, respectively. The fair value of the warrants was approximately $656,000 utilizing the Black Scholes option-pricing model with the following assumption: 88% volatility, three-year expected life, risk-free interest rate of 2.37% and a dividend yield ratio of 0%. In accordance with EITF00-27, “Application of Issue No. 98-5 to Certain Convertible Instruments,” the Company allocated the net proceeds between the convertible notes and the warrants based on the relative fair values. The proceeds allocated to the warrants of $ 474,000 were recorded as debt discount. Additionally, the difference between the proceeds allocated to, and the relative fair value of the discount of $ 474,000 in being amortized over the life of the convertible notes. Upon the conversion of the notes into common stock, the unamortized debt discount balance will be recognized as additional interest expense. The notes bear interest at 9% and are convertible, at the option of the holder, at any time into shares of common stock at $1.20 per share, subject to certain anti-dilution provisions. The full principal amount of the promissory notes and the related accrued interest are due on January 8, 2007. The notes may be prepaid, and the warrants may be redeemed for $.01 per share of common stock underlying the warrants, on 30 days prior written notice to the holder thereof if the closing sales price (or closing bid price) of the Company’s common stock on its principal trading market is at least twice the then current conversion or exercise price, as applicable, for a period of ten consecutive trading days ending within 20 days prior to the date of the notice of prepayment or redemption, as applicable. In connection with the sale of these notes, the Company incurred an aggregate of $379,000 in costs consisting of: placement agent fees of approximately $136,000 and warrants to the placement agent to purchase 212,500 shares of common stock at $1.20 per share that expire on January 7, 2009, valued at $197,000, legal expenses of approximately $45,000; and other costs of approximately $1,000. The warrants were valued by utilizing the Black Scholes option-pricing model with the following assumptions: 88% volatility, three-year expected life, risk-free interest rate of 2.37% and a dividend yield of 0%. Of the aggregate costs, $328,000 has

Dwango North America Corp. and Subsidiary

(a development stage company)

Notes to the Consolidated Financial Statements December 31, 2003 and 2002

been allocated as deferred financing costs, to be amortized over 36 months, or earlier if converted into common stock, and the remaining $51,000 of costs has been attributable to additional paid-in capital.

On January 8, 2004, the Company issued to Alexandra Global Master Fund Ltd. warrants to purchase 125,000 shares of common stock pursuant to the Bridge Agreement between the Company and Alexandra dated December 12, 2003.

On February 4, 2004, the Company entered into a transaction with Over-the-Air Wireless, Inc. whereby the Company purchased intangibles in exchange for 681,200 shares of common stock with an appraised value of approximately $.78 per share ($530,000 in the aggregate). The assets acquired consisted of software which the Company can use to download its games and its ringtones, valued at $440,000, and covenants not-to-compete valued at $90,000. The software will be amortized over three years and the covenants not-to-compete will be amortized over their two-year terms. The Company also entered into employment agreements with three former key employees of Over-the-Air Wireless.

On March 19, 2004, Dwango issued a Senior Subordinated Convertible Promissory Note of $2,300,000 to Alexandra Global Master Fund Ltd. In connection with the issuance of the notes, the Company also issued warrants to the note holders and the placement agents to purchase 958,333 shares of common stock, exercisable at $1.20 per share until March 19, 2008. The fair value of the warrants was $706,436, utilizing the Black Scholes option-pricing model with the following assumption: 91% volatility, three-year expected life, risk-free interest rate of 1.97% and a dividend yield ratio of 0%. In accordance with EITF00-27, “Application of Issue No. 98-5 to Certain Convertible Instruments,” the Company allocated the net proceeds between the convertible notes and the warrants based on the relative fair value based method.

The proceeds allocated to the warrants of $ 540,000 were recorded as debt discount. Additionally, the difference between the proceeds allocated to, and the relative fair value of the discount of $ 540,000 is being amortized over the life of the convertible notes. Upon the conversion of the notes into common stock, the unamortized debt discount balance will be recognized as additional interest expense. The notes bear interest at 9% and are convertible, at the option of the holder, at any time into shares of common stock at $1.20 per share, subject to certain anti-dilution provisions. The full principal amount of the promissory notes and the related accrued interest are due on March 19, 2007. The notes may be prepaid, and the warrants may be redeemed for $.01 per share of common stock underlying the warrants, on 30 days prior written notice to the holder thereof if the closing sales price (or closing bid price) of the Company’s common stock on its principal trading market is at least twice the then current conversion or exercise price, as applicable, for a period of ten consecutive trading days ending within 20 days prior to the date of the notice of prepayment or redemption, as applicable. In connection with the sale of these notes, the Company incurred an aggregate of $198,000 in costs consisting of: placement agent fees of approximately $184,000, legal expenses of approximately $13,000, and other costs of approximately $1000. Of the aggregate costs, $151,000 has been allocated as deferred financing costs, to be amortized over 36 months, or earlier if converted into common stock, and the remaining $47,000 of costs has been attributable to additional paid-in capital.

On April 5, 2004 the Company entered into a License Agreement with Rolling Stone, LLC and RealNetworks, Inc. under which the Company would develop and distribute mobile entertainment featuring the Rolling Stone brand. The agreement duration is for two years from the time of the launch of Ringtone services with carriers. The Company also issued to Rolling Stone, LLC and RealNetworks warrants to purchase 201,398 and 222,998 shares of common stock, respectively for a term of seven years and an exercise price of $1.20 per share.

In addition, the Company is to pay advance Royalties of $750,000 on March 30, 2004 and quarterly minimum royalty payments of $250,000 beginning September 30, 2004 for the five subsequent quarters thereafter. The Company agreed to advertise in through Rolling Stone a minimum of $125,000 per quarter for the duration of the agreement.

In January, 2004, two individuals (the Chairman, and then President and Chief Executive Officer of the Company and an outside Director of the Company) elected to purchase with previously advanced funding of approximately $442,000 to our company toward the purchase of an aggregate of 368,594 shares of our common stock ($1.20 per share) and warrants to purchase 368,594 shares of our common stock at an exercise price of $1.20 per share, in full satisfaction of the amounts previously advanced. The warrants have a term of four years and entitle the holders to purchase 368,594 shares of common stock at an exercise price of $1.20 per share. The fair market value of the warrants was $464,000 utilizing the Black Scholes option-pricing model with the following assumptions: 101% volatility, four-year expected life, risk-free interest rate of 3.02% and a dividend yield of 0%.

Prospective investors may rely only on the information contained in this prospectus. We have not authorized anyone to provide prospective investors with different or additional information. This prospectus is not an offer to sell nor is it seeking an offer to buy in any jurisdiction where such offer, or sale is not permitted. The information contained in this prospectus is correct only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of these shares.

Until _______, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

9,518,782 shares

DWANGO NORTH AMERICA CORP.

PROSPECTUS

    , 2004

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.	Indemnification of directors and officers.

The Company’s articles of incorporation provide that the Company will indemnify any person who is or was a director, officer, employee, agent or fiduciary of the Company to the fullest extent permitted by applicable law. Nevada law permits a Nevada corporation to indemnify its directors, officers, employees and agents against liabilities and expenses they may incur in such capacities in connection with any proceeding in which they may be involved, if (i) such director or officer is not liable to the corporation or its stockholders due to the fact that his or her acts or omissions constituted a breach of his or her fiduciary duties as a director or officer and the breach of those duties involved intentional misconduct, fraud or a knowing violation of law, or (ii) he or she acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Company, or that with respect to any criminal action or proceeding, he or she had no reasonable cause to believe that his or her conduct was unlawful.

In addition, the Company’s bylaws include provisions to indemnify its officers and directors and other persons against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with the action, suit or proceeding against such persons by reason of serving or having served as officers, directors, or in other capacities, if such person either is not liable pursuant to Nevada Revised Statutes 78.138 or acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent will not, of itself, create a presumption that the person is liable pursuant to Nevada Revised Statutes 78.138 or did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful.

Item 25.	Other expenses of issuance and distribution

The estimated expenses of the distribution, all of which are to be borne by the Registrant, are as follows:

SEC Registration Fee	$2,261
Blue Sky Fees and Expenses	5,956
Accounting Fees and Expenses	25,000
Legal Fees and Expenses	75,000
Miscellaneous	$1,000

Total	$109,217

Item 26.	Recent sales of unregistered securities

All of the share calculations set forth below have been adjusted for the one-for-4.5 reverse stock split effected and the exchange offer consummated in September 2003.

In April 2002, Dwango North America, Inc. issued to one accredited investor a Convertible Promissory Note in the principal amount of $100,000 and warrants to purchase preferred stock. In August 2002, such note (and accrued interest) and warrants converted into 85,727 shares of common stock and warrants to purchase 41,722 shares of common stock. The issuance of these shares was exempt from registration pursuant to Section 4(2) of the Securities Act. No general solicitation or advertising was made in connection with the offering, and the offering was made to one accredited investor who had access to all material information regarding our company.

In July 2002, Dwango North America, Inc. issued to Sabey Corporation 44,819 shares of common stock, valued at $53,712, in payment of certain rental payments owing for space leased by Dwango North America, Inc. in Seattle, Washington. The issuance of these shares was exempt from registration pursuant to Section 4(2) of the Securities Act. No general solicitation or advertising was made in connection with the offering, and the offering was made to one accredited investor who had access to all material information regarding our company.

In July 2002, Dwango Co., Ltd. invested $100,000 in Dwango North America, Inc. in consideration for a one-year convertible note, bearing interest at 4% per annum. Such note was converted into 83,443 shares of common stock of Dwango North America, Inc. on July 7, 2003. The issuance of these securities was exempt from registration pursuant to Section 4(2) of the Securities Act. No general solicitation or advertising was made in connection with the offering, and the offering was made to one accredited investor who had access to all material information regarding our company.

In August 2002, Dwango North America, Inc. issued to Dwango Co., Ltd. 333,768 shares of common stock for $400,000. The issuance of these shares was exempt from registration pursuant to Section 4(2) of the Securities Act. No general solicitation or advertising was made in connection with the offering, and the offering was made to one accredited investor who had access to all material information regarding our company.

In October 2002, Dwango North America, Inc. sold 834,465 shares of common stock pursuant to a private placement offering to 24 accredited investors for an aggregate of approximately $1,000,000. In connection with the offering, Dwango North America, Inc. issued to the placement agents and their designees warrants to purchase an aggregate of 83,444 shares of common stock. The issuance of these securities was exempt from registration pursuant to Rule 506 promulgated under Section 4(2) of the Securities Act. No general solicitation or advertising was made in connection with the offering, and the offering was made only to accredited investors who had access to all material information regarding our company.

In July 2003, Dwango North America, Inc. issued an aggregate of 39,714 shares of common stock to three individuals pursuant to employment agreements between Dwango North America, Inc. and such individuals. The issuance of these shares was exempt from registration pursuant to Section 4(2) of the Securities Act. No general solicitation or advertising was made in connection with the offering.

In April 2003, Dwango North America, Inc. concluded a private placement pursuant to which it issued to three accredited investors $400,000 in principal amount of promissory notes and warrants to purchase 100,000 shares of common stock. The issuance of these securities was exempt from registration pursuant to Rule 506 promulgated under Section 4(2) of the Securities Act. No general solicitation or advertising was made in connection with the offering, and the offering was made only to accredited investors who had access to all material information regarding our company. Such notes and warrants were converted at the election of the holders thereof into senior convertible notes and warrants in connection with the September 2003 offering by Dwango North America, Inc. described in the next paragraph below.

In September 2003, Dwango North America, Inc. concluded a private placement pursuant to which it issued to 42 accredited investors $2,500,000 in principal amount of senior convertible promissory notes convertible into 2,086,037 shares of common stock and warrants to purchase 2,086,037 shares of common stock. In connection with such offering, Dwango North America, Inc. issued to the placement agents warrants to purchase 417,208 shares of common stock. The issuance of these securities was exempt from registration pursuant to Rule 506 promulgated under Section 4(2) of the Securities Act. No general solicitation or advertising was made in connection with the offering, and the offering was made only to accredited investors who had access to all material information regarding our company.

In September 2003, we acquired substantially all of the outstanding securities of Dwango North America, Inc. pursuant to an exchange offer completed with the securityholders of Dwango North America, Inc. The issuance of these securities was exempt from registration pursuant to Section 4(2) and Rule 506 promulgated under Section 4(2) of the Securities Act. No general solicitation or advertising was made in connection with the offering and the offering was made to sophisticated investors with access to all material information regarding our company.

In December 2003, we concluded a private placement pursuant to which we issued to one accredited investor 250,000 shares of common stock for purchase price of $300,000. In connection with the offering, we also issued (i) warrants to purchase 250,000 shares of common stock at an exercise price of $1.20 per share to such accredited investor, and (ii) warrants to purchase 25,000 shares of common stock at an exercise price of $1.20 per share to the placement agents for such offering. The issuance of these securities was exempt from registration pursuant to Rule 506 promulgated under Section 4(2) of the Securities Act. No general solicitation or advertising was made in connection with the offering, and the offering was made to one accredited investor with access to all material information regarding our company.

In January 2004, we concluded a private placement pursuant to which we issued, in consideration of $1,700,000, to one accredited investor a $1,700,000 principal amount 9% senior convertible note due 2007, convertible into 1,416,667 shares of common stock, and warrants to purchase 708,333 shares of common stock. In connection with such issuance, we issued to the placement agents warrants to purchase 212,500 shares of common stock at an exercise price of $1.20 per share. The issuance of these securities was exempt from registration pursuant to Rule 506 promulgated under Section 4(2) of the Securities Act. No general solicitation or advertising was made in connection with the offering, and the offering was made to one accredited investor with access to all material information regarding our company.

In January 2004, our former chairman and an outside director of our company converted advances they had made to our company from October through December 2003 into an aggregate of 368,594 shares of common stock and warrants to purchase an aggregate of 368,594 shares of common stock, exercisable at $1.20 per share. The issuance of these securities was exempt from registration pursuant to Section 4(2) of the Securities Act. No general solicitation or advertising was made in connection with the offering, and the offering was made to two accredited investors with access to all material information regarding our company.

In February 2004, we issued an aggregate of 681,000 shares of our common stock to the former shareholders of Over-the-Air Wireless, Inc. in connection with our acquisition of such company. The issuance of these shares was exempt from registration pursuant to section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder. No general solicitation or advertising was made in connection with the offering. The investors had access to all material information regarding our company.

In March 2004, we concluded a private placement pursuant to which we issued, in consideration of $2,300,000, to one accredited investor a $2,300,000 principal amount 9% senior convertible note due 2007, convertible into 1,916,667 shares of common stock, and four-year warrants to purchase 958,333 shares of common stock at an exercise price of $1.20 per share. In connection with such issuance, we issued to the placement agents warrants to purchase 287,500 shares of common stock at an exercise price of $1.20 per share. The issuance of these securities was exempt from registration pursuant to Rule 506 promulgated under Section 4(2) of the Securities Act. No general solicitation or advertising was made in connection with the offering, and the offering was made to one accredited investor with access to all material information regarding our company.

In March 2004, we issued 2,090 shares of common stock to one individual pursuant to an employment agreement between our company and such individual. The issuance of these shares was exempt from registration pursuant to Section 4(2) of the Securities Act. No general solicitation or advertising was made in connection with the offering.

In June 2004, we completed a private placement pursuant to which we issued to one accredited investor 250 shares of our series A convertible preferred stock initially convertible into 208,333 shares of our common stock and four-year warrants to purchase 208,333 shares of common stock for an aggregate purchase price of $250,000. The preferred stock is convertible and the warrants are exercisable at $1.20 per share. The issuance of these securities was exempt from registration pursuant to Rule 506 promulgated under Section 4(2) of the Securities Act. No general solicitation or advertising was made in connection with the offering, and the offering was made to one accredited investor with access to all material information regarding our company.

In July 2004, we completed a private placement pursuant to which we issued to one accredited investor 500 shares of our series A convertible preferred stock initially convertible into 416,667 shares of our common stock and four-year warrants to purchase 416,667 shares of common stock for an aggregate purchase price of $500,000. The preferred stock is convertible and the warrants are exercisable at $1.20 per share. The issuance of these securities was exempt from registration pursuant to Rule 506 promulgated under Section 4(2) of the Securities Act. No general solicitation or advertising was made in connection with the offering, and the offering was made to one accredited investor with access to all material information regarding our company.

In August 2004, we completed a private placement pursuant to which we issued to one accredited investor 500 shares of our series A convertible preferred stock initially convertible into 416,667 shares of our common stock and four-year warrants to purchase 416,667 shares of common stock for an aggregate purchase price of $500,000. The preferred stock is convertible and the warrants are exercisable at $1.20 per share. The issuance of these securities was exempt from registration pursuant to Rule 506 promulgated under Section 4(2) of the Securities Act. No general solicitation or advertising was made in connection with the offering, and the offering was made to one accredited investor with access to all material information regarding our company.

Item 27.	Exhibits

Number	Description

2	Agreement and Plan of Reorganization, dated September 19, 2003, among Woodland Hatchery, Inc., Dwango North America, Inc. and the securityholders of Dwango listed therein (incorporated by reference to Exhibit 2.1 to the Registrant’s Current Report on Form 8-K (Date of Report: September 29, 2003) filed with the Securities and Exchange Commission on October 7, 2003)

3.1	Articles of Incorporation, as amended to date (incorporated by reference to Exhibits 3.1 to the Registration Statement on Form SB-2 filed with the Securities and Exchange Commission on September 6, 2001 and Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (Date of Report: September 29, 2003) filed with the Securities and Exchange Commission on October 7, 2003)

3.2	Certificate of Designations of Series A Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (Date of Report: June 14, 2004) filed with the Securities and Exchange Commission on June 21, 2004)

3.3	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K (Date of Report: June 1, 2004) filed with the Securities and Exchange Commission on June 3, 2004)

4.1	Specimen Common Stock Certificate (incorporated by reference to Exhibit 3 the Form 8-A filed with the Securities and Exchange Commission on June 3, 2004)

4.2	Form of 8% Senior Convertible Promissory Note due 2006 (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K (Date of Report: September 29, 2003) filed with the Securities and Exchange Commission on October 7, 2003)

4.3	9% Senior Convertible Note due 2007 issued to Alexandra Global Master Fund Ltd. dated January 8, 2004 (incorporated by reference to Exhibit 4.4 to the Registrant’s Current Report on Form 8-K (Date of Report: December 12, 2003) filed with the Securities and Exchange Commission on January 16, 2004)

4.4	Form of Warrants to purchase 41,722 shares of common stock issued in August 2002 (incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K (Date of Report: September 29, 2003) filed with the Securities and Exchange Commission on October 7, 2003)

4.5	Form of Warrants to purchase an aggregate of 83,444 shares of common stock (incorporated by reference to Exhibit 4.3 to the Registrant’s Current Report on Form 8-K (Date of Report: September 29, 2003) filed with the Securities and Exchange Commission on October 7, 2003)

4.6	Form of Warrants to purchase an aggregate of 2,086,037 shares of common stock (incorporated by reference to Exhibit 4.4 to the Registrant’s Current Report on Form 8-K (Date of Report September 29, 2003) filed with the Securities and Exchange Commission on October 7, 2003)

4.7	Form of Warrants to purchase an aggregate of 417,208 shares of common stock issued to HCFP/Brenner Securities, LLC and RG Securities, LLC for acting as placement agent in connection with the September 2003 private placement (incorporated be reference to Exhibit 4.7 to the Registrant’s Annual Report on Form 10-KSB filed with the Securities and Exchange Commission April 15, 2004)

4.8	Form of Warrants to purchase an aggregate of 250,000 shares of common stock (incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K (Date of Report: December 12, 2003) filed with the Securities and Exchange Commission on January 16, 2004)

4.9	Form of Warrants to purchase an aggregate of 272,784 shares of common stock issued to HCFP Brenner Securities and RG Securities, LLC. (incorporated be reference to Exhibit 4.9 to the Registrant’s Annual Report on Form 10-KSB filed with the Securities and Exchange Commission April 15, 2004)

4.10	Warrant to purchase 708,333 shares of common stock issued to Alexandra Global Master Fund Ltd. dated January 8, 2004 (incorporated by reference to Exhibit 4.5 to the Registrant’s Current Report on Form 8-K (Date of Report: December 12, 2003) filed with the Securities and Exchange Commission on January 16, 2004)

4.11	Form of Registration Rights Agreement relating to 834,465 shares of common stock and 83,444 shares of common stock underlying warrants issued by the registrant in October 2002 (incorporated be reference to Exhibit 4.11 to the Registrant’s Annual Report on Form 10-KSB filed with the Securities and Exchange Commission April 15, 2004)

4.12	Form of Registration Rights Agreement, issued by the registrant in September 2003, relating to 2,086,037 shares of common stock underlying 8% senior convertible notes due 2006 and 2,086,037 shares of common stock underlying warrants issued by the registrant in offering completed in September 2003 (incorporated be reference to Exhibit 4.12 to the Registrant’s Annual Report on Form 10-KSB filed with the Securities and Exchange Commission April 15, 2004)

4.13	Registration Rights Agreement, dated February 4, 2004, among Dwango North America Corp. and the former shareholders of Over-the-Air Wireless, Inc. (incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report Form 8-K (Date of Report: February 4, 2004) filed with the Securities and Exchange Commission on February 19, 2004)

4.14	9% Senior Convertible Note due 2007 issued to Alexandra Global Master Fund Ltd. dated March 19, 2004 (incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K (Date of Report: March 19, 2004) filed with the Securities and Exchange Commission on March 29, 2004)

4.15	Warrant to purchase 958,333 shares of common stock issued to Alexandra Global Master Fund Ltd., dated March 19, 2004 (incorporated by reference to Exhibit 4.3 to the Registrant’s Current Report on Form 8-K (Date of Report: March 19, 2004) filed with the Securities and Exchange Commission on March 29, 2004)

4.16	Subscription Agreement, dated June 14, 2004, between Dwango North America Corp. and Alexandra Global Master Fund Ltd. (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K (Date of Report: June 14, 2004) filed with the Securities and Exchange Commission on June 21, 2004)

4.17	Warrant to purchase 208,333 shares of common stock issued to Alexandra Global Master Fund Ltd. dated June 14, 2004 (incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K (Date of Report: June 14, 2004) filed with the Securities and Exchange Commission on June 21, 2004)

4.18	Subscription Agreement, dated July 2, 2004, between Dwango North America Corp. and Alexandra Global Master Fund Ltd. (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K (Date of Report: July 2, 2004) filed with the Securities and Exchange Commission on July 8, 2004)

4.19	Warrant to purchase 416,667 shares of common stock issued to Alexandra Global Master Fund Ltd. dated July 2, 2004 (incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K (Date of Report: July 2, 2004) filed with the Securities and Exchange Commission on July 8, 2004)

4.20	Subscription Agreement, dated August 2, 2004, between Dwango North America Corp. and Alexandra Global Master Fund Ltd. (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K (Date of Report: August 2, 2004) filed with the Securities and Exchange Commission on August 5, 2004)

4.21	Warrant to purchase 416,667 shares of common stock issued to Alexandra Global Master Fund Ltd. dated August 2, 2004 (incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K (Date of Report: August 2, 2004) filed with the Securities and Exchange Commission on August 5, 2004)

5	Opinion of Moomjian & Waite, LLP

10.1	2003 Equity Incentive Plan (incorporated by reference to Exhibit 10. 1 to the Registrant’s Annual Report on Form 10-KSB filed with the Securities and Exchange Commission April 15, 2004)

10.2	Office Lease Agreement, dated April 25, 2002, by and between Queen Anne Square, LLC and Dwango North America Inc. (incorporated by reference to Exhibit 10.2 to the Registrant’s Annual Report on Form 10-KSB filed with the Securities and Exchange Commission April 15, 2004)

10.3	Office Lease Agreement, dated November 2002, between San Felipe Plaza, Ltd. and Dwango North America, Inc., as amended (incorporated by reference to Exhibit 10.3 to the Registrant’s Annual Report on Form 10-KSB filed with the Securities and Exchange Commission April 15, 2004)

10.4	Bridge Agreement, dated December 12, 2003, between Dwango North America Corp. and Alexandra Global Master Fund Ltd. (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K (Date of Report: December 12, 2003) filed with the Securities and Exchange Commission on January 16, 2004)

10.5	Note Purchase Agreement, dated January 8, 2004, between Dwango North America Corp. and Alexandra Global Master Fund Ltd. (incorporated by reference to Exhibit 4.3 to the Registrant’s Current Report on Form 8-K (Date of Report: December 12, 2003) filed with the Securities and Exchange Commission on January 16, 2004)

10.6	Conversion Agreement, dated January 28, 2004, between Dwango North America Corp. and Robert E. Huntley (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K (Date of Report: January 14, 2004) filed with the Securities and Exchange Commission on January 30, 2004)

10.7	Conversion Agreement, dated January 28, 2004, between Dwango North America Corp. and Paul Eibeler (incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K(Date of Report: January 14, 2004) filed with the Securities and Exchange Commission on January 30, 2004)

10.8	Agreement and Plan of Merger, dated as of February 4, 2004, among Dwango North America Corp., OTA Acquisition Corp., Over-the-Air Wireless, Inc., and the stockholders of Over-the-Air Wireless, Inc. (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K (Date of Report: February 4, 2004) filed with the Securities and Exchange Commission on February 19, 2004)

10.9	Note Purchase Agreement, dated March 19, 2004, between Dwango North America Corp. and Alexandra Global Master Fund Ltd. (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K (Date of Report: March 19, 2004) filed with the Securities and Exchange Commission on March 29, 2004)

10.10	Form of Employment Agreement between Dwango North America Corp. and each of Rick J. Hennessey, David Adams, and Alexander U. Conrad (incorporated by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K (Date of Report: February 4, 2004) filed with the Securities and Exchange Commission on February 19, 2004)

10.11	Form of Assignment of Inventions Agreement between Dwango North America Corp. and each of the former shareholders of Over-the-Air Wireless, Inc. (incorporated by reference to Exhibit 10.4 to the Registrant’s Current Report on Form 8-K (Date of Report: February 4, 2004) filed with the Securities and Exchange Commission on February 19, 2004)

10.12	Software License Agreement between ALLTEL Communications Inc. and Dwango North America Inc. executed December 19, 2003 (incorporated by reference to Exhibit 10.11 to the Registrant’s Annual Report on Form 10-KSB filed with the Securities and Exchange Commission April 15, 2004)

10.13*	Direct Bill Services Agreement between Cingular Wireless LLC and Dwango North America, Inc. executed on January 9, 2004 (incorporated by reference to Exhibit 10.12 to the Registrant’s Annual Report on Form 10-KSB filed with the Securities and Exchange Commission April 15, 2004)

10.14*	Software Distribution Agreement between Motorola, Inc. and Dwango North America, Inc. executed September 24, 2003 (incorporated by reference to Exhibit 10.13 to the Registrant’s Annual Report on Form 10-KSB filed with the Securities and Exchange Commission April 15, 2004)

10.15*	License and Revenue Sharing Agreement between NEC America, Inc. and Dwango North America, Inc. effective January 1, 2003 (incorporated by reference to Exhibit 10.14 to the Registrant’s Annual Report on Form 10-KSB filed with the Securities and Exchange Commission April 15, 2004)

10.16*	Java Wireless Applications Agreement between T-Mobile USA, Inc. and Dwango North America, Inc. effective as of September 3, 2003 (incorporated by reference to Exhibit 10.15 to the Registrant’s Annual Report on Form 10-KSB filed with the Securities and Exchange Commission April 15, 2004)

10.17	Brew Application License Agreement between Cellco Partnership d/b/a Verizon Wireless and Dwango North America Inc. Submitted via click through web interface on October 11, 2002 (incorporated by reference to Exhibit 10.16 to the Registrant’s Annual Report on Form 10-KSB filed with the Securities and Exchange Commission April 15, 2004)

10.18	Brew Pricing Terms and Carrier Agreement between Qualcomm Incorporated and Dwango North America, Inc. Submitted via click through on May 21, 2002 (incorporated by reference to Exhibit 10.17 to the Registrant’s Annual Report on Form 10-KSB filed with the Securities and Exchange Commission April 15, 2004)

10.19	Amendment No. 1 to Brew Developer Agreement between Qualcomm Incorporated and Dwango North America, Inc. effective as of May 17, 2002 (incorporated by reference to Exhibit 10.18 to the Registrant’s Annual Report on Form 10-KSB filed with the Securities and Exchange Commission April 15, 2004)

10.20	Mobile Channel Agreement between AT&T Wireless Services, Inc. and Dwango North America, Inc. effective as of September 26, 2002 (incorporated by reference to Exhibit 10.19 to the Registrant’s Annual Report on Form 10-KSB filed with the Securities and Exchange Commission April 15, 2004)

10.21*	Addendum to Mobile Channel Agreement Digital Goods Electronic Wallet between AT&T Wireless Services, Inc. and Dwango North America, Inc., dated September 26, 2002 (incorporated by reference to Exhibit 10.20 to the Registrant’s Annual Report on Form 10-KSB filed with the Securities and Exchange Commission April 15, 2004)

10.22	Letter agreement, dated January 8, 2004 with Alexandra Global Master Fund Ltd. (incorporated by reference to Exhibit 10.21 to the Registrant’s Annual Report on Form 10-KSB filed with the Securities and Exchange Commission April 15, 2004)

10.23	Marilyn Miller notes and extension (incorporated by reference to Exhibit 10.22 to the Registrant’s Annual Report on Form 10-KSB filed with the Securities and Exchange Commission April 15, 2004)

10.24	License Agreement, dated October 29, 2003, between Dwango North America, Inc. and Enorbus Technologies (incorporated by reference to Exhibit 10.23 to the Registrant’s Annual Report on Form 10-KSB filed with the Securities and Exchange Commission April 15, 2004)

10.25	Technology License Agreement, dated August 14, 2002, between Dwango North America, Inc. and Dwango Co. Ltd. (incorporated by reference to Exhibit 10.24 to the Registrant’s Annual Report on Form 10-KSB filed with the Securities and Exchange Commission April 15, 2004)

10.26	Trademarks License Agreement between Dwango company, Ltd. And Dwango North America, Inc., effective as of August 14, 2002 (incorporated by reference to Exhibit 10.25 to the Registrant’s Annual Report on Form 10-KSB filed with the Securities and Exchange Commission April 15, 2004)

10.27	Letter agreement, dated March 19, 2004 with Alexandra Global Master Fund Ltd (incorporated by reference to Exhibit 10.26 to the Registrant’s Annual Report on Form 10-KSB filed with the Securities and Exchange Commission April 15, 2004)

10.28*	Licensing Agreement effective as of March 30, 2004 by and between Dwango North America Corp., RealNetworks, Inc. and Rolling Stone LLC. (incorporated by reference to Amendment No. 1 to the Registrant’s Registration Statement on Form SB-2)

10.29*	Licensing Agreement, effective as of January 14, 2004, between Dwango North America Corp. and ESPN Enterprises, Inc. (incorporated by reference to Amendment No. 1 to the Registrant’s Registration Statement on Form SB-2)

10.30	Placement Agent Agreement dated April 30, 2002 by and among Dwango North America, Inc., HCFP/Brenner Securities, LLC and RG Securities LLC, as amended (incorporated by reference to Amendment No. 1 to the Registrant’s Registration Statement on Form SB-2)

10.31*	Digital Item License and Distribution Agreement, dated June 4, 2004, by and between Nextel Operations, Inc. and Dwango North America Corp. (incorporated by reference to Amendment No. 2 to the Registrant’s Registration Statement on Form SB-2)

10.32*	Amendment No. 1 to Mobile Channel Agreement, dated June 8, 2004, between AT&T Wireless Services and Dwango North America, Inc. (incorporated by reference to Amendment No. 2 to the Registrant’s Registration Statement on Form SB-2)

10.33*	Amendment No. 1 to Digital Item License and Distribution Agreement, effective as of June 18, 2004, between Nextel Operations, Inc. and Dwango North America Corp. (incorporated by reference to Amendment No. 2 to the Registrant’s Registration Statement on Form SB-2)

21	Subsidiaries (incorporated by reference to Amendment No. 1 to the Registrant’s Registration Statement on Form SB-2)

23.1	Consent of Moomjian & Waite, LLP (included in legal opinion filed as Exhibit 5)

23.2	Consent of Eisner LLP

*	Requested Confidential Treatment

Item 28.	Undertakings.

The Registrant hereby undertakes that it will:

(1)	File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) Include any additional or changed material information on the plan of distribution.

(2)	For determining any liability under the Securities Act, treat each post-effective amendment as a new registration statement for the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3)	File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Seattle, State of Washington on the 12th day of August, 2004.

Dwango North America Corp.

By:	/s/ Rick J. Hennessey
Rick J. Hennessey Chief Executive Officer

In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities indicated on August 12, 2004.

Signatures	Title

/s/ Rick J. Hennessey Rick J. Hennessey	Director and Chief Executive Officer (Principal Executive Officer)

/s/ J. Paul Quinn J. Paul Quinn	Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ Alexander U. Conrad Alexander U. Conrad	Director

L. Derrick Ashcroft	Director

Paul Eibeler	Director

/s/ Vishal Bhutani Vishal Bhutani	Director

/s/ James Scibelli James Scibelli	Director

Exhibit Index

Number	Description

2	Agreement and Plan of Reorganization, dated September 19, 2003, among Woodland Hatchery, Inc., Dwango North America, Inc. and the securityholders of Dwango listed therein (incorporated by reference to Exhibit 2.1 to the Registrant’s Current Report on Form 8-K (Date of Report: September 29, 2003) filed with the Securities and Exchange Commission on October 7, 2003)

3.1	Articles of Incorporation, as amended to date (incorporated by reference to Exhibits 3.1 to the Registration Statement on Form SB-2 filed with the Securities and Exchange Commission on September 6, 2001 and Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (Date of Report: September 29, 2003) filed with the Securities and Exchange Commission on October 7, 2003)

3.2	Certificate of Designations of Series A Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (Date of Report: June 14, 2004) filed with the Securities and Exchange Commission on June 21, 2004)

3.3	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K (Date of Report: June 1, 2004) filed with the Securities and Exchange Commission on June 3, 2004)

4.1	Specimen Common Stock Certificate (incorporated by reference to Exhibit 3 the Form 8-A filed with the Securities and Exchange Commission on June 3, 2004)

4.2	Form of 8% Senior Convertible Promissory Note due 2006 (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K (Date of Report: September 29, 2003) filed with the Securities and Exchange Commission on October 7, 2003)

4.3	9% Senior Convertible Note due 2007 issued to Alexandra Global Master Fund Ltd. dated January 8, 2004 (incorporated by reference to Exhibit 4.4 to the Registrant’s Current Report on Form 8-K (Date of Report: December 12, 2003) filed with the Securities and Exchange Commission on January 16, 2004)

4.4	Form of Warrants to purchase 41,722 shares of common stock issued in August 2002 (incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K (Date of Report: September 29, 2003) filed with the Securities and Exchange Commission on October 7, 2003)

4.5	Form of Warrants to purchase an aggregate of 83,444 shares of common stock (incorporated by reference to Exhibit 4.3 to the Registrant’s Current Report on Form 8-K (Date of Report: September 29, 2003) filed with the Securities and Exchange Commission on October 7, 2003)

4.6	Form of Warrants to purchase an aggregate of 2,086,037 shares of common stock (incorporated by reference to Exhibit 4.4 to the Registrant’s Current Report on Form 8-K (Date of Report September 29, 2003) filed with the Securities and Exchange Commission on October 7, 2003)

4.7	Form of Warrants to purchase an aggregate of 417,208 shares of common stock issued to HCFP/Brenner Securities, LLC and RG Securities, LLC for acting as placement agent in connection with the September 2003 private placement (incorporated be reference to Exhibit 4.7 to the Registrant’s Annual Report on Form 10-KSB filed with the Securities and Exchange Commission April 15, 2004)

4.8	Form of Warrants to purchase an aggregate of 250,000 shares of common stock (incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K (Date of Report: December 12, 2003) filed with the Securities and Exchange Commission on January 16, 2004)

4.9	Form of Warrants to purchase an aggregate of 272,784 shares of common stock issued to HCFP Brenner Securities and RG Securities, LLC. (incorporated by reference to Exhibit 4.9 to the Registrant’s Annual Report on Form 10-KSB filed with the Securities and Exchange Commission April 15, 2004)

4.10	Warrant to purchase 708,333 shares of common stock issued to Alexandra Global Master Fund Ltd. dated January 8, 2004 (incorporated by reference to Exhibit 4.5 to the Registrant’s Current Report on Form 8-K (Date of Report: December 12, 2003) filed with the Securities and Exchange Commission on January 16, 2004)

4.11	Form of Registration Rights Agreement relating to 834,465 shares of common stock and 83,444 shares of common stock underlying warrants issued by the registrant in October 2002 (incorporated by reference to Exhibit 4.11 to the Registrant’s Annual Report on Form 10-KSB filed with the Securities and Exchange Commission April 15, 2004)

4.12	Form of Registration Rights Agreement, issued by the registrant in September 2003, relating to 2,086,037 shares of common stock underlying 8% senior convertible notes due 2006 and 2,086,037 shares of common stock underlying warrants issued by the registrant in offering completed in September 2003 (incorporated by reference to Exhibit 4.12 to the Registrant’s Annual Report on Form 10-KSB filed with the Securities and Exchange Commission April 15, 2004)

4.13	Registration Rights Agreement, dated February 4, 2004, among Dwango North America Corp. and the former shareholders of Over-the-Air Wireless, Inc. (incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report Form 8-K (Date of Report: February 4, 2004) filed with the Securities and Exchange Commission on February 19, 2004)

4.14	9% Senior Convertible Note due 2007 issued to Alexandra Global Master Fund Ltd. dated March 19, 2004 (incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K (Date of Report: March 19, 2004) filed with the Securities and Exchange Commission on March 29, 2004)

4.15	Warrant to purchase 958,333 shares of common stock issued to Alexandra Global Master Fund Ltd., dated March 19, 2004 (incorporated by reference to Exhibit 4.3 to the Registrant’s Current Report on Form 8-K (Date of Report: March 19, 2004) filed with the Securities and Exchange Commission on March 29, 2004)

4.16	Subscription Agreement, dated June 14, 2004, between Dwango North America Corp. and Alexandra Global Master Fund Ltd. (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K (Date of Report: June 14, 2004) filed with the Securities and Exchange Commission on June 21, 2004)

4.17	Warrant to purchase 208,333 shares of common stock issued to Alexandra Global Master Fund Ltd. dated June 14, 2004 (incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K (Date of Report: June 14, 2004) filed with the Securities and Exchange Commission on June 21, 2004)

4.18	Subscription Agreement, dated June 14, 2004, between Dwango North America Corp. and Alexandra Global Master Fund Ltd. (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K (Date of Report: July 2, 2004) filed with the Securities and Exchange Commission on July 8, 2004)

4.19	Warrant to purchase 416,667 shares of common stock issued to Alexandra Global Master Fund Ltd. dated July 2, 2004 (incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K (Date of Report: July 2, 2004) filed with the Securities and Exchange Commission on July 8, 2004)

4.20	Subscription Agreement, dated August 2, 2004, between Dwango North America Corp. and Alexandra Global Master Fund Ltd. (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K (Date of Report: August 2, 2004) filed with the Securities and Exchange Commission on August 5, 2004)

4.21	Warrant to purchase 416,667 shares of common stock issued to Alexandra Global Master Fund Ltd. dated August 2, 2004 (incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K (Date of Report: August 2, 2004) filed with the Securities and Exchange Commission on August 5, 2004)

5	Opinion of Moomjian & Waite, LLP

10.1	2003 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s Annual Report on Form 10-KSB filed with the Securities and Exchange Commission April 15, 2004)

10.2	Office Lease Agreement, dated April 25, 2002, by and between Queen Anne Square, LLC and Dwango North America Inc. (incorporated by reference to Exhibit 10.2 to the Registrant’s Annual Report on Form 10-KSB filed with the Securities and Exchange Commission April 15, 2004)

10.3	Office Lease Agreement, dated November 2002, between San Felipe Plaza, Ltd. and Dwango North America, Inc., as amended (incorporated by reference to Exhibit 10.3 to the Registrant’s Annual Report on Form 10-KSB filed with the Securities and Exchange Commission April 15, 2004)

10.4	Bridge Agreement, dated December 12, 2003, between Dwango North America Corp. and Alexandra Global Master Fund Ltd. (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K (Date of Report: December 12, 2003) filed with the Securities and Exchange Commission on January 16, 2004)

10.5	Note Purchase Agreement, dated January 8, 2004, between Dwango North America Corp. and Alexandra Global Master Fund Ltd. (incorporated by reference to Exhibit 4.3 to the Registrant’s Current Report on Form 8-K (Date of Report: December 12, 2003) filed with the Securities and Exchange Commission on January 16, 2004)

10.6	Conversion Agreement, dated January 28, 2004, between Dwango North America Corp. and Robert E. Huntley (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K (Date of Report: January 14, 2004) filed with the Securities and Exchange Commission on January 30, 2004)

10.7	Conversion Agreement, dated January 28, 2004, between Dwango North America Corp. and Paul Eibeler (incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K (Date of Report: January 14, 2004) filed with the Securities and Exchange Commission on January 30, 2004)

10.8	Agreement and Plan of Merger, dated as of February 4, 2004, among Dwango North America Corp., OTA Acquisition Corp., Over-the-Air Wireless, Inc., and the stockholders of Over-the-Air Wireless, Inc. (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K (Date of Report: February 4, 2004) filed with the Securities and Exchange Commission on February 19, 2004)

10.9	Note Purchase Agreement, dated March 19, 2004, between Dwango North America Corp. and Alexandra Global Master Fund Ltd. (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K (Date of Report: March 19, 2004) filed with the Securities and Exchange Commission on March 29, 2004)

10.10	Form of Employment Agreement between Dwango North America Corp. and each of Rick J. Hennessey, David Adams, and Alexander U. Conrad (incorporated by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K (Date of Report: February 4, 2004) filed with the Securities and Exchange Commission on February 19, 2004)

10.11	Form of Assignment of Inventions Agreement between Dwango North America Corp. and each of the former shareholders of Over-the-Air Wireless, Inc. (incorporated by reference to Exhibit 10.4 to the Registrant’s Current Report on Form 8-K (Date of Report: February 4, 2004) filed with the Securities and Exchange Commission on February 19, 2004)

10.12	Software License Agreement between ALLTEL Communications Inc. and Dwango North America Inc. executed December 19, 2003 (incorporated by reference to Exhibit 10.11 to the Registrant’s Annual Report on Form 10-KSB filed with the Securities and Exchange Commission April 15, 2004)

10.13*	Direct Bill Services Agreement between Cingular Wireless LLC and Dwango North America, Inc. executed on January 9, 2004 (incorporated by reference to Exhibit 10.12 to the Registrant’s Annual Report on Form 10-KSB filed with the Securities and Exchange Commission April 15, 2004)

10.14*	Software Distribution Agreement between Motorola, Inc. and Dwango North America, Inc. executed September 24, 2003 (incorporated by reference to Exhibit 10.13 to the Registrant’s Annual Report on Form 10-KSB filed with the Securities and Exchange Commission April 15, 2004)

10.15*	License and Revenue Sharing Agreement between NEC America, Inc. and Dwango North America, Inc. effective January 1, 2003 (incorporated by reference to Exhibit 10.14 to the Registrant’s Annual Report on Form 10-KSB filed with the Securities and Exchange Commission April 15, 2004)

10.16*	Java Wireless Applications Agreement between T-Mobile USA, Inc. and Dwango North America, Inc. effective as of September 3, 2003 (incorporated by reference to Exhibit 10.15 to the Registrant’s Annual Report on Form 10-KSB filed with the Securities and Exchange Commission April 15, 2004)

10.17	Brew Application License Agreement between Cellco Partnership d/b/a Verizon Wireless and Dwango North America Inc. Submitted via click through web interface on October 11, 2002 (incorporated by reference to Exhibit 10.16 to the Registrant’s Annual Report on Form 10-KSB filed with the Securities and Exchange Commission April 15, 2004)

10.18	Brew Pricing Terms and Carrier Agreement between Qualcomm Incorporated and Dwango North America, Inc. Submitted via click through on May 21, 2002 (incorporated by reference to Exhibit 10.17 to the Registrant’s Annual Report on Form 10-KSB filed with the Securities and Exchange Commission April 15, 2004)

10.19	Amendment No. 1 to Brew Developer Agreement between Qualcomm Incorporated and Dwango North America, Inc. effective as of May 17, 2002 (incorporated by reference to Exhibit 10.18 to the Registrant’s Annual Report on Form 10-KSB filed with the Securities and Exchange Commission April 15, 2004)

10.20	Mobile Channel Agreement between AT&T Wireless Services, Inc. and Dwango North America, Inc. effective as of September 26, 2002 (incorporated by reference to Exhibit 10.19 to the Registrant’s Annual Report on Form 10-KSB filed with the Securities and Exchange Commission April 15, 2004)

10.21*	Addendum to Mobile Channel Agreement Digital Goods Electronic Wallet between AT&T Wireless Services, Inc. and Dwango North America, Inc., dated September 26, 2002 (incorporated by reference to Exhibit 10.20 to the Registrant’s Annual Report on Form 10-KSB filed with the Securities and Exchange Commission April 15, 2004)

10.22	Letter agreement, dated January 8, 2004 with Alexandra Global Master Fund Ltd. (incorporated by reference to Exhibit 10.21 to the Registrant’s Annual Report on Form 10-KSB filed with the Securities and Exchange Commission April 15, 2004)

10.23	Marilyn Miller notes and extension (incorporated by reference to Exhibit 10.22 to the Registrant’s Annual Report on Form 10-KSB filed with the Securities and Exchange Commission April 15, 2004)

10.24	License Agreement, dated October 29, 2003, between Dwango North America, Inc. and Enorbus Technologies (incorporated by reference to Exhibit 10.23 to the Registrant’s Annual Report on Form 10-KSB filed with the Securities and Exchange Commission April 15, 2004)

10.25	Technology License Agreement, dated August 14, 2002, between Dwango North America, Inc. and Dwango Co. Ltd. (incorporated by reference to Exhibit 10.24 to the Registrant’s Annual Report on Form 10-KSB filed with the Securities and Exchange Commission April 15, 2004)

10.26	Trademarks License Agreement between Dwango company, Ltd. And Dwango North America, Inc., effective as of August 14, 2002 (incorporated by reference to Exhibit 10.25 to the Registrant’s Annual Report on Form 10-KSB filed with the Securities and Exchange Commission April 15, 2004)

10.27	Letter agreement, dated March 19, 2004 with Alexandra Global Master Fund Ltd (incorporated by reference to Exhibit 10.26 to the Registrant’s Annual Report on Form 10-KSB filed with the Securities and Exchange Commission April 15, 2004)

10.28*	Licensing Agreement effective as of March 30, 2004 by and between Dwango North America Corp., RealNetworks, Inc. and Rolling Stone LLC. (incorporated by reference to Amendment No. 1 to the Registrant’s Registration Statement on Form SB-2)

10.29*	Licensing Agreement, effective as of January 14, 2004, between Dwango North America Corp. and ESPN Enterprises, Inc. (incorporated by reference to Amendment No. 1 to the Registrant’s Registration Statement on Form SB-2)

10.30	Placement Agent Agreement dated April 30, 2002 by and among Dwango North America, Inc., HCFP/Brenner Securities, LLC and RG Securities LLC, as amended (incorporated by reference to Amendment No. 1 to the Registrant’s Registration Statement on Form SB-2)

10.31*	Digital Item License and Distribution Agreement, dated June 4, 2004, by and between Nextel Operations, Inc. and Dwango North America Corp. (incorporated by reference to Amendment No. 2 to the Registrant’s Registration Statement on Form SB-2)

10.32*	Amendment No. 1 to Mobile Channel Agreement, dated June 8, 2004, between AT&T Wireless Services and Dwango North America, Inc. (incorporated by reference to Amendment No. 2 to the Registrant’s Registration Statement on Form SB-2)

10.33*	Amendment No. 1 to Digital Item License and Distribution Agreement, effective as of June 18, 2004, between Nextel Operations, Inc. and Dwango North America Corp. (incorporated by reference to Amendment No. 2 to the Registrant’s Registration Statement on Form SB-2)

21	Subsidiaries (incorporated by reference to Amendment No. 1 to the Registrant’s Registration Statement on Form SB-2)

23.1	Consent of Moomjian & Waite, LLP (included in legal opinion filed as Exhibit 5)

23.2	Consent of Eisner LLP

*	Requested Confidential Treatment